Exhibit 99.8

PUBLIC ACCOUNTS 2013-2014

VOLUME 1

CONSOLIDATED FINANCIAL STATEMENTS OF THE GOUVERNEMENT DU QUÉBEC

Fiscal year ended March 31, 2014

Published in accordance with section 86
of the Financial Administration Act (CQLR, chapter A-6.001)

Public Accounts 2013-2014 - Volume 1

Legal deposit - Bibliothèque et Archives nationales du Québec
November 2014

ISSN 0706-2850 (Print version)
ISSN 1925-1823 (PDF)

© Gouvernement du Québec, 2014

His Honour the Honourable Pierre Duchesne
Lieutenant-Governor of Québec
Parliament Building
Québec

Your Honour,

I am pleased to present you with the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2014.

Carlos Leitão
Minister of Finance

Québec, November 2014

Mr. Carlos Leitão
Minister of Finance
Parliament Building
Québec

Dear Minister,

In accordance with the commission entrusted to me, I have the honour of presenting the Public Accounts of the Gouvernement du Québec for the fiscal year ended March 31, 2014. These accounts have been prepared under section 86 of the Financial Administration Act (CQLR, chapter A-6.001), in accordance with the Government's accounting policies.

Respectfully yours,

Simon-Pierre Falardeau, CPA, CA
Comptroller of Finance

Québec, October 2014

PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

TABLE OF CONTENTS

PRESENTATION OF THE PUBLIC ACCOUNTS			11

ANALYSIS OF THE CONSOLIDATED FINANCIAL STATEMENTS

1.	HIGHLIGHTS FOR THE 2013-2014 FISCAL YEAR		15
2.	OVERVIEW OF BUDGET 2013-2014		17
3.	RISKS AND UNCERTAINTIES		19
4.	BALANCED BUDGET ACT		21
5.	VARIANCE ANALYSIS		23
	5.1	COMPARISON OF ACTUAL RESULTS WITH THE BUDGET	24
	5.2	COMPARISON OF ACTUAL RESULTS WITH THE PREVIOUS FISCAL YEAR	27
6.	ANALYSIS OF MAIN TRENDS		31
7.	RESULTS OF THE INDICATOR ANALYSIS		43
APPENDIX 1 - FINANCIAL STATISTICS			55
APPENDIX 2 - INFORMATION BY REPORTING SECTOR			61
APPENDIX 3 - GLOSSARY			65

CONSOLIDATED FINANCIAL STATEMENTS

STATEMENT OF RESPONSIBILITY			73
INDEPENDENT AUDITOR’S REPORT			75
CONSOLIDATED STATEMENT OF OPERATIONS			81
CONSOLIDATED STATEMENT OF ACCUMULATED DEFICIT			82
CONSOLIDATED STATEMENT OF FINANCIAL POSITION			83
CONSOLIDATED STATEMENT OF CHANGE IN NET DEBT			84
CONSOLIDATED STATEMENT OF CASH FLOW			85

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	SIGNIFICANT ACCOUNTING POLICIES	87
2.	MEASUREMENT UNCERTAINTY	99
3.	ACCOUNTING CHANGES	100
4.	TAX-FUNDED TRANSFERS	101
5.	DUTIES AND PERMITS	102
6.	CASH	103
7.	SHORT-TERM INVESTMENTS	104
8.	ACCOUNTS RECEIVABLE	105
9.	LOANS AND PORTFOLIO INVESTMENTS	106
10.	GENERATIONS FUND	109
11.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES	111
12.	DEFERRED REVENUE	112
13.	OTHER LIABILITIES	114
14.	FEDERAL GOVERNMENT TRANSFERS TO BE REPAID	115
15.	PENSION PLANS AND OTHER EMPLOYEE FUTURE BENEFITS	116
16.	RISK MANAGEMENT AND DERIVATIVE INSTRUMENTS	130
17.	DEBTS	132
18.	FIXED ASSETS	138
19.	CONTRACTUAL OBLIGATIONS	141
20.	LOAN GUARANTEES	146
21.	CONTINGENCIES	149
22.	CASH FLOW INFORMATION	150
23.	ASSET-BACKED TERM NOTES (ABTNS)	152
24.	COMPARATIVE FIGURES	155

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

APPENDICES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.	NATIONAL ASSEMBLY, APPOINTED PERSONS, GOVERNMENT DEPARTMENTS AND BODIES WHOSE FINANCIAL TRANSACTIONS WERE CONDUCTED FROM THE GENERAL FUND OF THE CONSOLIDATED REVENUE FUND	157
2.	GOVERNMENT BODIES, SPECIAL FUNDS AND SINKING FUNDS	159
3.	ORGANIZATIONS IN THE GOVERNMENT’S HEALTH AND SOCIAL SERVICES AND EDUCATION NETWORKS	162
4.	GOVERNMENT ENTERPRISES	172
5.	GOVERNMENT DEPARTMENTS AND BODIES THAT CONDUCT FIDUCIARY TRANSACTIONS NOT INCLUDED IN THE GOVERNMENT'S REPORTING ENTITY	173
6.	REVENUE	174
7.	EXPENDITURE	175
8.	INVESTMENT IN GOVERNMENT ENTERPRISES	176
9.	SEGMENT DISCLOSURES	185
10.	FIDUCIARY TRANSACTIONS CONDUCTED BY THE GOVERNMENT	189

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

Presentation of the Public Accounts

The 2013-2014 Public Accounts present the financial position of the Gouvernement du Québec and its operations. They include a financial analysis to increase their usefulness and transparency. The analysis presents the changes in the main trends for the major consolidated financial statement items.

The Ministère des Finances considers that the use of indicators is efficient for studying changes in the state of the Government’s finances. Therefore, eleven indicators are presented in the section “Analysis of the consolidated financial statements”.

The 2013-2014 Public Accounts present information on the actual results for the fiscal year ended March 31, 2014. The initial forecasts of the results for this fiscal year were presented in Budget 2013-2014 on November 20, 2012 and revised in the March 28, 2013 Update on Québec’s Economic and Financial Situation and in the November 28, 2013 Update on Québec’s Economic and Financial Situation. The preliminary results were presented in Budget 2014-2015 on June 4, 2014. The comparative analysis with the Budget that appears in the present publication was made using the initial forecasts in Budget 2013-2014 according to the standards adopted by the Public Sector Accounting Board (PSAB).

The Public Accounts for the fiscal year ended March 31, 2014 have been prepared by the Comptroller of Finance for the Minister of Finance in accordance with the accounting policies established by the Conseil du trésor and pursuant to the provisions of section 86 of the Financial Administration Act (CQLR, chapter A-6.001). They are published in two volumes.

Preparing the Public Accounts requires the participation and collaboration of many employees from different government departments, funds, bodies, and organizations in the health and social services and education networks as well as employees from government enterprises. We would like to thank all of them for their help in publishing these documents.

Volume 1 – Consolidated financial statements of the Gouvernement du Québec

Volume 1 presents the consolidated financial statements of the Gouvernement du Québec, as well as a financial analysis that facilitates understanding of the transactions carried out in fiscal 2013-2014.

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

Presentation of the Public Accounts (cont’d)

The consolidated financial statements consist of many items:

  A consolidated statement of operations, which accounts for the annual surplus or deficit arising from operations during the fiscal year. It presents the Government’s revenue, the cost of services and other expenses for the year.

  A consolidated statement of accumulated deficit, which shows the change in the accumulated deficit taking into consideration the results for the fiscal year, items charged directly to it and various restatements stemming from accounting changes.

  A consolidated statement of financial position, which presents the financial resources of the Gouvernement du Québec as well as its obligations. It establishes the net debt, which consists of the accumulated deficit and non-financial assets.

  A consolidated statement of change in net debt, which accounts for the combined effect on the net debt of the results for the fiscal year, the change in non-financial assets, items charged directly to the accumulated deficit and restatements stemming from accounting changes.

  A consolidated statement of cash flow, which provides information on the Government’s liquid assets generated by or used during the fiscal year within the context of operating, equity investment, fixed asset investment and financing activities.

  Notes and appendices, which provide additional information on the items of the consolidated financial statements and which are an integral part of the consolidated financial statements. They also include a summary of the main accounting policies used to prepare the consolidated financial statements, as well as consolidated information by government mission on operations.

In accordance with the Auditor General Act (CQLR, chapter V-5.01), the Auditor General of Québec prepares, as an independent auditor, a report included with the Government’s consolidated financial statements in which he expresses his opinion on the financial statements.

Volume 2 – Financial information on the Consolidated Revenue Fund: general fund and special funds

Volume 2 présents the financial information on the Consolidated Revenue Fund, which is made up of the general fund and the special funds. This volume is divided into two parts. The first part reports on the revenue of government departments and budget-funded bodies, their authorized appropriations, the expenses and other costs charged to each of these appropriations and, lastly, the financial operations of the specified purpose accounts they administer. The second part presents the revenue of the special funds as well as their approved and realized expenses and investments.

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ANALYSIS

OF THE

CONSOLIDATED

FINANCIAL STATEMENTS

ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

1 .	Highlights for the 2013-2014 fiscal year

Consolidated operations
FISCAL YEAR ENDED MARCH 31, 2014
(in millions of dollars)

Note: Based on the data presented in the summary of consolidated operations on page 23.

(1)

Own-source revenue includes Generations Fund revenue of $1 039 M, $1 121 M and $961 M for Budget 2013-2014 of November 20, 2012, for actual 2013-2014 results and for actual 2012-2013 results, respectively.

(2)	The anticipated annual surplus includes a $400 M contingency reserve.
(3)	Total revenue and the annual deficit for 2012-2013 include the loss of $1 876 M arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station.

Budget balance

In Budget 2013-2014 of November 20, 2012, the Government forecast an annual surplus of $1 039 million. Taking into account the allocation of $1 039 million in revenue to the Generations Fund, the anticipated budget balance within the meaning of the Balanced Budget Act1 was zero.

The results for fiscal 2013-2014 show an annual deficit of $1 703 million. Taking into account the deposit of $1 121 million in dedicated revenues in the Generations Fund, the budget balance within the meaning of the Balanced Budget Act was in deficit by $2 824 million, which represents an upward adjustment of the deficit by $2 824 million compared with the Budget forecast.

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1 CQLR, chapter E-12.00001

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

1.	Highlights for the 2013-2014 fiscal year (cont’d)

Consolidated revenue

Total consolidated revenue stood at $93 231 million, which represents a downward revision of $1 961 million, or -2.1%, compared with the Budget. It was up $5 392 million, or 6.1%, relative to fiscal 2012-2013.

  The difference between revenue for the current fiscal year and the figure announced in the initial Budget can be explained by the fact that revenue from income and property taxes, from consumption taxes and from duties and permits was, respectively, $1 846 million, $988 million and $17 million lower than expected. This was offset in part by increases of $97 million in miscellaneous revenue, $322 million in revenue from government enterprises, $82 million in Generations Fund revenue and $389 million in federal government transfers.

  The increase of $5 392 million in revenue for the current fiscal year relative to the previous fiscal year can be attributed primarily to increases of $793 million in revenue from income and property taxes, $1 056 million in consumption taxes, $114 million in duties and permits, $2 198 million in revenue from government enterprises, mainly due to the recording of the loss of $1 876 million in 2012-2013 arising from the closure of Hydro-Québec’s Gentilly-2 nuclear generating station, $160 million in Generations Fund revenue and $1 033 million in federal government transfers due, in particular, to the federal compensation for harmonization of the QST with the GST.

Consolidated expenditure

Consolidated expenditure stood at $94 934 million, which represents an upward adjustment of $1 181 million, or 1.3%, compared with the Budget forecast. Relative to the previous fiscal year, consolidated expenditure rose by $4 580 million.

  Budget 2013-2014 forecast a growth rate of 3.0% for consolidated expenditure, whereas the actual rate was 5.1%. This higher-than-anticipated growth can be attributed mainly to an upward adjustment of $1 013 million in 2013-2014 for the “Education and Culture” mission compared with the forecast.

  The increase of $4 580 million in expenditure for fiscal 2013-2014 relative to the previous fiscal year is due to spending increases of $1 585 million for the “Health and Social Services” mission, $1 080 million for the “Education and Culture” mission, $570 million for the “Economy and Environment” mission, $210 million for the “Support for Individuals and Families” mission, $376 million for the “Administration and Justice” mission and $759 million for debt service.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

2.	Overview of Budget 2013-2014

The annual surplus forecast in Budget 2013-2014 was $1 039 million. After the allocation of $1 039 million in revenue to the Generations Fund, the anticipated budget balance was zero.

Own-source revenue – General fund

The own-source revenue of the general fund, excluding that from government enterprises and that of the Generations Fund, was expected to increase by 5.9%. This anticipated increase, which surpassed economic growth, was due in particular to efforts to fight tax evasion, and to increases in the compensation tax on financial institutions and in the specific taxes on tobacco products and alcoholic beverages.

Consolidated own-source revenue

Budget 2013-2014 forecast that consolidated own-source revenue would grow by 5.6%. This rate excludes revenue dedicated to the Generations Fund and from government enterprises.

Revenue from government enterprises

Excluding the impact of the loss arising from discontinued operations following the closure of Hydro-Québec’s Gentilly-2 nuclear generating station, revenue from government enterprises was supposed to rise by 3.8% mainly because of an increase in the net earnings of Hydro-Québec, Loto-Québec and the Société des alcools du Québec.

Revenue dedicated to the Generations Fund

Budget 2013-2014 forecast that the revenue of the Generations Fund would reach $1 039 million. This revenue, which is recorded in the Government's consolidated financial statements, was applied against the budget balance within the meaning of the Balanced Budget Act.

Consolidated federal government transfers

Consolidated federal government transfer revenue was expected to rise by 2.6% in 2013-2014. This change can be explained mainly by the payment of the second instalment of federal compensation for harmonization of the sales taxes and by the decline in specified purpose account revenue due to the end of federal infrastructure stimulus programs.

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

2.	Overview of Budget 2013-2014 (cont’d)

Program spending – General fund

Budget 2013-2014 anticipated that general fund program spending would rise by 1.8%. It forecast an increase of $1.0 billion in the budget of the Ministère de la Santé et des Services sociaux, $183 million in the budget of the Ministère de l’Éducation, du Loisir et du Sport, $122 million in the budget of the Ministère de l’Enseignement supérieur, de la Recherche, de la Science et de la Technologie and $77 million in the budget of the Ministère de la Famille. The global budget of the other departments was expected to decrease by $272 million. For fiscal 2013-2014, the spending forecasts for the Ministère de la Santé et des Services sociaux, the Ministère de l’Éducation, du Loisir et du Sport and the Ministère de l’Enseignement supérieur, de la Recherche, de la Science et de la Technologie were $31.3 billion, $10.2 billion and $6.3 billion respectively.

Consolidated spending (excluding debt service)

Budget 2013-2014 forecast growth of 2.3% in consolidated spending, excluding debt service. Apart from the explanations for the general fund presented earlier, this growth was due in part to the anticipated growth in spending by the special funds, particularly the Fund to Finance Health and Social Services Institutions and the Land Transportation Network Fund, offset by a reduction in specified purpose account spending due to the end of federal infrastructure stimulus programs.

Consolidated debt service

Debt service was expected to climb by 8.0%. This change was attributed to the anticipated increase in interest rates, growth in the debt and the impact of past returns of the Caisse de dépôt et placement du Québec on the income of the Retirement Plans Sinking Fund (this income is applied against the interest on the pension plan obligations).

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

3.	Risks and uncertainties

The following factors are elements of risk and uncertainty that are not directly dependent on the Government but that can cause actual results to differ from forecast results, particularly:

  the economic forecasts the Government uses to determine its annual budgetary revenue, particularly those concerning changes in economic growth, employment and the Consumer Price Index. For example, a 1.0% difference in nominal GDP has an impact of about $500 million on the Government’s own-source revenue;

  the level of program spending, whose cost is related to the economic situation. For example, changes in the labour market affect the cost of employment assistance and income security programs.
  Similarly, in the health sector, the aging of the population raises the risk of cost overruns for medication and public services;

  the economic, taxation and population data the Government uses to determine revenue from federal government transfers, as well as the negotiations carried out regularly with the federal government.
  These data and negotiations can both affect federal government transfer revenue;

  unforeseen situations such as natural catastrophes, work stoppages, etc.;

  the change in interest rates, which has an impact on debt service, is presented in Note 16 (p. 130, 131) of the consolidated financial statements;

  the risk that a financial intermediary will default on its contractual obligations (credit risk) is presented in Note 16 (p. 130, 131) of the consolidated financial statements;

  the settlement of certain claims and lawsuits pending against the Government before the courts, which are presented in Note 21 (p. 149) of the consolidated financial statements.

The consolidated financial statements also set forth in Note 2 (p. 99) the uncertainties to which the estimates needed to prepare these statements are subject.

To reduce its exposure to risk, the Government develops management strategies for some of these variables. With the help of economic, fiscal and budgetary policies, the Government can influence its revenue and expenditure (other than debt service) by:

  using forecasts that reflect the consensus of forecasters;

  monitoring economic, budgetary and financial indicators, including the monthly reports on its budgetary revenue and expenditure, and monitoring the results of the consolidated entities;

  implementing economic support measures;

  using the contingency reserve. Budget 2013-2014 included a contingency reserve of $400 million for 2013-2014.

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

3.	Risks and uncertainties (cont’d)

A government cannot prevent a recession or the impact of an economic slowdown single-handedly. However, it has the necessary means to play a stabilizing role in order to offset the effects of an economic slowdown and speed up the recovery.

In addition, financing policies also lead the Government to have an impact on its debt service through various strategies, as described in detail in Note 16 (p. 130, 131) of the consolidated financial statements.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

4.	Balanced Budget Act

Budget balance

The Balanced Budget Act stipulates that the Québec government may not incur a budgetary deficit. However, the sections of the Act prohibiting such a deficit were not applicable to fiscal 2009-2010 to 2012-2013.

Fiscal 2013-2014 ended with a budget balance in deficit by $2 824 million, taking into account, in accordance with the Act, the allocation of $1 121 million to the Generations Fund.

Given the current budgetary situation, the achievement of a balanced budget, which was forecast for 2013-2014, has been postponed for two years. In this context, the Government will propose amendments to the Act in order to establish that the return to a balanced budget will be achieved in fiscal 2015-2016, set the budgetary objective to be reached for fiscal 2014-2015 and allow the budgetary deficits recognized for fiscal 2013-2014 and 2012-2013.

Budget balance within the meaning of the Balanced Budget Act
FISCAL YEAR ENDED MARCH 31, 2014
(in millions of dollars)

	Budget	Actual results as at
	2013-2014	March 31, 2014

Annual surplus (deficit)	1 039	(1 703)
Revenue of the Generations Fund
Revenue	(1 039)	(1 121)
Budget balance	-	(2 824)

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

4.	Balanced Budget Act (cont’d)

Generations Fund

Budget 2013-2014 forecast that the revenue of the Generations Fund would amount to $1 039 million. Ultimately, the fund's revenue stood at $1 121 million, or $82 million more than forecast. This change can be attributed primarily to the fact that realized investment income and water-power royalties were higher than expected. The fund’s balance was $5 659 million as at March 31, 2014 taking into account the revenue for the year as well as the deposit from the Territorial Information Fund and the sums used to repay debts.

Revenue
FISCAL YEAR ENDED MARCH 31, 2014
(in millions of dollars)

	2014		2013
	Budget	Actual results as	Actual results as
	2013-2014	at March 31	at March 31

Revenue
Water-power royalties	746	763	717
Unclaimed property	12	19	12
Investment income	281	339	232

Total revenue	1 039	1 121	961

Change in Generations Fund balance
FISCAL YEAR ENDED MARCH 31, 2014
(in millions of dollars)

	2014	2013

Opening balance	5 238	4 277

Deposit from the Territorial Information Fund	300
Revenue	1 121	961
	6 659	5 238

Sums used to repay debts	1 000	—

Closing balance	5 659	5 238

Note: Based on the data presented on pages 109 and 110 of the consolidated financial statements.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

5.	Variance analysis

Summary of consolidated operations
FISCAL YEAR ENDED MARCH 31, 2014
(in millions of dollars)

							Change
							compared with
		Actual results	Change		Actual results		actual results for
	Budget	as at	compared with		as at		the previous
	2013-2014	March 31, 2014	Budget		March 31, 2013	(1)	fiscal year
			$	%			$	%

REVENUE
Income and property taxes	41 711	39 865	(1 846)	(4.4)	39 072		793	2.0
Consumption taxes	18 123	17 135	(988)	(5.5)	16 079		1 056	6.6
Duties and permits	2 215	2 198	(17)	(0.8)	2 084		114	5.5
Miscellaneous revenue	8 835	8 932	97	1.1	8 894		38	0.4
Revenue from government enterprises	5 108	5 430	322	6.3	3 232	(2)	2 198	68.0
Revenue of the Generations Fund	1 039	1 121	82	7.9	961		160	16.6
Own-source revenue	77 031	74 681	(2 350)	(3.1)	70 322		4 359	6.2
Federal government transfers	18 161	18 550	389	2.1	17 517		1 033	5.9
Total revenue	95 192	93 231	(1 961)	(2.1)	87 839		5 392	6.1

EXPENDITURE
Health and Social Services	35 604	35 602	(2)		34 017		1 585	4.7
Education and Culture	19 607	20 620	1 013	5.2	19 540		1 080	5.5
Economy and Environment	11 778	11 859	81	0.7	11 289		570	5.0
Support for Individuals and Families	9 188	9 543	355	3.9	9 333		210	2.3
Administration and Justice	6 707	6 712	5	0.1	6 336		376	5.9
Sub-total	82 884	84 336	1 452	1.8	80 515		3 821	4.7
Debt service	10 869	10 598	(271)	(2.5)	9 839		759	7.7
Total expenditure	93 753	94 934	1 181	1.3	90 354		4 580	5.1
Contingency reserve	(400)		400	(100.0)
ANNUAL SURPLUS (DEFICIT)	1 039	(1 703)	(2 742)	n/a	(2 515)		812	n/a

(1)	Certain figures for 2012-2013 have been reclassified for consistency with the presentation adopted as at March 31, 2014.
(2)

In fall 2012, the decision was made to abandon the project to refurbish the Gentilly-2 nuclear generating station and to terminate Hydro-Québec’s nuclear power operations. The abandonment of the project led to a loss of $1 876 M in fiscal 2012-2013.

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

5.	Variance analysis (cont’d)

5.1	Comparison of actual results with the Budget

Consolidated revenue

Consolidated revenue for fiscal 2013-2014 was $1 961 million less than forecast in the Budget, owing to a downward revision of $2 350 million in own-source revenue that was offset in part by an upward revision of $389 million in federal government transfers.

Own-source revenue

The downward revision of $2 350 million in own-source revenue compared with the Budget results mainly from the combination of the following changes:

  revenue from income and property taxes that was $1 846 million lower than expected, due in particular to:

— ower-than-anticipated personal income tax revenue, reflected, in particular, by weaker-than-expected salaries and wages;

— weaker-than-anticipated growth in corporate tax revenue, which can be explained primarily by the lower-than-anticipated net operating surplus of corporations.

  a $988-million downward revision in consumption tax revenue, stemming notably from lower-than- anticipated Québec sales tax (QST) revenue due to lower-than-forecast growth in household consumption and residential construction;

  a $97-million upward revision in miscellaneous revenue, which can be attributed largely to growth in the miscellaneous revenue of organizations in the education network;

  a $322-million upward adjustment in revenue from government enterprises, owing to the fact that Hydro-Québec’s results were better than expected because of the cold weather in winter 2014 and higher export revenue;

  an $82-million upward adjustment in Generations Fund revenue, due primarily to the fact that realized investment income and water-power royalties were higher than anticipated.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

5.	Variance analysis (cont’d)

5.1	Comparison of actual results with the Budget (cont’d)

Consolidated revenue (cont’d)

Consolidated federal government transfers

Federal government transfers were $389 million higher than forecast in Budget 2013-2014. This difference can be explained in particular by a $255-million upward adjustment in equalization payments, resulting from, among other things, an improvement in Ontario’s economic situation, which increased its relative fiscal capacity and thereby led to equalization gains for the other recipient provinces, including Québec.

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

5.	Variance analysis (cont’d)

5.1	Comparison of actual results with the Budget (cont’d)

Consolidated expenditure

Total consolidated expenditure for fiscal 2013-2014, excluding debt service, stood at $84 336 million, which represents an upward adjustment of $1 452 million compared with the Budget. The main differences in the consolidated expenditure for each mission can be attributed to:

  a $1 013-million increase in spending for the “Education and Culture” mission, resulting mainly from:

— a $197-million rise in spending by the Ministère de l’Éducation, du Loisir et du Sport, due primarily to the impact of the new actuarial valuations of the pension plans determined after the November 20, 2012 Budget was tabled;

— growth of $150 million in spending by school boards, owing to lower-than-anticipated expenditure savings as forecast in the Budget;

— an increase of $295 million in subsidies paid to private universities by the Ministère de l’Enseignement supérieur, de la Recherche, de la Science et de la Technologie, arising mainly from an increase in university clientele;

— a $66-million climb in spending related to the tax credit for film production compared with the figure forecast;

  an $81-million increase in spending for the “Economy and Environment” mission, stemming notably from growth of $79 million in spending related to the tax credit for the construction of public access roads and bridges in forest areas compared with the figure forecast;

  a $355-million increase in spending for the “Support for Individuals and Families” mission, which can be explained in particular by:

— growth of $172 million in spending related to the tax credit for childcare expenses;

— a rise of $85 million in spending by the Ministère de l’Emploi et de la Solidarité sociale, owing mainly to an increase in last resort financial assistance.

The actual and forecast consolidated expenditure of both the “Health and Social Services” mission and the “Administration and Justice” mission were comparable. The increase in spending due to the impact of the new actuarial valuations of the pension plans for employees in the health network and the civil service, the unanticipated expenditures of $263 million related to the July 6, 2013 railway accident in Lac-Mégantic and the $50 million in spending to prepare for the April 2014 general election were offset by lower program spending for these missions.

Consolidated debt service was $271 million less than forecast in Budget 2013-2014, mainly because of weaker-than-expected interest rates.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

5.	Variance analysis (cont’d)

5.2	Comparison of actual results with the previous fiscal year

Consolidated revenue

The Government's total revenue for fiscal 2013-2014 was up $5 392 million from the previous fiscal year, as a result of an increase of $4 359 million in own-source revenue and $1 033 million in federal government transfers.

Own-source revenue

The increase of $4 359 million, or 6.2%, in own-source revenue is due to:

  a $793-million climb in revenue from income and property taxes, caused primarily by:

— an increase of $1 133 million in personal income tax revenue particularly because of growth in the average weekly remuneration and number of jobs compared with the previous fiscal year, an increase of 1.75 percentage points in the tax rate for individuals earning over $100 000 and a rise in retirement income;

— a decline of $409 million in corporate tax revenue, due primarily to a decrease in the net operating surplus of corporations, which reduced their tax instalments;

  a $1 056-million rise in revenue from consumption taxes, resulting mainly from:

— growth of $720 million in sales tax revenue, attributable particularly to the harmonization of the QST with the GST as of January 1, 2013 for financial institutions, an increase in retail sales and the results of tax recovery activities;

— growth of $160 million in fuel tax revenue, stemming mainly from the increase of 1 cent per litre in the specific taxes on gasoline and diesel fuel as of April 1, 2013;

— a $103-million rise in revenue from the tobacco tax, due in particular to the increase in the specific tax on tobacco as of November 21, 2012;

— a $71-million climb in revenue from the tax on alcoholic beverages, stemming in particular from the increase in the specific tax on such beverages as of November 21, 2012;

  growth of $114 million in revenue from duties and permits, which is explained mainly by:

— an increase of $179 million in forestry rights, attributable mainly to the new forest regime established under the Sustainable Forest Development Act;

— a $21-million rise in registration fees;

— a $147-million decrease in mining duties due to a decline in mining profits, caused in particular by the drop in the price of certain mineral substances, and to an increase in mining companies’ production costs;

— a $24-million climb in revenue from other duties and permits;

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5.	Variance analysis (cont’d)

5.2	Comparison of actual results with the previous fiscal year (cont’d)

Consolidated revenue (cont’d)

  growth of $38 million in miscellaneous revenue, stemming notably from:

— a $30-million increase in toll revenue from Autoroute 25 and Autoroute 30;

  a $2 198-million increase in revenue from government enterprises, due primarily to the loss, in 2012-2013, of $1 876 million arising from the closure of Hydro-Québec’s Gentilly-2 nuclear generating station;

  a $160-million climb in Generations Fund revenue, resulting mainly from an increase in investment income and water-power royalties.

Federal government transfers

The increase of $1 033 million, or 5.9%, in federal government transfers, can be explained in particular by:

  growth of $734 million in revenue from federal compensation related to the harmonization of the sales taxes. Federal compensation for harmonization of the QST with the GST amounted to $2 200 million and was paid in two instalments, one of $1 467 million in 2013-2014 and another of $733 million in 2012-2013. This revenue, forecast in the 2013-2014 Budget Plan of November 20, 2012, was accounted for in conformity with Canadian public sector accounting standards and in accordance with the conditions provided for in the agreement;

  a $498-million rise in health transfer revenue;

  an increase of $442 million in equalization revenue, resulting from, among other things, an improvement in Ontario’s economic situation, which increased its relative fiscal capacity, thereby leading to equalization gains for the other recipient provinces, including Québec;

  a decrease of $362 million in protection payments, given that Québec was not eligible for such payments in 2013-2014;

  a decline of $327 million in revenue from other programs, resulting in particular from:

— a $93-million decrease in revenue related to the agreement on the transfer of a portion of the federal excise tax on gasoline, which ended on March 31, 2014. This agreement contributed to funding for local and municipal infrastructures;

— a drop of $39 million in the amount to be repaid to the federal government in respect of the former youth allowance program;

— a $20-million decline in revenue following the end of the Police Officers Recruitment Fund (a trust fund) in 2012-2013.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
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5.	Variance analysis (cont’d)

5.2	Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure

The increase of $3 821 million, or 4.7%, in expenditure excluding debt service can be attributed to the following changes:

  an increase of $1 585 million, or 4.7%, in spending for the “Health and Social Services” mission, resulting notably from:

— growth of $1 365 million in labour costs resulting in particular from:

— a $725-million increase in the remuneration paid to general practitioners and specialists;

— growth of $489 million in the remuneration expenses of institutions in the health and social services network, attributable mainly to the salary indexation of 1.75% provided for in the collective agreements as of April 1, 2013;

— a $120-million increase in the pension expense, attributable primarily to the new actuarial valuations for public and parapublic sector employees;

— a $220-million climb in transfer and operating expenditures, owing in particular to:

— subsidies paid by the Ministère de la Santé et des Services sociaux to community organizations and private institutions;

— the cost of medical and surgical supplies;

— the depreciation expense for the fixed assets of institutions in the health and social services network;

— the tax credit for home-support services for seniors;

  an increase of $1 080 million, or 5.5%, in spending for the “Education and Culture” mission, resulting in particular from:

— the $375-million climb in the remuneration expenses of school boards, stemming from salary indexation, salary scale progression, an increase in student clientele and a decline in the teacher-student ratio, leading to the hiring of additional staff;

— a $255-million increase in subsidies paid by the Ministère de l’Enseignement supérieur, de la Recherche, de la Science et de la Technologie, arising mainly from an increase in CEGEP and university clientele;

— a $215-million increase in the pension expense, attributable primarily to the new actuarial valuations for public and parapublic sector employees;

— a rise of $77 million in the amount related to the refundable tax credit for film production;

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5.	Variance analysis (cont’d)

5.2	Comparison of actual results with the previous fiscal year (cont’d)

Consolidated expenditure (cont’d)

  an increase of $570 million, or 5.0%, in spending for the “Economy and Environment” mission due notably to:

— a $310-million rise in the expenditures of the Land Transportation Network Fund, resulting mainly from an increase in the depreciation expense for fixed assets, arising from transportation infrastructure investments and growth in the cost of maintaining the road network;

— a $200-million increase in the amounts relating to the refundable tax credits for resources, multimedia titles and research and development activities;

— growth of $96 million in the expense related to the allowance for losses on guaranteed financial initiatives;

  an increase of $210 million, or 2.3%, in spending for the “Support for Individuals and Families” mission, stemming in particular from:

— a $98-million climb in the amount related to the tax credits claimed for childcare expenses and child assistance;

— a rise of $86 million in subsidies granted by the Ministère de la Famille, stemming mainly from the increase in costs attributable to spaces in existing childcare services and the increase in the number of spaces;

  an increase of $376 million, or 5.9%, in spending for the “Administration and Justice” mission, resulting notably from:

— expenditures of $263 million related to the railway accident in Lac-Mégantic on July 6, 2013;

— a $79-million increase in the pension expense, attributable primarily to the receipt of new actuarial valuations for public and parapublic sector employees;

— a $66-million climb in the expenditures of the Agence du revenu du Québec, due mainly to an increase in staff on account of efforts to step up tax recovery activities.

Lastly, debt service was up $759 million from 2012-2013. This increase is due mainly to the growth of the debt, an increase in the Government’s obligations following the receipt of new actuarial valuations for the pension plans of public and parapublic sector employees and the impact of the returns of the Caisse de dépôt et placement du Québec on the income of the Retirement Plans Sinking Fund (RPSF). The income of the RPSF is applied against debt service.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
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6.	Analysis of main trends

The main trends analysis presented in this section uses data from the consolidated financial statements of the Gouvernement du Québec.

The data used to determine the trends presented in this section must be analyzed taking into account the following items:

  the impact of the 2006-2007 accounting reform, which incorporated the organizations in the health and social services and education networks into the Government's reporting entity and revised the Government's accounting policies to bring them into complete conformity with Canadian public sector accounting standards;

  the impact of the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010. Previously, such organizations were accounted for using the modified equity method.

For the purpose of calculating the annualized growth of revenue and expenditure, the data for 2009-2010 and subsequent years were brought in on a comparable basis, by taking into account the organizations in the health and social services and education networks using the modified equity method.

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6.	Analysis of main trends (cont’d)

Budget balance within the meaning of the Balanced Budget Act

Note:

The difference between the consolidated surplus (deficit) in the financial statements and the budget balance within the meaning of the Balanced Budget Act, stems mainly from the revenue allocated to the Generations Fund, the use of the stabilization reserve to maintain a balanced budget in a budgetary deficit situation and the exclusion, in 2012-2013, of the loss arising from discontinued operations following the closure of Hydro-Québec’s Gentilly-2 nuclear generating station.

(1)	The sections of the Balanced Budget Act that prohibit a budgetary deficit do not apply to fiscal 2009-2010 to 2012-2013.

In fiscal 2006-2007 and 2007-2008, surpluses were posted to the stabilization reserve. In 2008-2009 and 2009-2010, the financial crisis and the global recession led to a substantial deterioration in the Government’s financial balances. The use of the stabilization reserve reduced the budget balance within the meaning of the Balanced Budget Act to zero in 2008-2009. In 2009-2010, a budgetary deficit of $3 174 million was recognized. From 2010-2011 to 2012-2013, the Québec government showed a budgetary deficit related to the gradual deficit reduction objectives provided for in the Act. For fiscal 2013-2014, the budget balance was in deficit by $2 824 million.

In addition, for fiscal 2012-2013, the budget balance within the meaning of the Balanced Budget Act was in deficit by $1 600 million. In accordance with the Act, this result excludes the loss of $1 876 million arising from discontinued operations following the closure of Hydro-Québec’s Gentilly-2 nuclear generating station.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

6.	Analysis of main trends (cont’d)

Revenue

Change in consolidated revenue
REVENUE BY SOURCE
(in millions of dollars)

(1)	Other revenue includes revenue from duties and permits, miscellaneous revenue and Generations Fund revenue.

The Government's consolidated revenue rose from $60.2 billion to $93.2 billion from fiscal 2004-2005 to 2013-2014. The annual average growth of this revenue was 4.5%, while that of GDP was 3.3% over the same period.

The own-source revenue of organizations in the health and social services and education networks has been included in consolidated revenue ever since these networks were consolidated line by line in 2009-2010. Such revenue, which amounts to roughly $4.0 billion, includes, among other things, school property taxes, user contributions including tuition fees.

Total revenue grew constantly, except in 2008-2009, when a decrease was recorded for revenue from income and property taxes.

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6.	Analysis of main trends (cont’d)

Revenue (cont’d)

Change in consolidated revenue (cont’d)

Income and property taxes

Revenue from income and property taxes increased from 2004-2005 to 2007-2008. It decreased in 2008-2009 and 2009-2010, due notably to the impact of the financial crisis and the recession on reported income as well as the fiscal measures implemented under the economic action plan to support the economy during the recession. The decline in income and property tax revenue also reflects the lowering of personal income tax in 2008 and the impact of the other fiscal measures announced in the 2007-2008 to 2009-2010 budgets on corporate taxes. Income tax revenue resumed its upward progression, reaching $39 865 million in 2013-2014. It grew by 4.7% per year on average from 2004-2005 to 2013-2014.

Consumption taxes

Revenue from consumption taxes increased from $12 357 million in 2004-2005 to $17 135 million in 2013-2014. The average annual growth rate for the period was 3.9% owing to sustained growth in retail sales, the successive one-percentage-point increases in the QST rate as of January 1, 2011 and January 1, 2012, and the harmonization of the QST with the GST as of January 1, 2013 for financial institutions. It has grown regularly since 2004-2005, except in 2009-2010 when it fell slightly.

Federal government transfers

Federal government transfer revenue rose from $9 939 million in 2004-2005 to $18 550 million in 2013-2014. Federal government transfer revenue grew by an average of 7.0% per year over the period. It thus increased from 2004-2005 to 2010-2011, despite the recognition in 2011-2012 of a decrease resulting mainly from a decline in equalization revenue because of Québec’s relatively good economic performance. Federal government transfer revenue grew in 2012-2013 and 2013-2014, notably because of payments totalling $2 200 million in federal compensation for harmonization of the sales taxes.

Government enterprises

Revenue from government enterprises, which consists mainly of the results of Hydro-Québec, Loto-Québec and the Société des alcools du Québec, went from $4 346 million in 2004-2005 to $5 430 million in 2013-2014. Revenue from government enterprises grew by an average of 2.5% per year during that period.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

6.	Analysis of main trends (cont’d)

Revenue (cont’d)

Change in consolidated revenue (cont’d)

Other revenue

Lastly, other revenue grew substantially from 2004-2005 to 2013-2014 owing to, among other things:

  the addition of user contributions and tuition fees following the line-by-line consolidation of organizations in the health and social services and education networks as of 2009-2010;

  the inclusion of new entities due to the change in status of certain bodies following the 2006-2007 accounting reform;

  the rise in penalties and interest related to the increase in assessments made by the Agence du revenu du Québec in recent years as part of efforts to fight tax evasion;

  the taking into account of water-power royalties and the other Generations Fund revenue as of January 1, 2007.

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6.	Analysis of main trends (cont’d)

Expenditure

Change in consolidated expenditure
EXPENDITURE BY MISSION
(in millions of dollars)

(1)	Other missions include the "Economy and Environment", "Support for Individuals and Families" and "Administration and Justice" missions.

Between 2004-2005 and 2013-2014, the Government's consolidated expenditure increased by $34.1 billion, from $60.8 billion to $94.9 billion. The average annual growth of this spending was 4.6%.

Consolidated expenditure has risen since 2009-2010 due to the line-by-line consolidation of organizations in the health and social services and education networks. The impact of this spending on the annual deficit has been offset by including the networks' own-source revenue in consolidated revenue. In 2009-2010, consolidated expenditure increased by $3.7 billion.

Health and Social Services and Education and Culture

The expenditures of the “Health and Social Services” and “Education and Culture” missions have climbed constantly, and this trend has been even more pronounced in the health sector. As at March 31, 2014, they accounted for 59.2% of consolidated expenditure and, of that share, 37.5% was for the “Health and Social Services” mission and 21.7% for the “Education and Culture” mission.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
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6.	Analysis of main trends (cont’d)

Expenditure (cont’d)

Change in consolidated expenditure (cont’d)

Other missions

The expenditures of all the other missions have also increased in recent years, particularly because of:

  the increase in spending related to investments in road network improvement, development and maintenance and in transportation systems;

  growth in spending on municipal affairs and the regions, particularly to improve access to housing, contribute to the construction of water supply and sewer systems and to the treatment of municipal wastewater in all Québec regions;

  growth in financial support for childcare centres and other day care services;

  the creation of new government bodies, such as the Société de financement des infrastructures locales du Québec, to provide municipal bodies with financial assistance for carrying out their infrastructure projects and the Green Fund, as part of measures to foster sustainable development and offer financial support to organizations active in the environment field;

  the increase in the budgets allocated to public safety, notably to cover costs related to the Sûreté du Québec, correctional services and policing affairs;

  the inclusion of new line-by-line consolidated entities due to the change in status of certain bodies, particularly the Société de l’assurance automobile du Québec and the Société des établissements de plein air du Québec;

  the increase in the expense related to the allowance for doubtful accounts, owing to the increase in assessments by the Agence du revenu du Québec as part of efforts to fight tax evasion.

Debt service

Debt service increased by an average of 3.8% per year between 2004-2005 and 2013-2014. It stood at $10 598 million in 2013-2014.

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6.	Analysis of main trends (cont’d)

Fixed assets

Change in the net book value of fixed assets
(in millions of dollars)

The net book value of fixed assets increased by $4.0 billion over the past year, from $56.7 billion as at March 31, 2013 to $60.7 billion as at March 31, 2014. This shows that annual investments in fixed assets have outstripped the related annual depreciation of the Government’s fixed assets as a whole. The remaining useful life of fixed assets is thus better today than it was a few years ago.

Changes in the Government’s accounting policies have entailed two substantial increases in the net book value of fixed assets in the past 10 years:

  in 2006-2007, when it increased by $3.8 billion following the accounting reform, which changed the status of certain organizations from that of a government enterprise to that of a line-by-line consolidated non-budget-funded body;

  in 2009-2010, when it rose by $16.8 billion on account of the book value of the stock of fixed assets of organizations in the health and social services and education networks following the line-by-line consolidation of these organizations.

Fixed assets can be broken down into several different categories, including complex networks,1 which consist mainly of net investments in road infrastructure. Such investments accounted for 38.0% of the total net book value of fixed assets as at March 31, 2014.

[1] Please refer to page 138 of teh consolidated financial statements

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

6.	Analysis of main trends (cont’d)

Gross debt

Government's gross debt
FISCAL YEAR ENDED MARCH 31, 2014
(in millions of dollars)

	Actual results	Actual results
	as at	as at
	March 31, 2014	March 31, 2013

Debts before deferred foreign exchange gains (losses)	181 032	173 576
Less
Debt contracted by the Financing Fund to finance government enterprises and entities not included in the Government's reporting entity	(1 142)	(1 479)
	179 890	172 097

Plus
Pension plans and other employee future benefits	28 672	28 492
Less
Generations Fund	(5 659)	(5 238)
Gross debt including advance borrowings	202 903	195 351
Less
Advance borrowings	(5 805)	(3 485)
Gross debt	197 098	191 866

As a % of nominal GDP	54.0%	53.6%

Change in the Government’s gross debt
(in millions of dollars)

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6.	Analysis of main trends (cont’d)

Gross debt (cont’d)

Since the line-by-line consolidation of the financial results of organizations in the health and social services and education networks in 2009-2010, all debts contracted by these organizations have been included in those of the Government. Previously, only the portion of debt contracted by these organizations with bodies included in the Government’s reporting entity were taken into account. To take the different accounting methods into account, the gross debt trend analysis has been presented in two periods.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

6.	Analysis of main trends (cont’d)

Gross debt (cont’d)

Increase of the gross debt from 2005 to 2009

The gross debt, which stood at $136.9 billion as at March 31, 2005, reached $152.5 billion as at March 31, 2009. This represents an increase of $15.6 billion, resulting mainly from:

  investments, loans and advances of $7.3 billion some of which were made to government enterprises;

  investments of $6.3 billion by the Government in its fixed assets;

  a $3.1-billion increase in the Government's investments in the health and social services and education networks due notably to loans by Financement-Québec to finance their fixed assets.

In addition, the payments to the Generations Fund reduced the gross debt by nearly $2.0 billion.

Factors responsible for growth in the Government’s gross debt from 2005 to 2009
(in millions of dollars)

Note:

The data for 2009-2010 and thereafter are not included in this chart because, following the line-by-jline consolidation of the health and social services and education networks, they were not comparable with the data for 2004-2005 to 2008-2009

(1)	Other factors include, in particular, the change in "Other accounts", such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

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6.	Analysis of main trends (cont’d)

Gross debt (cont’d)

Increase of the gross debt from 2009 to 2014

Once the gross debt as at March 31, 2009 had been restated, following the line-by-line consolidation of organizations in the health and social services and education networks, it stood at $157.6 billion. It amounted to $197.1 billion as at March 31, 2014. Accordingly, for fiscal 2009-2010 to 2013-2014, the Government’s gross debt rose by $39.5 billion. This increase is due mainly to:

  investments of $23.1 billion by the Government in its fixed assets;

  budgetary deficits of $15.3 billion;

  investments, loans and advances totalling $8.1 billion, some of which were made to government enterprises.

The increase in the gross debt has been offset by:

  the change in other factors (e.g. the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency) which lowered the gross debt by $2.3 billion;

  deposits in the Generations Fund, which brought the gross debt down by $4.7 billion.

Factors responsible for growth in the Government’s gross debt from 2009 to 2014
(in millions of dollars)

(1)

The budgetary deficits include the loss of $1 876 M arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station in 2012-2013. The impact on the gross debt amounts to $1 407 M, which corresponds to the reduction in the dividend paid to the Government by Hydro Québec.

(2)	Other factors include, in particular, the change in “Other accounts”, such as accounts receivable and accounts payable, and the change in the value of the debt in foreign currency.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

7.	Results of the indicator analysis

The financial indicator analysis aims primarily to clarify and explain the information contained in the consolidated financial statements.

The Government presents eleven indicators to assess the state of its finances. These indicators are based on those proposed by the Public Sector Accounting Board in statements of recommended practices.

Several indicators have been affected by the impact of the 2006-2007 accounting reform. This reform made it possible to bring the Government’s accounting policies into complete conformity with Canadian public sector accounting standards. It also made it possible to integrate the organizations in the health and social services and education networks into the Government’s reporting entity, initially at modified equity value and subsequently, in 2009-2010, on a line-by-line consolidation basis.

For the purposes of this section, gross domestic product (GDP) corresponds to nominal gross domestic product.

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7.	Results of the indicator analysis (cont’d)

Indicator 1: Assets (financial and non-financial) to total liabilities

This indicator illustrates the extent to which the Government finances its current operations through borrowings. A ratio of over 100% indicates that a surplus was accumulated in the past and that the value of the Government's financial and non-financial assets is higher than that of its liabilities. A ratio of less than 100% indicates that a deficit was accumulated in the past and that the value of the Government's financial and non-financial assets is lower than that of its liabilities. An upward ratio illustrates a favourable trend.

Financial and non financial assets
(as a percentage of total liabilities)

The ratio of financial and non-financial assets to total liabilities was 36.9% in 2004-2005. It rose to 45.6% as at March 31, 2010 due to the accounting reform of 2006-2007 and the line-by-line consolidation of organizations in the health and social services and education networks in 2009-2010. The ratio stood at 50.9% as at March 31, 2014. Taking the accumulated deficit into account, the value of assets is still lower than that of liabilities. In addition, an improvement can be observed in the ratio, showing that assets have climbed at a faster rate than liabilities. Over the past eight years, borrowings have been used mainly to finance fixed asset acquisitions.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

7.	Results of the indicator analysis (cont’d)

Indicator 2: Gross debt to total revenue

This indicator is intended to put the size of the Government's gross debt into perspective by comparing it with the Government's revenue. A declining ratio indicates a decrease in the relative weight of the gross debt.

Gross debt
(as a percentage of total revenue)

(1)

The increase in the ratio in 2012-2013 is due mainly to the recording of the loss of $1 876 M arising from discontinued operations following the closure of Hydro Québec’s Gentilly-2 nuclear generating station, which reduced revenue accordingly. Excluding this loss, the ratio amounts to 213.9%.

From 2004-2005 to 2005-2006, gross debt as a percentage of total revenue fell from 227.5% to 219.2%. From 2006-2007 to 2008-2009, the ratio went from 207.6% to 208.7%. From 2009-2010 to 2012-2013, it rose from 207.8% to 218.4%. In 2013-2014, it decreased to 211.4%.

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7.	Results of the indicator analysis (cont’d)

Indicator 3: Expenditures by mission to total expenditure

This indicator illustrates the trend in Government spending for a particular mission over time. To ensure the sustainability of all programs, the growth of spending for a mission must not be substantially higher than that of total spending.

Expenditures by mission
(as a percentage of total expenditure)

(1)	Other missions include the “Economy and Environment”, “Support for Individuals and Families” and “Administration and Justice” missions.

The expenses of the “Health and Social Services” mission show an average annual progression of 5.5% from 2004-2005 to 2013-2014, compared with 4.6% for total consolidated expenditure, such that the proportion of this mission's expenses in expenditures as a whole rose from 35.2% to 37.5%. This indicator reflects the growing importance of expenditures for the “Health and Social Services” mission. It also reflects the ever-growing needs entailed, among other things, by the aging of the population.

This indicator shows that the proportion of expenditures devoted to the “Education and Culture” mission has remained fairly stable, going from 20.8% to 21.7%. Regarding the other mission expenditures, their share to total expenditure went from 31.7% in 2004-2005 to 29.6% in 2013-2014.

The share of total spending devoted to “Debt service” fell from 12.2% in 2004-2005 to 11.2% in 2013-2014. During that period, the average annual growth in “Debt service” was 3.8% compared with 4.8% in the case of consolidated expenditure excluding debt service.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

7.	Results of the indicator analysis (cont’d)

Indicator 4: Gross debt to GDP

This indicator puts the Government's gross debt and its ability to pay into perspective, as measured by GDP. It is desirable that this ratio follow a downward trend as this reflects a decline in the relative weight of the gross debt.

Gross debt
(as a percentage of GDP)

The ratio of gross debt to GDP improved from 50.4% to 48.6% from 2004-2005 to 2008-2009. In 2009-2010, it stood at 51.8% on the basis of the line-by-line consolidation of the health and social services and education networks. It amounts to 54.0% in 2013-2014.

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7.	Results of the indicator analysis (cont’d)

Indicator 5: Debt representing accumulated deficits to GDP

This indicator compares the debt representing accumulated deficits, or the debt not used to finance assets, with the Government's ability to pay, as measured by GDP. It is desirable that this ratio follow a downward trend as this means that the relative weight of the debt representing accumulated deficits is on the decline.

Debt representing accumulated deficits
(as a percentage of GDP)

Note: Before taking into account the stabilization reserve.

From 2004-2005 to 2005-2006, the ratio of the debt representing accumulated deficits to GDP went from 32.1% to 32.7%. From 2006-2007 to 2008-2009, it went from 33.1% to 32.8%. From 2009-2010 to 2013-2014, the ratio of the debt representing accumulated deficits to GDP decreased, from 34.6% to 32.8%.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
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7.	Results of the indicator analysis (cont’d)

Indicator 6: Consolidated expenditure to GDP

This indicator makes it possible to compare, over time, the growth rate of government spending with that of the economy. A decline in this indicator means that spending is growing less rapidly than the economy. Therefore, this indicator reveals the relative weight of the cost of public services in the economy.

Expenditures (excluding debt service)
(as a percentage of GDP)

Expenditures excluding debt service as a percentage of GDP increased slightly between 2004-2005 and 2007-2008, going from 19.7% to 20.5%. In 2008-2009, the ratio rose to 21.1% because, particularly, of weak growth in GDP.

Since fiscal 2009-2010, following the line-by-line consolidation of organizations in the health and social services and education networks, consolidated expenditure has incorporated the networks’ expenditures as a whole, which largely explains why the ratio rose to 23.4%. It is on this basis that the Government kept spending growth above GDP in order to continue supporting the economy and maintain public services during the recession. Spending grew at a rate below that of GDP from 2010-2011 to 2012-2013, with the result that its relative weight in the economy fell. It went from 23.1% to 22.5% in 2012-2013. In 2013-2014, the rate rose to 23.1%, particularly because of weak growth in GDP (2.0%) whereas expenditure increased by 4.7%.

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7.	Results of the indicator analysis (cont’d)

Indicator 7: Debt service to total revenue

This indicator illustrates the share of government revenue that must be allocated to debt service. It is desirable that this ratio follow a downward trend since this means that a larger share of revenue can be devoted to program spending.

Debt service
(as a percentage of total revenue)

Overall, the proportion of budgetary revenue devoted to debt service has fallen since 2004-2005. In 2004-2005, the debt service to total revenue ratio was 12.4%. In 2009-2010, it stood at 10.0%, taking into account the line-by-line consolidation of organizations in the health and social services and education networks. In 2013-2014, it stood at 11.4%.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

7.	Results of the indicator analysis (cont’d)

Indicator 8: Net book value of fixed assets to the cost of fixed assets

This indicator shows the extent to which the estimated remaining useful life of tangible assets will enable the Government to supply products and services in the future.

Net book value of fixed assets
(as a percentage of the cost of fixed assets)

The net book value to the cost of fixed assets indicator has risen significantly over the past 10 years, from 46.1% as at March 31, 2005 to 57.3% as at March 31, 2014. This shows that annual investments in fixed assets have outstripped the annual depreciation of the Government’s fixed assets as a whole. The average age and the remaining useful life of fixed assets are thus better today than they were a few years ago.

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7.	Results of the indicator analysis (cont’d)

Indicator 9: Own-source revenue to GDP

This indicator shows the proportion of collective wealth that the Government must collect in order to fund public services. The Government's own-source revenue consists of income tax and other taxes, user fees and other revenue derived from its enterprises in particular. This revenue includes all of the Government's revenue, apart from transfers received from the federal government. A decline in this ratio over time tends to indicate that more created wealth is directly available to taxpayers.

Own-source revenue
(as a percentage of GDP)

(1)

The decline of the ratio in 2012-2013 is due mainly to the recording of the loss of $1 876 M arising from discontinued operations following the closure of the Hydro Québec’s Gentilly-2 nuclear generating station, which reduced revenue accordingly. Excluding this loss, the ratio amounts to 20.2%.

Own-source revenue to GDP remained fairly stable from 2004-2005 to 2005-2006, going from 18.5% to 18.8%. The increase in the ratio to 19.8% in 2006-2007 was due in large part to Hydro-Québec’s additional earnings, resulting from the sale of its interest in certain enterprises. Over the following years, the ratio dropped, reaching 18.5% in 2008-2009, mainly because of the impact of the recession. The ratio rose to 19.5% in 2009-2010, owing to the increase in own-source revenue caused by the line-by-line consolidation of organizations in the health and social services and education networks. It rose to 20.0% in 2011-2012 due to the increase in revenue required to restore fiscal balance. It decreased slightly in 2012-2013, to 19.7% due mainly to the loss arising from discontinued operations following the closure of the Gentilly-2 nuclear generating station. In 2013-2014, it increased to 20.5%.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

7.	Results of the indicator analysis (cont’d)

Indicator 10: Transfers from the federal government to total revenue

Transfers received from the federal government comprise equalization payments, payments from transfers for health care and for post-secondary education and other social programs, and amounts transferred by the federal government under various agreements. This indicator measures the portion of the Québec government's revenue that comes from the federal government.

Federal government transfers
(as a percentage of total revenue)

The proportion of federal government transfers in total revenue remained fairly stable from 2004-2005 to 2006-2007, going from 16.5% to 17.2%. In 2007-2008, the proportion of federal government transfers in total revenue rose to 20.1% owing notably to a thorough reform of the equalization program. The proportion reached 21.8% in 2009-2010 particularly because of the incorporation of organizations in the health and social services and education networks and the increase in funds transferred by the federal government under various agreements. In 2011-2012, the proportion decreased to 19.8% mainly due to a decline in equalization revenue stemming from Québec’s relatively good economic performance. Since 2012-2013, the proportion of federal government transfers in total revenue has stood at 19.9%.

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

7.	Results of the indicator analysis (cont’d)

Indicator 11: Debt in foreign currency to gross debt

This indicator illustrates the degree to which the Government’s debt service may be affected by fluctuations in the Canadian dollar. A downward trend in the proportion of debt in foreign currency means that the vulnerability of debt service is on the decline.

Debt in foreign currency
(as a percentage of gross debt)

Note: Gross debt including advance borrowings.

From 2004-2005 to 2008-2009, the proportion of the debt in foreign currency fell, from 7.9% as at March 31, 2005 to 6.7% as at March 31, 2009. The proportion has fallen even further since 2009-2010, from 3.3% as at March 31, 2010 to 0% as at March 31, 2014, with the result that debt service is no longer vulnerable to fluctuations in the Canadian dollar relative to the currencies in which the Government holds part of its debt.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

APPENDIX 1

Financial statistics

These tables present the historical data for certain consolidated financial statement items over the past 17 years: these data correspond to those determined at the time of their original publication. However, a number of adjustments or reclassifications have been made to “Revenue” and “Expenditure” in order to present them according to the budgetary structure in effect for 2013-2014 and render them comparable with the historical data presented in the most recent budget plan.

Historical data for consolidated financial statement items
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	Revenue	Expenditure	(Deficit) or surplus(1)	Financial assets	Liabilities	Net debt(2)	Non-financial assets(3)	Accumulated deficits(4)
2013-2014	93 231	94 934	(1 703)	62 701	(243 962)	(181 261)	61 372	(119 889)
2012-2013	87 997	90 512	(2 515)	62 015	(237 502)	(175 487)	57 392	(118 095)
2011-2012	86 410	88 198	(1 788)	60 060	(227 171)	(167 111)	52 989	(114 122)
2010-2011	82 863	85 253	(2 390)	56 345	(215 634)	(159 289)	47 387	(111 902)
2009-2010	78 604	81 544	(2 940)	49 235	(199 335)	(150 100)	42 483	(107 617)
Before the line-by-line consolidation of network organizations(5)
2008-2009	73 227	74 485	(1 258)	53 532	(182 325)	(128 793)	30 767	(98 026)
2007-2008	73 126	71 476	1 650	49 016	(173 334)	(124 318)	30 147	(94 171)
2006-2007	69 609	67 616	1 993	47 732	(169 923)	(122 191)	26 432	(95 759)
Before the reform of government accounting(6)
2005-2006	63 763	63 726	37	40 355	(145 038)	(104 683)	12 984	(91 699)
2004-2005	60 204	60 868	(664)	39 258	(138 300)	(99 042)	11 818	(87 224)
2003-2004	57 548	57 906	(358)	35 962	(132 987)	(97 025)	10 735	(86 290)
2002-2003	55 124	55 852	(728)	37 071	(132 528)	(95 457)	9 716	(85 741)
2001-2002	52 560	53 488	(928)	34 332	(126 593)	(92 261)	8 161	(84 100)
2000-2001	53 075	51 698	1 377	38 620	(126 828)	(88 208)	7 166	(81 042)
1999-2000	49 332	49 325	7	35 284	(124 170)	(88 886)	6 693	(82 193)
1998-1999	48 617	48 491	126	34 898	(123 359)	(88 461)	6 233	(82 228)
1997-1998	44 097	46 254	(2 157)	27 016	(115 420)	(88 404)	5 980	(82 424)

(1)	The budget balance within the meaning of the Balanced Budget Act is presented in table 1.3 (p. 60).
(2)	The net debt represents liabilities minus the financial assets presented in the consolidated statement of financial position.
(3)	Table 1.1 (p. 56) presents the breakdown of the annual change in non-financial assets.
(4)	Table 1.2 (p. 57 to 59) presents the breakdown of the annual change in accumulated deficits attributable to the comprehensive income of enterprises and to accounting changes.
(5)

Judgment must be exercised in comparing the data for 2009-2010 and thereafter with those for prior years because of the impact of the line-by-line consolidation of organizations in the health and social services and education networks.

(6)	Judgment must be exercised in comparing the data for 2006-2007 and thereafter with those for prior years because of the impact of the December 2007 accounting reform.

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

APPENDIX 1

Financial statistics (cont’d)

Table 1.1 – Breakdown of the annual change in non-financial assets
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	Current year change			Ajustements of the balance of non-financial assets(1)						Total change for fiscal year
	Net book value of fixed assets	Inventories and prepaid expenses	Net investment in the networks	Net book value of fixed assets		Inventories and prepaid expenses		Net investment in the networks
2013-2014	3 977	3								3 980
2012-2013	4 863	49		(279)	(2)	(230)	(3)			4 403
2011-2012	5 350	252								5 602
2010-2011	4 923	(19)								4 904
2009-2010	4 226	83		16 112	(4),(5)	334	(5)	(9 039)	(5)	11 716
2008-2009	2 297	46	622	(290)	(6)			(2 055)	(7)	620
2007-2008	1 457	30	487	1 639	(8)			102	(8)	3 715
2006-2007	1 219	10	1 002	2 184	(9)	152	(10)	8 881	(11)	13 448
2005-2006	1 166									1 166
2004-2005	1 083									1 083
2003-2004	1 019									1 019
2002-2003	1 482			73	(12)					1 555
2001-2002	995									995
2000-2001	473									473
1999-2000	359			101	(13)					460
1998-1999	217			36	(14)					253
1997-1998	199			5 781	(15)					5 980

(1)	The opening balance for non-financial assets was changed due to accounting changes and data reclassifications.
(2)	The change in the transfer revenue accounting policies led to a $249-million downward adjustment in fixed assets.
(3)	The decrease stems from the change to the transfer spending accounting policy, which resulted in certain prepaid expenses being charged to expenditure.
(4)	The increase stems from the adoption of a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets.
(5)

The incorporation of organizations in the health and social services and education networks using the line-by-line consolidation method instead of the modified equity method increased fixed assets by $15 642 M and inventories and prepaid expenses by $420 M. In addition, the net investment in the networks was eliminated because of the line-by-line consolidation of these organizations.

(6)	The decrease stems from the harmonization of the accounting policies of Immobilière SHQ with those of the Government, in regard to the amortization of the cost of fixed assets in results.
(7)

The decrease stems from the harmonization of the accounting policies used by organizations in the health and social services network and by school boards with those of the Government, particularly in regard to the recording of fixed assets and the full application of accrual accounting to the revenue and expenditure of these organizations.

(8)	The increase stems from the line-by-line consolidation of Immobilière SHQ, following the change in its status as an enterprise.
(9)

The increase stems from the line-by-line consolidation of certain bodies ($2 240 M), following the change in their status as an enterprise. The increase is reduced by a $56 M rise in the accumulated amortization of the Agence métropolitaine de transport following a review of its amortization policy.

(10)	The increase stems from the recording of the opening balance of inventories and prepaid expenses, as part of the 2006-2007 accounting reform.
(11)	The increase stems from the inclusion in the Government's reporting entity of organizations in the health and social services and education networks, as part of the 2006-2007 accounting reform.
(12)

The increase stems from the capitalization of the cost of improvements to the premises of the Société Immobilière du Québec ($57 M) and the line-by-line consolidation of a body ($16 M), following the change in its status as an enterprise.

(13)	The increase stems from the revaluation of fixed assets recorded as part of the 1997-1998 accounting reform.
(14)	The increase stems from the capitalization of cadastral plan expenses.
(15)	The increase stems from the recording of the opening balance of fixed assets as part of the 1997-1998 accounting reform.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

APPENDIX 1

Financial statistics (cont’d)

Table 1.2 –	Breakdown of the annual change in accumulated deficits attributable to the comprehensive income of enterprises and to accounting changes
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	Enterprises comprehensive income and other(1)	Restatements of accumulated deficits		Total for other factors	Restatement details
		Government enterprises	Departments and bodies
2013-2014	(80)	(11)	—	(91)	Government enterprises:($11 M) to comply with the new requirements of International Financial Reporting Standard IAS 19 – Employee Benefits.
2012-2013	(360)	—	(1 098)	(1 458)	Departments and bodies: ($988 M) for the accounting policy change made to take into account the recommendations of the revised accounting standard on government transfers (PS 3410) of the Public Sector Accounting Board (PSAB); ($110 M) to take into account the improvements to the method used to calculate tax revenue allowances.
2011-2012	(376)	(56)	—	(432)	Government enterprises: ($56 M) in order to comply with International Financial Reporting Standards (IFRS).
2010-2011	(229)	(253)	(1 413)	(1 895)	Government enterprises:($95 M) for obligations related to the decommissioning of fixed assets, ($158 M) for complying with International Financial Reporting Standards (IFRS). Departments and bodies: ($1 413 M) for contaminated land remediation obligations recorded as environmental liabilities.
2009-2010	(452)	(3 749)	(2 450)	(6 651)	Government enterprises:($3 758 M) for adopting the straight-line method for tangible fixed assets to replace a method not recognized by International Financial Reporting Standards (IFRS); $9 M for various items.
					Departments and bodies:($1 234 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government to make it easier to incorporate these organizations into the Government's consolidated financial statements using the line-by-line consolidation method; $431 M for adopting a component-based approach for capitalizing and amortizing the cost of road infrastructure fixed assets; ($683 M) for contaminated land remediation obligations recorded as environmental liabilities; ($1 129 M) for changing the valuation basis for calculating interest on the pension plans; and $165 M for changing the method used to record personal income tax collected by the federal government on behalf of Québec.
2008-2009	111	—	(2 708)	(2 597)	Departments and bodies:($2 055 M) for harmonizing the accounting policies of organizations in the health and social services and education networks with those of the Government; ($290 M) for harmonizing the accounting policies of Immobilière SHQ with those of the Government in regard to the recognition of the cost of its fixed assets under results; ($193 M) for the change in the amortization period for the actuarial gains and losses of certain pension plans; and ($170 M) for contaminated land remediation obligations recorded as environmental liabilities.
2007-2008	303	(20)	(345)	(62)	Government enterprises:($28 M) for the change to the accounting policy for recording financial instruments; $8 M for a change concerning employee future benefits.
					Departments and bodies: ($345 M) for contaminated land remediation obligations recorded as environmental liabilities.

(1)

Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

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APPENDIX 1

Financial statistics (cont’d)

Table 1.2 –	Breakdown of the annual change in accumulated deficits attributable to the comprehensive income of enterprises and to accounting changes (cont’d)

FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	Enterprises comprehensive income and other(1)	Restatements of accumulated deficits		Total for other factors	Restatement details
		Government enterprises	Departments and bodies
2006-2007	11	830	(6 894)	(6 053)	Government enterprises:Change to the accounting policy for recording financial instruments.
					Departments and bodies:($6 426 M) for the accounting reform, i.e. ($3 220 M) for including in the Government's reporting entity the vast majority of organizations in the health and social services and education networks; ($1 904 M) for recording revenue from income and property taxes, consumption taxes and duties and permits using the accrual method; ($484 M) for reevaluating the time when transfer expenditures should be recognized; ($335 M) for recognizing the grant portion arising from significant concessionary terms awarded for investments and loans granted; ($125 M) for the change to the policies for recording the Retirement Plans Sinking Fund; ($708 M) for applying the standards for financial instruments; $152 M for the change to the accounting policy for recording inventories and prepaid expenses; $198 M for the other components of the reform; and ($468 M) for the change to the accounting policy for contaminated land remediation obligations recorded as environmental liabilities.
2005-2006	24	(25)	(4 511)	(4 512)	Government enterprises: ($25 M) for various items.
					Departments and bodies:($3 384 M) for the change to the accounting policy for revenue from federal government transfers; ($270 M) for the change in the application of the accounting policy for the allowance for losses on guaranteed financial initiatives; ($264 M) for the new actuarial valuations of the pension plans; ($552 M) for the change in the recording of revenue from registration fees; and ($41 M) for harmonizing the accounting policies of consolidated organizations.
2004-2005	3	—	(273)	(270)	Departments and bodies:($126 M) for the reassessment of school board subsidies and ($147 M) for the correction to the allowance for doubtful accounts.
2003-2004	(40)	(4)	(147)	(191)	Government enterprises:($4 M) for various items.
					Departments and bodies: ($96 M) for the change to one of the terms of application of the accounting policy for debts and ($51 M) for the adjustment to the accounts receivable of a consolidated body.
2002-2003	(122)	(421)	(370)	(913)	Government enterprises: ($363 M) relating to the capping mechanism used in calculating deferred gains and losses on the basis of the real rate of return assumption at the Société d’assurance automobile du Québec and ($58 M) for other items.
					Departments and bodies: ($215 M) for correcting the error made by the Canada Customs and Revenue Agency; ($177 M) for recording employer contributions in respect of obligations relating to sick leave and vacations; and ($14 M) for other items; $36 M for the change made in 2003-2004 to one of the terms of application of the accounting policy for debts. In this regard, expenditure for fiscal 2002-2003 was restated by $36 M.
2001-2002	88	(2 218)	—	(2 130)	Government enterprises:($1 306 M) for foreign currency translation and ($912 M) for the introduction of a provision for deviations in the real rate of return.

(1)

Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

APPENDIX 1

Financial statistics (cont’d)

Table 1.2 –	Breakdown of the annual change in accumulated deficits attributable to the comprehensive income of enterprises and to accounting changes (cont’d)

FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	Enterprises comprehensive income and other(1)	Restatements of accumulated deficits		Total for other factors	Restatement details
		Government enterprises	Departments and bodies
2000-2001	—	(173)	(53)	(226)	Government enterprises:($235 M) following the adoption of Canadian accounting standards and $62 M for the change to the accounting policies for certain allowances and the actuarial liability.
					Departments and bodies:($12 M) for sick leave and vacations and ($41 M) for the change to the accounting policy for recording certain building repair and upgrading expenditures.
1999-2000	26	16	(14)	28	Government enterprises:$16 M following the adoption of Canadian accounting standards by the Corporation d’hébergement du Québec in 2000-2001. In this regard, revenue for 1999-2000 was restated by the same amount.
					Departments and bodies:$101 M for the reassessment of fixed assets following the 1997-1998 accounting reform and ($122 M) for other items; $7 M for the change made in 2000-2001 to the accounting policy concerning the recording of certain expenditures for the upgrading and repair of immovables. In this regard, expenditures for 1999-2000 was restated by $7 M.
1998-1999	7	—	63	70	Departments and bodies:$27 M for the accounting change in the recording of foreign exchange forward contracts and $36 M for capitalizing cadastral plan expenses.
1997-1998	24	—	(15 421)	(15 397)	Departments and bodies:($13 173 M) for recording unrecorded pension plan obligations; ($6 693 M) for consolidating government enterprises, bodies and special funds; ($731 M) for the change to the method used to record borrowings; ($461 M) for recording public sector restructuring measures; and $5 637 M for recording fixed assets.

(1)

Since fiscal 2006-2007, these data have corresponded to the comprehensive income of government enterprises. For 2001-2002 to 2005-2006, they corresponded to the foreign exchange translation adjustment, and for 1997-1998 to 1999-2000, to the surplus of the municipal assessment for fixed assets of the Corporation d’hébergement du Québec.

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

APPENDIX 1

Financial statistics (cont’d)

Table 1.3 – Budget balance within the meaning of the Balanced Budget Act
FISCAL YEAR ENDED MARCH 31
(in millions of dollars)

Fiscal year	(Deficit) or surplus	Generations Fund	Accounting changes(1)	Use (allocation) of the reserve	Others	Budget balance(2)
2013-2014	(1 703)	(1 121)				(2 824)
2012-2013	(2 515)	(961)			1 876(3)	(1 600)
2011-2012	(1 788)	(840)				(2 628)
2010-2011	(2 390)	(760)				(3 150)
2009-2010	(2 940)	(725)	58	433		(3 174)
2008-2009	(1 258)	(587)		1 845		—
2007-2008	1 650	(449)		(1 201)		—
2006-2007	1 993	(584)		(1 300)		109
Before the reform of government accounting(4)
2005-2006	37					37
2004-2005	(664)					(664)
2003-2004	(358)					(358)
2002-2003	(728)(5)					(728)
2001-2002	(928)			950		22
2000-2001	1 377			(950)		427

(1)	The Balanced Budget Act stipulates that the budget balance must:
a)

take into account the impact of the accounting changes, for periods after March 31, 2006, charged directly to the accumulated deficit. This rule does not apply to accounting changes resulting from the implementation of the 2006-2007 accounting reform;

	b)	not include the impact of the application of a new Canadian Institute of Chartered Accountants standard during a period prior to the changeover date proposed by the Institute.
(2)	The budget balance was determined in accordance with the Balanced Budget Act.
(3)

The Balanced Budget Act provides for the exclusion, in the calculation of the budget balance for fiscal 2012-2013, of the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec’s annual consolidated financial statements.

(4)	Judgment must be exercised in comparing the data for 2006-2007 and thereafter with those for prior years because of the impact of the December 2007 accounting reform.
(5)	The deficit for 2002-2003 was adjusted by $34 M in subsequent years to take restatements into account.

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

APPENDIX 2

Information by reporting sector (cont’d)
AS AT MARCH 31, 2014

Consolidated operations include financial information from numerous departments, bodies, funds and enterprises. The Government’s financial framework presents consolidated financial forecasts for the revenue and expenditure of all of these entities, grouped by sector according to their control and accountability relationship with the Government. Criteria such as ministerial accountability, legal framework, scope of authority delegated to management, funding method, degree of autonomy and nature of activities are used to classify the entities in the different sectors.

The following tables report on the operations of each of the sectors identified in the Government’s financial framework. Since it was possible to associate all revenue and expenditure items with a specific sector, it was not necessary to use allocation methods to allocate some of the items among two or more specific sectors.

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1

APPENDIX 2

Information by reporting sector (cont’d)
AS AT MARCH 31, 2014

Consolidated statement of operations by sector
(in millions of dollars)

			Consolidated Revenue Fund (1)
	General fund	(2)	Tax-funded transfers	(3)	Government enterprises	(4)	Special funds	(5)	Specified purpose accounts	(6)
REVENUE
Income and property taxes	29 433		6 122				1 845
Consumption taxes	16 607		195				2 385
Duties and permits	314						1 524
Miscellaneous revenue	1 458						1 485		198
Other revenue sources					5 430
Dividends paid by enterprises	4 265				(4 265)
Total own-source revenue	52 077		6 317		1 165		7 239		198
Québec government transfers							1 973
Federal government transfers	16 528						545		813
Total revenue	68 605		6 317		1 165		9 757		1 011

EXPENDITURE
Health and Social Services	31 088		471				1 570		162
Education and Culture	17 319		390				101		76
Economy and Environment	5 271		1 649				4 660		696
Support for Individuals and Families	6 313		3 155				367		8
Administration and Justice	4 331		652				1 557		69
Sub-total	64 322		6 317		-		8 255		1 011
Debt service	8 434		0				1 204
Total exenditure	72 756		6 317		-		9 459		1 011

ANNUAL SURPLUS (DEFICIT)	(4 151)		-		1 165		298		-

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ANALYSIS OF THE CONSOLIDATED FINANCIAL
STATEMENTS 2013 - 2014

APPENDIX 2

Generations Fund	(7)	Non-budget- funded bodies	(8)	Organizations in the health and social services networks	(9)	Organizations in the education networks	(9)	Consolidation adjustments	(10)	Consolidated results

		68				1 793		604		39 865
		118						(2 170)		17 135
		417						(57)		2 198
		5 808		2 331		1 580		(3 928)		8 932
1 121										6 551
										-
1 121		6 411		2 331		3 373		(5 551)		74 681
		11 965		20 660		11 652		(46 250)		-
		985		113		170		(604)	(11)	18 550
1 121		19 361		23 104		15 195		(52 405)		93 231

		11 321		22 744				(31 754)		35 602
		479				14 781		(12 526)		20 620
		3 463						(3 880)		11 859
		181						(481)		9 543
		2 758				1		(2 656)		6 712
-		18 202		22 744		14 782		(51 297)		84 336

		1 074		342		492		(948)		10 598
-		19 276		23 086		15 274		(52 245)		94 934
1 121		85		18		(79)		(160)		(1 703)

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PUBLIC ACCOUNTS 2013 - 2014 – VOLUME 1
APPENDIX 2
Information by reporting sector (cont’d)
AS AT MARCH 31, 2014

(1)

The Consolidated Revenue Fund consists of money collected or received from various sources over which the Parliament of Québec has the power of appropriation. The fund comprises a general fund and special funds.

(2)

The general fund consists of money paid into the Consolidated Revenue Fund that has not been credited to a special fund under legislative provisions, as well as the expenditures of the National Assembly, persons appointed by it, departments and bodies administered by a minister whose budget is financed by appropriations allocated by the National Assembly. As stipulated in the Act respecting the Agence du revenu du Québec (CQLR, chapter A-7.003), tax revenue administered by the Agence du revenu du Québec on behalf of the Government is reduced by the related allowances for doubtful accounts. In addition, income and property tax revenue is reduced by the refundable tax credits provided for in the Taxation Act (CQLR, chapter I-3); since, within the meaning of the Act, these credits are payments on account of tax payable or, overpayments of tax payable. This sector also includes the activities of the Health Services Fund.

(3)

Tax revenue used to finance doubtful accounts related to this revenue and transfer expenditures made through the tax system are not subject to the allocation of appropriations by the National Assembly and are the focus of a specific reporting sector. A transfer expenditure made through the tax system is a refundable tax credit that provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

(4)

Government enterprises are distinct legal entities that have the power to carry out commercial activities. The sale of their goods or delivery of their services target individuals or organizations not included in the Government's reporting entity. Therefore, these enterprises are financially autonomous in that their revenue from outside the reporting entity ensures that they carry out their activities and repay their debts on their own. Since their accounts are accounted for using the modified equity method, only their net surpluses for the fiscal year are presented in the table, after deducting the dividends paid into the general fund.

(5)

A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund. The results of the special funds do not include the activities of the Health Services Fund and the Generations Fund.

(6)

A specified purpose account is a financial management mechanism created by a Government order in council under legislative provisions. It allows a department to account in a distinct way for funds paid into the Consolidated Revenue Fund by a third party under a contract or an agreement that provides for the allocation of the funds to a specific purpose.

(7)

The Generations Fund, created under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), differs from other funds in that it is dedicated exclusively to repaying the Government's debt.

(8)

Non-budget-funded bodies depend in whole or in part on departments for their funding. However, non-budget-funded bodies have more autonomy than those funded by budgetary appropriations. Although non-budget-funded bodies also answer to a minister, the legislation grants their management more extensive funding and operating powers.

(9)

The health and social services network includes health and social services agencies and public health and social services institutions (hospital centres, health and social services centres, rehabilitation centres, child and youth protection centres).

The education networks are made up of the school board network, the general and vocational college (CEGEP) network and the Université du Québec and its constituent universities network.

All of these organizations, which are funded largely through budgetary appropriations, are autonomous in regard to the delivery of public services. They are legal entities that are vested with the financial and administrative powers needed to provide public services, and they have a board of directors made up of elected or appointed local representatives from the area or sector served by each organization. In addition, the Government's ability to dispose of their assets is subject to major restrictions.

(10)

Consolidation adjustments stem mainly from the elimination of transactions and balances between entities in the different sectors. Therefore, the revenues and expenses of each sector are presented prior to the elimination of these items. However, transactions and balances between entities within the same sector are eliminated before the segment amounts are determined.

(11)

The Québec government receives federal government transfer revenue that must be used for the purposes prescribed by the federal government in accordance with contracts or agreements entered into between the two parties. These funds are collected by the general fund and accounted for in specific purpose accounts; they are then paid to recipients when the latter become eligible. Consolidation adjustments are made to eliminate the federal transfer revenue related to the sums paid by the general fund to bodies included in the government’s reporting entity.

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APPENDIX 3
Glossary

The following terms are used in the sections “Analysis of the consolidated financial statements” and “Consolidated financial statements” contained in this volume.

Accrual basis of accounting

The accrual basis of accounting is an accounting method that involves taking into account, in determining an entity’s net results, the revenues the entity earned and the expenditures it incurred during a fiscal year without considering the moment the transactions were settled through cash receipts or disbursements or in any other manner.

Advance borrowings

Advance borrowings are borrowings made by the general fund of the Consolidated Revenue Fund in a fiscal year to meet its financial requirements in the next fiscal year.

Budget balance

The budget balance and its calculation method are defined in the Balanced Budget Act (CQLR, chapter E-12.00001).

The budget balance measures the attainment of a balanced budget. For a given fiscal year, it is the result of the difference between the revenue and expenditure determined in accordance with the Government’s accounting policies and taking into account the following adjustments:

  Items not included in the budget balance:
i)	the revenue and expenditure recorded in the Generations Fund;
ii)	certain retroactive adjustments to revenue from government enterprises;
iii)	for fiscal 2012-2013, the result arising from discontinued operations following the decision to close the Gentilly-2 nuclear generating station, presented in Hydro-Québec’s annual consolidated financial statements.
  Items included in the budget balance:
i)	entries charged directly to the accumulated deficit, except for those resulting from:
	(1)	the retroactive effect of any new Canadian Institute of Chartered Accountants standard for the years preceding the changeover year proposed by the Institute,
	(2)	accounting changes resulting from the 2006-2007 accounting reform appearing in the public accounts;
ii)	any amount needed from the stabilization reserve to maintain a balanced budget.

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APPENDIX 3
Glossary (cont’d)

Consolidation methods

Line-by-line consolidation method

The accounts of the Consolidated Revenue Fund, which include the general fund and the special funds, and the accounts of the other entities included in the Government’s reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government’s accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Modified equity method

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are accounted for at cost. The cost is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and by its share in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government’s reporting entity. This method requires no harmonization of enterprises’ accounting policies with those of the Government.

Consolidated Revenue Fund

The Consolidated Revenue Fund consists of all money received or collected from various sources over which the Parliament of Québec has the power of appropriation. The fund comprises a general fund and special funds.

Debt representing accumulated deficits

The debt representing accumulated deficits consists of the accumulated deficits presented in the Government's consolidated financial statements, plus the stabilization reserve balance established by the Balanced Budget Act (CQLR, chapter E-12.00001).

Derivative instruments

Derivative instruments are instruments whose value fluctuates depending on an underlying instrument, regardless of whether the underlying instrument is actually held or issued.

Financial assets

Financial assets are assets that can be used to repay existing debts or to finance future transactions. They are not intended to be used to deliver public services.

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APPENDIX 3
Glossary (cont’d)

Financial instruments

Financial instruments are liquid assets, equity securities in an entity or contracts that are both a source of financial assets for one of the two contracting parties and a source of financial liabilities or equity instruments for the other contracting party.

General fund

The general fund consists of money paid into the Consolidated Revenue Fund that has not been credited to a special fund under legislative provisions.

Generations Fund

Under the Act to reduce the debt and establish the Generations Fund (CQLR, chapter R-2.2.0.1), the Minister of Finance deposits the sums that make up this fund with the Caisse de dépôt et placement du Québec. These sums are used exclusively for repaying the Government’s gross debt.

Government accounting policies

The Government’s accounting policies define how it must record financial transactions in its books and adequately report them to the general public. They are adopted by the Conseil du trésor and derive from the Canadian public sector accounting standards.

Gross debt

The gross debt corresponds to the sum of debts before deferred foreign exchange gains or losses and the liability regarding the pension plans and other employee future benefits. The balance of the Generations Fund is subtracted from this amount.

The gross debt for a fiscal year does not include borrowings contracted by the Minister of Finance for the following fiscal year, or the portion of advances made to the Financing Fund established under the Act respecting the Ministère des Finances (CQLR, chapter M-24.01) that is attributable to the funding of bodies not contemplated by the first paragraph of section 89 of the Financial Administration Act (CQLR, chapter A-6.001) and to the funding of the government enterprises listed in Schedule 3 of this Act.

Gross domestic product (GDP)

GDP is the value of all goods and services produced within the geographical limits of a country or a territory during a given calendar year.

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APPENDIX 3
Glossary (cont’d)

Indicators

Indicators are tools of measurement that make it possible to monitor and assess the attainment of an objective, the implementation of a strategy or the accomplishment of a task or an activity.

Missions

Missions are the basic activity areas of a government that constitute its raison d’être. In Québec, there are six missions: “Health and Social Services”, “Education and Culture”, “Economy and Environment”, “Support for Individuals and Families”, “Administration and Justice”, and “Debt Service”.

Net debt

The net debt corresponds to the difference between the Government’s financial assets and its liabilities. It consists of accumulated deficits and non-financial assets.

Net financial requirements

Net financial requirements are net liquid assets required by the Government for operating, equity investment and fixed asset investment activities.

Non-financial assets

Non-financial assets are assets used during the normal course of the Government’s activities to deliver public services.

Own-source revenue

Own-source revenue consists of revenue from income and property taxes, consumption taxes, duties and permits, miscellaneous sources, government enterprises and the Generations Fund.

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly, persons appointed by it, government departments and all of the bodies, funds and enterprises under the Government’s control. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss.

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APPENDIX 3
Glossary (cont’d)

Retirement Plans Sinking Fund (RPSF)

Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance may make long-term investments by depositing money from the general fund of the Consolidated Revenue Fund with the Caisse de dépôt et placement du Québec, up to an amount equal to the sums recorded as the pension plans liability, in order to create a sinking fund to provide for the payment of all or part of the benefits awarded under these plans.

Sinking Fund relating to Government Borrowings

Under the Financial Administration Act (CQLR, chapter A-6.001), the Minister of Finance may create a sinking fund to provide for the repayment of any borrowing that is part of the Government’s public debt. To that end, the Minister may, with the authorization of the Government, take out of the general fund of the Consolidated Revenue Fund any sum the Minister pays into the sinking fund. In addition, prudential liquid assets are kept in the sinking fund to enable the Government to fulfill its financial commitments in the event of major disruptions in financial markets.

Special fund

A special fund is a fund established by an Act to provide for certain financial commitments of a minister, a budget-funded body or a non-budget-funded body exercising an adjudicative function. Legislative provisions determine which sums paid into the Consolidated Revenue Fund must be credited to a special fund.

Supercategories

Supercategories consist of the categories used to account for expenditures. There are five expenditures supercategories:

Transfer

This supercategory includes expenditures that are paid out to provide beneficiaries with various forms of financial support. For the Government, these expenditures do not constitute direct acquisitions of goods or services or funds granted for the purpose of obtaining a return, as in the case of an investment.

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APPENDIX 3
Glossary (cont’d)

Remuneration

This supercategory includes expenditures incurred for ordinary remuneration, overtime and certain other indemnities paid directly by the Government to permanent and part-time employees and to casual employees, including students and seasonal public sector employees. It also includes the remuneration of health professionals and benefits and other contributions paid by the Government in its capacity as an employer, particularly, contributions to the pension plans, the Québec Pension Plan, the Québec Parental Insurance Plan and employment insurance.

Operating

This supercategory includes expenditures incurred in the course of an entity’s administrative activities, apart from remuneration expenses, transfer expenses, doubtful accounts and other allowances, and debt service. In particular, it includes the estimated cost of reassessments and of the Government’s new obligations regarding the remediation of contaminated land, as well as the depreciation of fixed assets.

Doubtful accounts and other allowances

This supercategory includes expenditures resulting from changes in the allowance for doubtful accounts, the allowance for losses on financial initiatives guaranteed by the Government and the valuation allowance for loans and portfolio investments.

Debt service

This supercategory includes interest on debts, minus the investment income of sinking funds for borrowings, and interest charges in respect of the pension plans and other employee future benefits. It also includes the amortization of premiums, discounts and costs related to the issue of borrowings and to debt management, as well as the amortization of foreign exchange gains and losses.

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STATEMENTS

CONSOLIDATED FINANCIAL STATEMENTS
2 0 1 3 - 2 0 1 4

Statement of responsibility

The Government is responsible for the integrity and objectivity of the consolidated financial statements. These statements are prepared by the Comptroller of Finance for the Minister of Finance under the Financial Administration Act (CQLR, chapter A-6.001, s. 86) and in accordance with the accounting policies disclosed in Note 1. The analysis of the consolidated financial statements contained in Volume 1 is also prepared by the ministère des Finances.

To fulfil its accounting and financial reporting responsibilities, the Government maintains systems of financial management and internal control designed to provide reasonable assurance that transactions are duly authorized by Parliament and properly executed and recorded.

The Comptroller of Finance takes care of government accounting and obtains all the information needed to meet its accounting requirements from government departments, bodies, enterprises and funds.

The Government submits its consolidated financial statements for audit assurance to the Auditor General of Québec who, in his independent auditor’s report to the National Assembly, states the nature and scope of his audit as well as his opinion.

The consolidated financial statements as part of the Public Accounts are tabled annually in the National Assembly by the Minister of Finance.

On behalf of the Gouvernement du Québec,

Luc Monty	Simon-Pierre Falardeau, CPA, CA
Deputy Minister of Finance	Comptroller of Finance

  Québec, October 16, 2014

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Independent Auditor’s Report

To the National Assembly,

Report on the Consolidated Financial Statements

I have audited the accompanying consolidated financial statements of the Government of Québec, which comprise the consolidated statement of financial position as at March 31, 2014, the consolidated statements of operations, accumulated deficit, change in net debt and cash flow for the year then ended, and a summary of significant accounting policies and other explanatory information included in the notes and the appendices.

Management’s Responsibility for the Consolidated Financial Statements

The Minister of Finance is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with Canadian public sector accounting standards and for such internal control as the Minister of Finance determines is necessary to enable the preparation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

My responsibility is to express an opinion on these consolidated financial statements based on my audit. I conducted my audit in accordance with Canadian generally accepted auditing standards. Those standards require that I comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my qualified audit opinion.

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Basis for Qualified Opinion

The Government of Québec did not record, in the consolidated statement of financial position, government transfers related to different assistance programs for the construction of tangible capital assets and other expenditures that are financed or to be financed by loans for which the work has been completed. These government transfers are currently reported as contractual obligations in Note 19 to the consolidated financial statements. This situation constitutes a departure from the accounting standard for government transfers (Canadian public sector accounting standards), which states that subsidies are recognized when they are authorized by the government as a result of the exercise of its enabling authority and when all eligibility criteria have been met by the recipients. This departure has also led me to express a modified opinion for the audit of the consolidated financial statements of the previous year. Furthermore, section 24.1 of the Financial Administration Act (CQLR, chapter A-6.001) states that the only part of a multi-year transfer that must be recorded in the current fiscal year is the part that is both payable and authorized by Parliament. Considering the current recording of these government transfers, as stated in the Act, the following adjustments in accordance with the estimate established using available information are necessary for the consolidated financial statements of the Government of Québec to comply with Canadian public sector accounting standards:

	Increase (Decrease)
	In millions of dollars
	2014	2013
Consolidated statement of financial position
Loans and portfolio investments	(3,399)	(3,150)
Other liabilities	5,123	4,933
Net debt and accumulated deficit	8,522	8,083

Consolidated statement of operations
Expenditure
Health and Social Services	53	15
Education and Culture	168	178
Economy and Environment	189	424
Support for Individuals and Families	20	18
Administration and Justice	9	(9)
Annual deficit	439	626

Note 19
Contractual obligations	(8,522)	(8,083)

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In addition to these adjustments, considering the absence of information enabling the identification of the work completed at the end of the fiscal year for a remaining balance of $3,098 million as at March 31, 2014 ($3,075 million as at March 31, 2013) in the category of contractual obligations “Grants for repayment of the principal on borrowings to be contracted by recipients” in Note 19, I am unable to determine the amount of the additional adjustments to be made to certain previously mentioned elements.

Qualified Opinion

In my opinion, except for the effects of the matter described in the Basis for Qualified Opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2014, and the results of its operations, changes in its net debt and its cash flows for the year then ended in accordance with Canadian public sector accounting standards.

Report on Other Legal and Regulatory Requirements

As required by the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Government of Québec as at March 31, 2014, and the results of its operations and the changes in its financial position for the year then ended in accordance with the accounting policies of the Government of Québec set out in Note 1 to the consolidated financial statements and supplemented, in particular, by section 24.1 of the Financial Administration Act (CQLR, chapter A-6.001).

In accordance with the requirements of the Auditor General Act (CQLR, chapter V-5.01), I report that, in my opinion, these accounting policies have been applied on a basis consistent with that of the preceding year.

Compliance with the Balanced Budget Act

Pursuant to section 7.3 of the Balanced Budget Act (CQLR, chapter E-12.00001), revenue and expenditure for the government’s 2013-2014 fiscal year must be balanced. In addition, pursuant to section 8, the overrun of $100 million in 2012-2013 relative to the budgetary objective that was set has been added to the balanced budget objective for 2013-2014. As such, the annual deficit of $1,703 million shown in the government’s consolidated financial statements as at March 31, 2014, exceeds the set objective by $1,803 million, which contravenes the Balanced Budget Act.

In the Budget Plan tabled in June 2014, the government announced its intention to propose amendments to the Balanced Budget Act to establish fiscal 2015-2016 for the return to a balanced budget and to set the budgetary deficit objectives for 2013-2014 and 2014-2015. These new objectives would take into account the overrun of $100 million relative to the budgetary deficit objective established for the 2012-2013 fiscal year.

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Comments of the Auditor General

The Auditor General Act (CQLR, chapter V-5.01) makes it possible to make any comments that I deem appropriate in my report on the consolidated financial statements of the government. In addition, the Canadian Auditing Standards provide that the auditor shall communicate to those charged with governance his views about significant qualitative aspects of the entity’s accounting practices and, when applicable, he shall explain why he considers that an important accounting practice that is acceptable according to the applicable financial reporting framework, not to be the most appropriate to the particular circumstances of the entity. It is in this context that I decided to make the following comments which complete my opinion on these financial statements.

Recognition of Government Transfers (Subsidies)

The basis for my qualified opinion expressed above arises from my interpretation of the accounting standard for government transfers, in light of the current conceptual framework as well as my in-depth knowledge of the financial and budgetary practices of the Government of Québec.

Chapters 1 and 8 of the Report of the Auditor General of Québec to the National Assembly for 2011-2012 – Audit of Financial Information and Other Related Work as well as Chapter 2 of the report for 2012-2013 and for 2013-2014 describe in a detailed manner the reasons supporting my opinion. There, I indicate specifically why the government’s accounting practice with regard to the recognition of government transfers is not, in my opinion, the most appropriate. The government does not share my interpretation.

Summarily, these chapters show that the government interprets that a transfer expenditure cannot be recognized as long as the appropriations have not been voted by parliamentarians. While acknowledging the authorities of the National Assembly, I note that government representatives are authorized to negotiate and enter into valid contracts. Accordingly, government transfers are authorized when a decision has been made by the government such that it no longer has any other realistic alternative than to proceed with the transfer. I therefore consider that a subsidy expenditure must be recognized as soon as the government has authorized it under its enabling authority and the recipients have incurred the eligible expenditures that entitle them to the subsidy.

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Furthermore, in addition to the difference of opinion expressed above, other important differences with respect to the interpretation of this standard have appeared within the profession. Representations have been made, in particular by all auditors general of the provinces and of the federal government, including the Auditor General of Québec, as well as by the Government of Québec to the Public Sector Accounting Board (PSAB)—the organization responsible for standard-setting—in order to raise awareness about this situation and to obtain more precise indications to ensure a consistent interpretation of the standard throughout Canada. In June 2014, PSAB approved a project proposal on a post-implementation review of the standard to assess the nature, extent and cause of issues raised by stakeholders and to identify the challenges of implementation, effects of the standard and areas for improvement. In this respect, in September 2014, it approved the publication of a post-implementation review document to gather relevant information. PSAB will determine the next steps in light of this information. I will follow closely the evolution of standard-setting, as well as the PSAB’s work on the accounting standard for government transfers.

Michel Samson, CPA auditor, CA
Acting Auditor General of Québec

Québec, October 16, 2014

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Consolidated statement of operations
FISCAL YEAR ENDED MARCH 31, 2014
(in millions of dollars)

		2014		2013
			Actual	Actual
Appendices		Budget(1)	results	results

6	REVENUE

	Income and property taxes (Note 4)	41 711	39 865	39 072
	Consumption taxes	18 123	17 135	16 079
	Duties and permits (Note 5)	2 215	2 198	2 084
	Miscellaneous revenue	8 835	8 932	8 894
8	Revenue from government enterprises	5 108	5 430	3 232
	Generations Fund revenue (Note 10)	1 039	1 121	961
	Own-source revenue	77 031	74 681	70 322
	Federal government transfers	18 161	18 550	17 517
	Total revenue	95 192	93 231	87 839

7	EXPENDITURE

	Health and Social Services	35 604	35 602	34 017
	Education and Culture	19 607	20 620	19 540
	Economy and Environment	11 778	11 859	11 289
	Support for Individuals and Families	9 188	9 543	9 333
	Administration and Justice	6 707	6 712	6 336
	Sub-total	82 884	84 336	80 515
	Debt service	10 869	10 598	9 839
	Total expenditure	93 753	94 934	90 354
	Contingency reserve	(400)

	ANNUAL SURPLUS (DEFICIT)	1 039	(1 703)	(2 515)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Based on the data presented in Budget 2013-2014 of the Ministère des Finances et de l’Économie tabled on November 20, 2012.

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Consolidated statement of accumulated deficit
FISCAL YEAR ENDED MARCH 31, 2014
(in millions of dollars)

		2014	2013
Appendix			(restated)

	PREVIOUSLY ESTABLISHED ACCUMULATED DEFICIT, BEGINNING OF YEAR	(118 095)	(115 220)

8	Restatements by government enterprises with restatement of previous years	(11)	(11)

	Restated accumulated deficit, beginning of year	(118 106)	(115 231)

8	Other comprehensive income items of government enterprises	(80)	(360)
	Annual surplus (deficit)	(1 703)	(2 515)

	ACCUMULATED DEFICIT, END OF YEAR	(119 889)	(118 106)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

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Consolidated statement of financial position
AS AT MARCH 31, 2014
(in millions of dollars)

		2014		2013
Appendix				(restated)

FINANCIAL ASSETS

	Cash (Note 6)		1 363		1 664
	Short-term investments (Note 7)		6 593		3 895
	Accounts receivable (Note 8)		14 366		17 572
	Inventories and other assets intended for sale		68		95
8	Investment in government enterprises		24 988		23 738
	Loans and portfolio investments (Note 9)		8 980		9 215
	Generations Fund (Note 10)		5 659		5 238
	Deferred expenses related to debts		684		619

	Total financial assets		62 701		62 036

LIABILITIES

	Accounts payable and accrued expenses (Note 11)		22 413		21 693
	Deferred revenue (Note 12)		5 731		7 123
	Other liabilities (Note 13)		5 019		5 186
	Federal government transfers to be repaid (Note 14)		475		713
	Pension plans and other employee future benefits (Note 15)		28 672		28 492
	Debts before deferred foreign exchange gains (losses) (Notes 16 and 17)	181 032		173 576
	Deferred foreign exchange gains (losses)	620	181 652	751	174 327

	Total liabilities		243 962		237 534

	NET DEBT		(181 261)		(175 498)

NON-FINANCIAL ASSETS
	Fixed assets (Note 18)		60 662		56 685
	Inventories		444		451
	Prepaid expenses		266		256
	Total non-financial assets		61 372		57 392

	ACCUMULATED DEFICIT		(119 889)		(118 106)

Contractual obligations (Note 19)
Loan guarantees (Note 20)
Contingencies (Note 21)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

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Consolidated statement of change in net debt
FISCAL YEAR ENDED MARCH 31, 2014
(in millions of dollars)

		2014		2013
				(restated)
			Actual	Actual
Appendix		Budget(1)	results	results

	PREVIOUSLY ESTABLISHED NET DEBT, BEGINNING OF YEAR	(177 215)	(175 487)	(167 700)

8	Restatements by government enterprises with restatement of previous years	(3 300)	(11)	(11)

	Restated net debt, beginning of year	(180 515)	(175 498)	(167 711)

	Change due to fixed assets
	Acquisition (Note 18)	(8 778)	(7 568)	(8 302)
	Depreciation (Note 18)	3 732	3 460	3 269
	Disposals, reductions in value and other	-	131	170
	Total change due to fixed assets	(5 046)	(3 977)	(4 863)
	Change due to inventories and prepaid expenses	-	(3)	(49)

8	Other comprehensive income items of government enterprises	-	(80)	(360)
	Annual surplus (deficit)	1 039	(1 703)	(2 515)

	Net increase in the net debt	(4 007)	(5 763)	(7 787)

	NET DEBT, END OF YEAR	(184 522)	(181 261)	(175 498)

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Based on the data presented in Budget 2013-2014 of the Ministère des Finances et de l’Économie tabled on November 20, 2012.

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Consolidated statement of cash flow
FISCAL YEAR ENDED MARCH 31, 2014
(in millions of dollars)

	2014		2013

OPERATING ACTIVITIES

Annual surplus (deficit)		(1 703)		(2 515)
Items not affecting liquid assets
Doubtful accounts	636		747
Allowances related to loans and portfolio investments and loan guarantees	202		70
Inventories and prepaid expenses	(3)		(49)
(Gains) losses on the disposal of assets	42		27
Depreciation of fixed assets	3 460		3 269
Amortization of deferred expenses related to debts	127		88
Amortization of deferred contributions related to the acquisition of fixed assets	(242)		(328)
Amortization of deferred foreign exchange (gains) losses	(18)		(9)
Amortization of discounts and premiums	10	4 214	34	3 849
		2 511		1 334
Change in financial assets and liabilities related to operations (Note 22)		1 614		(979)
		4 125		355
Activities related to pension plans and other employee future benefits
Cost of accrued benefits	2 401		2 164
Changes to plans			(79)
Amortization of actuarial (gains) losses	806		705
Interest on obligations relating to accrued benefits	5 608	8 815	5 285	8 075

Benefits paid and plan-to-plan transfers		(5 463)		(5 165)
		3 352		2 910
Liquid assets provided by operating activities		7 477		3 265

INVESTING ACTIVITIES IN INVESTMENT

Change in investment in government enterprises
Investments made	(165)		(80)
Results of enterprises entered as revenue less declared dividends	(1 165)	(1 330)	(363)	(443)
Change in loans and portfolio investments
Loans and portfolio investments made	(1 591)		(1 637)
Loans and portfolio investments disposed of and other	1 572	(19)	1 305	(332)
Liquid assets used for investing activities in investment		(1 349)		(775)

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Consolidated statement of cash flow (cont'd)
FISCAL YEAR ENDED MARCH 31, 2014
(in millions of dollars)

	2014		2013

FIXED ASSET INVESTMENT ACTIVITIES
Acquisitions (1)	(6 621)		(6 751)
Disposals	84	(6 537)	143	(6 608)

Liquid assets used for fixed asset investment activities		(6 537)		(6 608)

FINANCING ACTIVITIES(1)

Change in debts
Borrowings made	23 068		22 084
Borrowings repaid	(16 729)	6 339	(14 611)	7 473

Activities related to pension plans and other employee future benefits

Change in the Retirement Plans Sinking Fund and specific pension funds
Payments and benefits	(943)		(1 093)
Reinvestment of funds' investment income	(2 229)	(3 172)	(2 201)	(3 294)

Activities related to the Generations Fund

Change in the Generations Fund		(421)		(961)

Liquid assets provided by financing activities		2 746		3 218

Increase (decrease) in liquid assets		2 337		(900)

LIQUID ASSETS, BEGINNING OF YEAR		6 396		7 296

LIQUID ASSETS, END OF YEAR(2)		8 733		6 396

The notes to the financial statements and the appendices are an integral part of the consolidated financial statements.

(1)	Transactions that do not affect liquid assets must not be included in the consolidated statement of cash flow. They are itemized in Note 22, “Cash flow information”.
(2)	Liquid assets include cash in bank (Note 6) and short-term investments (Note 7).

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Notes to the consolidated financial statements

1.	Significant accounting policies

The Gouvernement du Québec accounts for its financial transactions in accordance with the accounting policies adopted by the Conseil du trésor and described below. The primary source of reference for establishing these policies are the Canadian public sector accounting standards. When necessary, the information presented in these consolidated financial statements is based on the best estimates and judgment by the Government.

Reporting entity

The Government’s reporting entity encompasses the financial transactions of the National Assembly and persons appointed by the National Assembly, departments and all the bodies, funds and enterprises under the control of the Government. Control is defined as the power to direct the financial and administrative policies of an entity such that its activities will provide the Government with anticipated benefits or expose it to the risk of loss. The entities included in the Government’s reporting entity are listed in appendices 1 to 4 of these consolidated financial statements.

Fiduciary transactions carried out by the entities mentioned in Appendix 5 of the consolidated financial statements are not included in the Government’s reporting entity.

Consolidation method

The accounts of the Consolidated Revenue Fund, which includes the general fund and the special funds, and the accounts of the other entities included in the Government’s reporting entity, with the exception of government enterprises, are consolidated line by line in the financial statements. Accordingly, the accounts are harmonized according to the Government’s accounting policies and combined line by line; inter-entity transactions and balances are eliminated.

Investment in government enterprises is accounted for using the modified equity method. According to this method, investments are accounted for at cost. The cost is adjusted annually by the Government’s share in the results of these enterprises with an offsetting entry to revenue, and by its share in the other items of their comprehensive income with an offsetting entry to accumulated deficits. The value of the investment is reduced by declared dividends and adjusted by the elimination of unrealized inter-entity gains and losses relating to transactions on assets that remain within the Government’s reporting entity. This method requires no harmonization of enterprises’ accounting policies with those of the Government.

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1.	Significant accounting policies (cont’d)

A government enterprise has all of the following characteristics:

  it is a separate legal entity that has the authority to enter into contracts in its own name and to go before a court;

  it is vested with the financial and administrative power to carry out commercial activities;

  its main activity is the sale of goods or the delivery of services to individuals or to organizations not included in the Government’s reporting entity;

  it may, during the normal course of its operations, pursue its activities and settle its debts using revenue from sources not included in the Government’s reporting entity.

Revenue

Revenue is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the revenue occurred. Revenue that would be too difficult to measure prior to reception is recorded at the time the funds are received. Sums received or receivable in regard to revenue that will be earned in a subsequent year are deferred and presented as deferred revenue.

More specifically:

Tax revenue (income and property taxes, consumption taxes)

Tax revenue arises from transactions with no consideration in goods or services, for which taxpayers are required, under the tax legislation, to pay money to the Government in order to fund public services. Such revenue is recognized once the tax measures giving rise to it have been authorized by Parliament and a taxable event has occurred.

Personal income tax revenue and health services contributions are recognized when the taxpayer earned the income subject to tax. Revenue not collected at the end of the fiscal year and refunds not yet issued are recorded on the basis of estimates established according to transactions that will take place in the three months following the end of the fiscal year.

Revenue from school property taxes is recognized over the reference period for such taxes.

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CONSOLIDATED FINANCIAL STATEMENTS
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1.	Significant accounting policies (cont’d)

Corporate income tax revenue is recorded at the time the funds are received, because amounts receivable or refundable cannot be accurately estimated. Taxable corporate income varies significantly from year to year and the time allowed for filing corporate returns does not allow complete information to be obtained in time to make the necessary adjustments to revenue on the closing date of the Government’s financial statements. An adjustment is made to account for notices of assessment issued before the end of the fiscal year.

Revenue from consumption taxes is recognized at the time of the sale of the products or the delivery of the services, after deducting tax credits.

Tax revenue does not take into account estimates concerning taxes due on unreported revenue within the time prescribed. These amounts are recorded when assessments are issued following tax recovery work or the filing of returns by taxpayers.

In accordance with the tax legislation, refundable tax credits reduce related tax revenue. For the purposes of the Government’s consolidated financial statements, refundable tax credits that constitute transfers made through the tax system are reclassified and presented in expenditure, thus increasing revenue. A refundable tax credit constitutes a transfer when it provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

Duties and permits

Revenue from duties and permits arises from transactions with consideration for which the Government grants a third party, in exchange for liquid assets, a right of use or an operating permit or issues a third party a certificate.

Revenue from duties and permits is recognized when receivable. Where duty or permit revenue is refundable on demand and is linked to clearly identifiable goods and services that the Government must supply to the holder of the duty or the permit, the revenue is recognized over the reference period of such duty or permit.

Miscellaneous revenue

Revenue from the sale of goods or services and from user contributions is recognized when the goods are sold or the services are delivered.

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1.	Significant accounting policies (cont’d)

Revenue from tuition fees is recognized over the duration of the training concerned.

Interest income is recognized as it is earned. It ceases to be recorded when the recovery of interest or principal is not certain.

Donation revenue, other than transfer revenue from governments, that is not designated by the donor for a specific purpose is recognized in revenue in the year of its donation. When such revenue is designated for a specific purpose, it is recognized in revenue according to the conditions of its designation. In the case of donations of fixed assets or donations of cash for the acquisition of fixed assets, the revenue is recognized at the same rate as the depreciation of the fixed assets. In the case of donations related to land, the revenue is recognized in the year of acquisition.

Federal government transfer revenue

Federal government transfer revenue is recognized in revenue for the fiscal year in which it is authorized by the federal government and in which the eligibility criteria are met, except if the stipulations imposed by that Government regarding the use of the sums received or the actions to be taken in order to keep them create an obligation that meets the definition of a liability. When the stipulations are general, the Government’s actions and/or communications, carried out at the date of the financial statements to clarify them may also create a liability. Once a liability is recognized, the transfer revenue is recorded in revenue as the obligations related to these stipulations are met.

When the Government receives transfer revenue from other governments, the revenue is accounted for in the same way as federal government transfer revenue.

Expenditure

Expenditure is recorded using the accrual method, i.e. in the fiscal year during which the transactions or the events giving rise to the expenditure occurred.

Remuneration and operating expenses

Remuneration and operating expenses are recorded in the fiscal year during which the goods are consumed or the services are delivered. Operating expenses include in particular the annual depreciation of the cost of fixed assets.

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1.	Significant accounting policies (cont’d)

Transfer expenditures

Transfers are economic benefits granted by a government to a recipient, for no consideration in goods or services. A multi-year transfer is a transfer that is spread over more than one fiscal year.

Transfer expenditures are recognized during the fiscal year in which they are duly authorized, in accordance with the governance rules of the entity that grants them, and in which the recipients satisfied the eligibility criteria.

Under the statutes in force, a transfer is authorized when Parliament and the Government have each exercised their power of authorization.

  The authorization of Parliament is granted in the case of a department or a budget-funded body during the voting of an appropriations act or the application of any other act authorizing the granting of appropriations. In the case of special funds, such authorization is granted during the approval of expenditure and investment forecasts by Parliament for a given fiscal year. In the case of other entities, this power of authorization is granted to their boards of directors by Parliament when their constituting acts are adopted.

  The Government’s power of authorization is exercised by the adoption of orders in council or decisions of the Conseil du trésor or by the conclusion of an agreement with the transfer recipient.

Therefore, the Government retains its discretionary power in that it is not required to make transfers until Parliament and the Government have both exercised their power of authorization. The only part of a multi-year transfer that may be recorded in the accounts for a given fiscal year is the part that is both payable and authorized by Parliament for that year.

Debt service

Debt service includes interest on debts, reduced by the investment income of sinking funds for borrowings, and interest charges in respect of the pension plans and other employee future benefits. It also includes the amortization of premiums, discounts and costs related to the issue of borrowings and debt management, as well as the amortization of foreign exchange gains and losses. Interest charges resulting from transactions in foreign currency are translated into Canadian dollars at the rates in effect at the time of the transactions.

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Financial assets

Financial assets are asset items that may be used to repay existing debts or to fund future transactions; they are not intended to be used to deliver public services.

Short-term investments

Short-term investments are recorded at the lesser of cost and fair value.

Accounts receivable

Accounts receivable are initially recorded at cost and then brought down to their net recoverable value by means of an allowance for doubtful accounts. The annual change in this allowance is charged to expenditure.

Inventories and other assets intended for sale

Inventories and other assets intended for sale are evaluated at the lesser of cost and net realizable value.

Investment in government enterprises

Investment in government enterprises is recorded using the modified equity method.

Loans and portfolio investments

Loans and portfolio investments are recorded at cost.

If loans and portfolio investments have significant concessionary terms, that is, there is a difference of over 25% between their face value and their present value at the average rate of government borrowings, the loans and investments are recorded at their present value when they take effect. The difference with their face value constitutes a “grant” component, which is recognized as a transfer expense. The interest income is then recognized over the lifetime of the loans and portfolio investments using the effective interest method.

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CONSOLIDATED FINANCIAL STATEMENTS
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1.	Significant accounting policies (cont’d)

An allowance is recorded as a reduction in loans when the facts or circumstances point to a future loss. In the case of portfolio investments, an allowance is recorded when a durable loss in value is recognized. The annual change in these allowances is charged to expenditure. The write-off of any loan or portfolio investment reduces the cost as well as the allowance related to it; the remaining balance is charged to expenditure. The subsequent recovery is recorded as a reduction in expenditure.

Generations Fund

Demand and participation deposits in a particular fund of the Caisse de dépôt et placement du Québec are recorded at cost.

At the time of disposition of participation deposits, the difference between the amount received and the book value of these units established using the average cost method is charged to results. Where participation deposits suffer a durable loss in value, their book value is reduced to reflect this decline and the resulting reduction in value is charged to results.

The revenue and expenditure of the Generations Fund are recorded according to the Government’s accounting policies.

Liabilities

Liabilities are obligations of the Government toward third parties on the financial statement date arising from past transactions or events, and whose fulfilment will give rise to an outflow of resources representative of economic benefits in the future.

Allowance for losses on guaranteed financial initiatives

Obligations resulting from financial initiatives guaranteed by the Government, mainly loan guarantees are recorded on the basis of probable losses. The allowance is established on the balance of the guaranteed financial initiatives reduced by the estimated realizable value of the security and surety obtained. The annual change in the allowance is charged to expenditure.

Probable losses are estimated by grouping financial initiatives into various risk classes and applying an average loss rate to each class, based on past experience and the nature of the initiatives. In the case of enterprises whose Government-guaranteed financial initiatives show an exceptionally high cumulative balance or are characterized by specific features, the estimate of probable losses relating to these initiatives is made using case-by-case analysis, regardless of risk class. Probable losses are revised annually.

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Environmental liability

The obligations resulting from the remediation of contaminated land under the Government’s responsibility, or probably under its responsibility, are recorded as environmental liabilities as soon as the contamination occurs or as soon as the Government is informed of the contamination and a reasonable estimate can be made. An environmental liability includes the estimated cost of contaminated land management and remediation. The cost evaluation is based on the best information available and is revised annually.

Pension plans and other employee future benefits

Obligations relating to the pension plans and other employee future benefits

Obligations relating to defined-benefit pension plans and employee future benefit programs are evaluated using the projected benefit method prorated on years of service and the most probable assumptions set by the Government.

The method used takes into account the way in which benefits payable by the Government are accrued by participants.

In the case of the Survivor’s Pension Plan, the value of obligations is established using an actuarial method that determines the present value of the pensions accrued by beneficiaries as a result of the eligible person’s death.

Retirement Plans Sinking Fund and specific pension funds

The investments of the Retirement Plans Sinking Fund (RPSF) and specific pension funds and employee future benefit programs funds are valued at an adjusted market value. With this valuation method, the difference between the real return based on market value and the forecast return is amortized over five years.

When the adjusted market value of a pension plan fund is higher than that of its obligations, the resulting surplus is capped through a valuation allowance so that the pension plans liability reflects only the future benefit that the Government expects to derive from this surplus.

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CONSOLIDATED FINANCIAL STATEMENTS
2 0 1 3 - 2 0 14

1.	Significant accounting policies (cont’d)

Accrued benefits expense

The accrued benefits expense consists of the portion of the cost of benefits accrued during the year that is payable by the Government, the Government’s share of the cost of pension plan changes concerning previous years of service and the amortization of actuarial gains and losses in respect of the Government’s obligations relating to accrued benefits.

Actuarial gains and losses determined during the revaluation of obligations stem from experience adjustments to forecast results and from changes to assumptions. They are recognized in expenditure using the straight-line method, as of the fiscal year following the year in which the actuarial gains and losses are taken into account in the financial statements. The amortization period corresponds to the expected average remaining service life (EARSL) of plan or program participants. The Government and Public Employees Retirement Plan (RREGOP), the Civil Service Superannuation Plan (CSSP), the Teachers Pension Plan (TPP) and the Pension Plan of Certain Teachers (PPCT) all have the same EARSL. In the case of the Survivor’s Pension Plan, the amortization period corresponds to the average remaining life expectancy of beneficiaries.

Interest charges

Interest charges correspond to the net difference between interest on obligations relating to accrued benefits and the anticipated investment income of the RPSF and specific pension funds and employee future benefit program funds, adjusted by the amortization of the actuarial gains and losses relating to these funds and by the change in valuation allowances.

Annual interest is determined by applying, to the average value of the obligation relating to the accrued benefits of each plan or program, the discount rate related to that obligation. As for the annual return of a fund, it is obtained by applying, to the average balance of the fund, the rate of return stipulated in the actuarial valuations of the obligations of the related pension plans or the obligations of the employee future benefit program concerned.

Actuarial gains and losses attributable to the use of the forecast rate of return are amortized using the straight-line method. In the case of the RPSF, the amortization period corresponds to the EARSL of pension plan participants. In the case of the other funds, it corresponds to the period set for amortizing the actuarial gains and losses related to the obligations of the pension plan or program concerned.

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1.	Significant accounting policies (cont’d)

Debts

Debts

Borrowings are recorded at the amount received at the time of issue, adjusted by the premium or discount amortization to obtain the amount of principal repayable at maturity. The amortization is calculated using the effective rate for each borrowing.

Issue expenses related to borrowings are deferred and amortized over the term of each borrowing using the straight-line method. The unamortized balance is included in deferred expenses related to debts.

Borrowings in foreign currency are translated into Canadian dollars at the rates in effect on March 31 of the current year.

Foreign exchange gains or losses resulting from the translation of borrowings are deferred and amortized over the remaining term of each borrowing using the straight-line method.

Derivative instruments

The Government uses derivative instruments to manage foreign exchange and interest rate risks related to debts. These instruments are recorded at cost.

Derivative instruments used to manage the foreign exchange risk associated with the repayment of interest and principal on borrowings and with the cash management transactions such risk management entails, including currency swap contracts and foreign exchange forward contracts, are translated into Canadian dollars at the rates in effect on March 31 of the current year. The components of these instruments, namely, financial assets and liabilities, are offset against one another and presented in “Debts”.

Interest rate exchanges stemming from interest rate swap contracts used to change exposure to interest rate risk over the long term are reconciled with interest charges for the borrowings with which these swap contracts are associated.

Gains or losses on derivative instruments are deferred and amortized over the term of each contract. However, gains or losses on derivative instruments used to modify the interest rate risk are amortized over the term of the security underlying these instruments.

96

CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

1.	Significant accounting policies (cont’d)

Sinking Funds

Securities held by the sinking funds are recorded at the amount paid at the time of purchase, adjusted by the premium or discount amortization to obtain the amount of principal receivable at maturity. The amortization is calculated on the basis of the effective rate for each security.

The difference between the book value of a security and the amount received at the time of its disposal is charged to results.

Non-financial assets

Non-financial assets are assets used during the normal course of the Government’s activities to provide public services.

Land in the public domain and natural resources, such as forests, water and mining resources, which the Government holds by virtue of the fact that they were devolved to the state and not purchased, are not recorded in the Government’s consolidated financial statements. Intangible items do not constitute non-financial assets for the Government.

Fixed assets

Fixed assets consist of acquired, built, developed or improved non-financial assets, whose useful life extends beyond the fiscal year and which are intended to be used on an ongoing basis for producing goods or delivering services.

Fixed assets are recorded at cost and depreciated – except for land, which is not depreciated – using a logical and systematic method over a period corresponding to their useful life. Their cost includes financing charges capitalized during their construction, improvement or development.

The cost of fixed assets held under capital leases is equal to the present value of minimum payments due.

Fixed assets under construction or being developed or improved are not depreciated.

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1.	Significant accounting policies (cont’d)

Some fixed assets are acquired under private-public partnership agreements. These agreements are long-term contracts by which the Government involves one or more private partners in designing, realizing and operating a public good, with or without funding from these partners. The fixed asset and the corresponding debt associated with it are accounted for in the “statement of financial position” when the risks and advantages associated with the ownership of the public good are devolved to the Government, for the most part, in accordance with the terms of the agreement.

The cost of a fixed asset acquired under a private-public partnership agreement is equal to the lower of the present value of the cash flows associated with the fixed asset and the fixed asset's fair value. If the cash flows associated with the fixed asset cannot be isolated from those related to its operation, the cost of the asset is determined on the basis of its fair value. The fair value of the fixed asset is estimated on the basis of the agreement's specifications.

Works of art and historic properties, such as paintings, sculptures, drawings, prints, photographs, films and videos are not recorded as fixed assets. Their cost is charged to expenditure for the fiscal year during which they are acquired.

Fixed assets acquired through government transfer or through donation, including those acquired for a nominal value, are recorded at their fair value at the time of acquisition.

Inventories

Inventories consist of supplies that are consumed in the normal course of operations during the coming fiscal year(s). These inventories are valued at the lower of cost and net realizable value.

Prepaid expenses

Prepaid expenses represent outlays made before the end of the fiscal year for services the Government will receive during the coming fiscal years. These expenses are charged to expenditure when the Government receives the services acquired.

98

CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

2.	Measurement uncertainty

In preparing the consolidated financial statements, the Government has to make estimates and assumptions in order to evaluate and record certain asset, liability, revenue and expenditure items. These estimates are based on the most reliable data and the most probable assumptions available at the time, and involve judgment by the Government. They are revised annually to reflect new information as it becomes available.

By their very nature, estimates are subject to measurement uncertainty. Therefore, actual results may differ from the Government's forecasts.

Estimates are made for certain material consolidated financial statement items.

  Amounts receivable or repayable in regard to federal government transfers may vary because of possible differences between the assumptions made for fiscal and population data and the actual data.

  Obligations relating to pension plans and other employee future benefits may vary because of differences between the economic and demographic assumptions made for actuarial valuation purposes and the actual results.

  Environmental liabilities related to contaminated land may vary because of differences between estimated management and remediation costs and actual costs.

  The value of certain allowances may vary because of differences between the assumptions made to evaluate the probability of collection and the amount actually collected.

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3.	Accounting changes

The Government did not make any accounting changes in fiscal 2013-2014. However, certain government enterprises made changes to their accounting policies; these changes are presented in Appendix 8, “Investment in government enterprises”, under the heading “Restatements by government enterprises”.

100

CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

4.	Tax-funded transfers

In accordance with the tax legislation, refundable tax credits reduce related tax revenue. For the purposes of the Government’s consolidated financial statements, refundable tax credits that constitute transfers made through the tax system are reclassified and presented in expenditure, thus increasing revenue derived from income and property taxes. A refundable tax credit constitutes a transfer when it provides a taxpayer with a financial benefit for a purpose other than that of reducing the taxes that the taxpayer would otherwise have been required to pay to the Government.

Tax-funded transfers
(in millions of dollars)

	2014						2013
	EXPENDITURE BY GOVERNMENT MISSION
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Consolidated	Consolidated
	Services	and Culture	Environment	and Families	and Justice	total	total
INCOME - INCOME AND PROPERTY TAXES
Personal income tax
Refundable tax credits
Child assistance				2 206		2 206	2 173
Day care expenses				593		593	528
Home-support services for seniors	356					356	326
Caregivers	54					54	54
Education savings		64				64	55
Work premium				356		356	354
Medical expenses	53					53	50
Other	7	12	27		2	48	24
	470	76	27	3 155	2	3 730	3 564
Corporate tax
Refundable tax credits
Scientific research and experimental development			644			644	596
Job creation in a designated region			47			47	67
Construction of public access roads and bridges			110			110	129
Film production		231				231	154
Resources			141			141	39
Reporting of tips					77	77	65
Investment			133			133	122
Multimedia titles			153			153	103
E-business			270			270	287
Other		83	125			208	191
	-	314	1 623	-	77	2 014	1 753
	470	390	1 650	3 155	79	5 744	5 317

The solidarity tax credit, worth $1 784 million as at March 31, 2014 ($1 703 million as at March 31, 2013), constitutes an abatement since it is designed to refund certain taxes to low-income households. Therefore, this refundable tax credit is presented as a reduction of consumption taxes revenue.

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5.	Duties and permits

Revenue from duties and permits is recorded after deducting the following amounts.

Amounts deducted from revenue from duties and permits
(in millions of dollars)

	2014	2013

Gross revenue	2 224	2 217
Deductions
Silvicultural work and other forest management activities		121
Other	26	12
	26	133
Net revenue	2 198	2 084

102

CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

6.	Cash

(in millions of dollars)

	2014	2013

Cash in bank	2 140	2 501
Plus
Cash and notes on hand and outstanding deposits	299	402
	2 439	2 903
Less
Outstanding cheques	(1 076)	(1 239)
	1 363	1 664

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7.	Short-term investments

(in millions of dollars)

	2014		2013

Treasury bills	122		107
Notes	1 026		223
Deposit certificates	604		260
Term deposits	177		272
Banker's acceptances	2 064		1 151
Bonds	2 527		1 845
Other	73		37
	6 593	(1),(2)	3 895	(1),(2)

(1)

The weighted average interest rate for short-term investments was 1.06% (1.15% as at March 31, 2013). This rate corresponds to the effective rate for short-term investments held as at March 31, 2014. Short-term investments are highly liquid investments that the Government does not intend to keep for more than one year. These investments will mature in the coming fiscal year, except for certain transitional securities totalling $78 M, whose maturity dates range mostly from April 2015 and October 2018.

(2)	As at March 31, 2014 and 2013, the quoted market value of marketable securities on official markets was similar to the book value of these securities.

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CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

8.	Accounts receivable

(in millions of dollars)

	2014	2013
Agents and assignees
Income and property taxes	868	960
Consumption taxes	2 693	3 233
	3 561	4 193
Accounts receivable
Income and property taxes	4 335	5 137
Consumption taxes	909	1 000
Duties and permits	451	472
Miscellaneous revenue	2 058	2 196
Recoveries of expenditures and other	436	502
	8 189	9 307
Allowance for doubtful accounts	(1 936)	(2 099)
	6 253	7 208
Estimated accounts receivable - accrual basis	2 756	2 675
Revenue from government enterprises – dividends	111	274
Federal government transfers	1 618	3 155
Accrued interest on loans and portfolio investments	67	67
	14 366	17 572

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9.	Loans and portfolio investments

(in millions of dollars)

	2014	2013

Loans	7 237	7 235
Portfolio investments	1 743	1 980

	8 980	9 215

Loans by category
(in millions of dollars)

	2014					2013
			Valuation					Valuation
	Loans	(1)	allowances	Total		Loans		allowances	Total

Other governments
Municipalities	1 079			1 079		1 161			1 161
Municipal bodies	1 219	(2)		1 219		972	(2)		972
	2 298		-	2 298		2 133		-	2 133
Enterprises, organizations, individuals and other
University establishments not included in the Government's reporting entity	2 747			2 747		2 645			2 645
Enterprises	1 962	(2)	(970)	992	(3),(4)	1 929	(2)	(811)	1 118	(3),(4)
Non-profit and fiduciary organizations	784		(60)	724		897		(60)	837
Students	675		(294)	381		692		(297)	395
Other	104	(2)	(9)	95		107	(2)		107
	6 272		(1 333)	4 939		6 270		(1 168)	5 102
	8 570		(1 333)	7 237		8 403		(1 168)	7 235

(1)

The loans granted to municipalities and municipal bodies bear interest at a weighted average rate of 3.83%. Those granted to university establishments not included in the Government’s reporting entity bear interest at a weighted average rate of 2.88%. Those granted to enterprises bear interest at a weighted average rate of 3.05%. Those granted to fiduciary and non-profit organizations bear interest at a weighted average rate of 1.55%. The majority of loans to students bear interest at a rate of 3.50%.

(2)	The guarantees received for the loans amounted to $450 M ($423 M as at March 31, 2013).
(3)	Certain loans had special repayment clauses based on royalties, for a total of $273 M ($350 M as at March 31, 2013).
(4)	The grant portion related to loans with significant concessionary terms reduced the value of these loans by $136 M ($140 M as at March 31, 2013).

106

CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

9.	Loans and portfolio investments (cont’d)

Schedule of loan payments receivable
(in millions of dollars)

		University
		establishments
	Municipalities	not included in the		Non-profit and
Maturing on	and municipal	Government's		fiduciary
March 31	bodies	reporting entity	Enterprises	organizations	Students	Other	Total

2015	163	379	171	398	48	39	1 198
2016	165	419	105	182	48	1	920
2017	167	462	188	28	48		893
2018	171	488	88	25	48		820
2019	175	250	67	31	48	1	572
	841	1 998	619	664	240	41	4 403
2020-2024	859	670	240	60	141	2	1 972
2025-2029	352	37	104			1	494
2030-2034	153	36	16				205
2035-2039		6	148				154
2040 and thereafter							-
	2 205	2 747	1 127	724	381	44	7 228
No fixed maturity date	93		1			51	145
	2 298	2 747	1 128	724	381	95	7 373

Grant portion related to loans with significant concessionary terms			(136)				(136)
	2 298	2 747	992	724	381	95	7 237

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9.	Loans and portfolio investments (cont’d)

Portfolio investments by category
(in millions of dollars)

	2014								2013
			Asset-backed
	Shares and		term notes
	capital		(ABTNs)	Participation		Bonds and
	investments	(1)	(Note 23)	deposits		notes		Total	Total

Other governments
Federal and provincial governments						63		63	48
Municipalities and municipal bodies						66		66	78
	-		-	-		129		129	126
Enterprises, organizations, and other
Enterprises	355	(2)				112		467	422	(2)
Non-profit and fiduciary organizations				837	(3)			837	1 075
Other	31		218			163		412	455
	386		218	837		275		1 716	1 952
Valuation allowances	(108)		(32)			(10)		(150)	(153)
	278		186	837		265		1 566	1 799
Sinking fund for borrowings by university establishments not included in the Government's reporting entity						48	(4)	48	55
	278		186	837		442		1 743	1 980

(1)	As at March 31, 2014 and 2013, the quoted market value of marketable securities on official markets were similar to the book value of these securities.
(2)	The grant portion related to portfolio investments with significant concessionary terms reduced the value of these investments by $186 M ($184 M as at March 31, 2013).
(3)	The Government holds participation units in specific funds entrusted to the Caisse de dépôt et placement du Québec.
(4)

Under the University Investments Act (CQLR, chapter I-17), the Government created a sinking fund in which the amounts deposited by the responsible minister are allocated exclusively to the repayment of borrowings (principal and interest) for the funding of fixed assets of university establishments not included in the Government’s reporting entity.

108

CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

10.	Generations Fund

The purpose of the Generations Fund, created under the Act to reduce the debt and establish the Generations Fund,1 is to reduce the Government’s debt. In accordance with this Act, the fund’s assets are used exclusively to repay the Government’s debt.

Revenue for the fiscal year ended March 31, 2014
(in millions of dollars)

	2014		2013
		Actual	Actual
	Budget	results	results

Revenue
Water-power royalties	746	763	717
Unclaimed property	12	19	12
Investment income	281	339	232

Total revenue	1 039	1 121	961

1 CQLR, chapter R-2.2.0.1
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10.	Generations Fund (cont’d)

Change in the balance of the Generations Fund for the fiscal year ended March 31, 2014
(in millions of dollars)

	2014	2013

Opening balance	5 238	4 277
Plus
Deposits from the Territorial Information Fund	300
Revenue	1 121	961
	6 659	5 238
Less
Sums used to repay debts	1 000
Closing balance	5 659	5 238

Financial position as at March 31, 2014
(in millions of dollars)

	2014	2013

Amounts managed by the Caisse de dépôt et placement du Québec
Demand deposits	61	88
Investment income receivable	37	29
Participation deposits(1)	5 487	5 035
	5 585	5 152
Accounts receivable	74	86
Fund balance	5 659	5 238

(1)

The Generations Fund acquired participation units in a specific fund at the Caisse de dépôt et placement du Québec. These units are repaid with prior notice according to the Caisse’s settlement terms and conditions at the market value of the fund’s net equity at the end of each month. The Generations Fund had 5 844 937 participation units with a total fair value of $6 200 M (5 409 313 participation units with a total fair value of $5 433 M as at March 31, 2013).

110

CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

11.	Accounts payable and accrued expenses

(in millions of dollars)

	2014	2013

Remuneration	6 308	6 080
Income and taxes refundable
Income and property taxes	3 729	3 867
Consumption taxes	1 845	2 057
Suppliers	3 948	3 818
Advances from trust funds	123	132
Clearing accounts for collected taxes	496	264
Accrued interest on borrowings	2 668	2 780
Transfers	3 296	2 695
	22 413	21 693

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12.	Deferred revenue

(in millions of dollars)

	2014	2013

School property tax	463	397
Registration and drivers licence fees	702	660
Federal government transfers(1),(2)	2 600	4 106
Third-party donations(1),(3)	1 458	1 468
Guarantee fees for Hydro-Québec borrowings	154	150
Other	354	342
	5 731	7 123

(1)	This deferred revenue arises from stipulations made by the federal government or from externally imposed restrictions requiring that the assets received be used for specific purposes.
(2)

This item includes federal government transfer revenue of $40 M ($53 M as at March 31, 2013) accounted for in specified purpose accounts, i.e. $16 M ($26 M as at March 31, 2013) allocated to the acquisition of fixed assets and $24 M ($27 M as at March 31, 2013) allocated to other purposes.

(3)

These donations are mainly from non-profit organizations, including foundations that provide financial support to public institutions in the health and social services network. This item includes third-party donations revenue of $42 M ($33 M as at March 31, 2013) accounted for in specified purpose accounts allocated to other purposes than fixed asset acquisitions.

112

CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

12.	Deferred revenue (cont’d)

Breakdown of deferred revenue
(in millions of dollars)

	2014				2013
		New trans-
	Opening	fers and	Recognition	Closing	Closing
	balance	donations	in revenue	balance	balance

Federal government transfers
Allocated to the acquisition of fixed assets	2 098	196	176	2 118	2 098
Allocated to other purposes
Harmonisation of the QST with the GST	1 467		1 467		1 467
Municipal and local infrastructures	391	453	497	347	391
Société d'habitation du Québec, Québec
AccèsLogis and Affordable Housing programs	9	1	10	—	9
Maintenance of dams transferred by the federal government	12		1	11	12
Base funding - Building Canada plan	14		14	—	14
Other	115	814	805	124	115
	2 008	1 268	2 794	482	2 008
	4 106	1 464	2 970	2 600	4 106
Third-party donations
Allocated to the acquisition of fixed assets	881	123	96	908	881
Allocated to other purposes	587	525	562	550	587
	1 468	648	658	1 458	1 468

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13.	Other liabilities

(in millions of dollars)

	2014	2013

Allowance for losses on guaranteed financial initiatives (Note 20)	666	696
Environmental liability (Note 21)	3 175	3 173
Obligations in respect of the sinking fund relating to borrowings by university establishments not included in the Government's reporting entity(1)	48	55
Obligations stemming from transfer agreements for the repayment of the principal on borrowings contracted or to be contracted by recipients(2)	1 130	1 262
	5 019	5 186

(1)

A sinking fund of $48 M ($55 M as at March 31, 2013) for borrowings by university establishments not included in the Government’s reporting entity has been earmarked to pay for these obligations. Information in this regard is given in Note 9, “Loans and portfolio investments”.

(2)

Obligations under transfer agreements for the payment of the principal on borrowings contracted or to be contracted by recipients stem from transfer programs administered by non-budget-funded bodies, primarily the Société de financement des infrastructures locales du Québec and the Société d’habitation du Québec. Since the constituting acts of these bodies allow them to authorize a transfer expenditure without having to obtain approval from Parliament through an appropriations act, such expenditures and the corresponding liabilities are recognized once the transfer agreement has been duly authorized by the body and the recipient has satisfied the eligibility criteria. Under these transfer programs, the Government also subsidizes the interest, which will be covered by the recipients in subsequent years, estimated at $224 M ($244 M as at March 31, 2013).

114

CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

14.	Federal government transfers to be repaid

(in millions of dollars)

	2014	2013

Equalization and Canada Health and Social Transfer	475	713

Note:	This item represents amounts related to measures adopted by the federal government to offset the decrease in transfers for 2003-2004 and 2004-2005. It is the remaining balance to be repaid out of an original amount of $2 377 M that does not bear interest and is repayable over 10 years until 2015-2016.

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15.	Pension plans and other employee future benefits

Liability regarding the pension plans and other employee future benefits
(in millions of dollars)

	Value before	Unamortized
	unamortized	actuarial
	actuarial gains	gains
	and losses	(losses)	2014	2013

Pension plans
Obligations relating to accrued benefits	91 859	(7 752)	84 107	80 791
Retirement Plans Sinking Fund	(46 113)	(5 220)	(51 333)	(48 344)
Specific pension plan funds	(4 038)	(199)	(4 237)	(4 088)
	41 708	(13 171)	28 537	28 359
Other employee future benefits
Obligations relating to accrued benefits	1 602	(180)	1 422	1 376
Other employee future benefit funds	(1 278)	(9)	(1 287)	(1 243)
	324	(189)	135	133
	42 032	(13 360)	28 672	28 492

The Government’s defined-benefit pension plans

Several defined-benefit pension plans have been put in place by the Government for its employees, for the Members of the National Assembly and for the judges of the Court of Québec. The Government and participants contribute to the funding of all of these plans. Most government employees participate in the Government and Public Employees Retirement Plan (RREGOP). The other plans are for specific categories of employees, such as management personnel and the employees of the Université du Québec and its constituent universities.

The Government allows its enterprises and the bodies not included in its reporting entity1 to participate in the pension plans that it has put in place. These enterprises and bodies thus pay contributions as an employer to the plans concerned.

[1] Most of these bodies do fiduciary transactions for the Government or provide services to entities in its reporting entity.
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CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

15.	Pension plans and other employee future benefits (cont’d)

Breakdown of participants by pension plan

	Number of active	Number of
	participants as at	beneficiaries as at
	December 31, 2013	December 31, 2013

Government and Public Employees Retirement Plan (RREGOP)	538 360	236 028
Pension Plan of Management Personnel and Retirement Plan for Senior Officials (PPMP and RPSO)	29 118	27 575
Teachers Pension Plan and Pension Plan of Certain Teachers (TPP and PPCT)(1)	81	44 344
Civil Service Superannuation Plan (CSSP)(1)	24	19 857
Superannuation Plan for the Members of the Sûreté du Québec (SPMSQ)	5 800	4 990
Pension plan of the Université du Québec (PPUQ)	8 909	3 741
Pension Plan of Peace Officers in Correctional Services (PPPOCS)	3 650	1 753
Pension Plan of the Judges of the Court of Québec and of Certain Municipal Courts (PPJCQM)	291	361
Pension Plan for Federal Employees transferred to Employment with the Gouvernement du Québec (PPFEQ)(2)	173	166
Pension Plan of the Members of the National Assembly (PPMNA)	118	413
	586 524	339 228

Note:	In addition to these plans, a number of defined-benefit plans have been put in place by government enterprises (Hydro-Québec, Investissement Québec and Loto-Québec). Information on the assets and liabilities of these plans is presented in the financial statements of these enterprises.

(1)	These plans have not admitted any new participants since July 1, 1973.
(2)	This plan has not admitted any new participants since its creation on January 1, 1992.

The Government’s pension plans generate participants a set income upon retirement. This income is calculated on the basis of participants’ average income for the best paid years, generally five, and their number of years of service. The portion of benefits accrued after July 1, 1982 or, in the case of the PPUQ, after January 1, 2005, is partially indexed to the cost of living; the portion of benefits accrued before those dates is usually indexed.

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15.	Pension plans and other employee future benefits (cont’d)

Types of pension plans

The Government’s defined-benefit pension plans can be divided into two types: “cost-sharing” and “cost-balance”. These two types of plans differ from one another in regard to the Government’s responsibility for funding the cost of accrued benefits and to the obligations relating to the payment of benefits.

“Cost-sharing” plans

So-called “cost-sharing” pension plans are joint plans for which the Government’s responsibility for payment of the benefits granted by the plan is limited to its share of the cost of benefits accrued by employees. Therefore, with this type of plan, the portion of obligations relating to accrued benefits for which the Government is responsible is taken into account in the pension plans liability presented in the Government’s consolidated financial statements.

Regarding obligations relating to accrued benefits payable by participants and the net assets available for paying these benefits, the information is presented in the pension plans’ financial statements published by the Commission administrative des régimes de retraite et d'assurances (CARRA).

“Cost-balance” plans

So-called “cost-balance” pension plans are plans for which the Government covers the total cost of accrued benefits, net of the contributions paid by employees and certain employers. Therefore, with this type of plan, all obligations relating to accrued benefits are taken into account in the pension plans liability presented in the Government’s consolidated financial statements.

Retirement Plans Sinking Fund

The Government established the Retirement Plans Sinking Fund (RPSF) to create an asset for paying all or part of the pension plans’ benefits. The RPSF is for plans whose benefits are paid by the general fund of the Consolidated Revenue Fund.

Under the Financial Administration Act,1 the Minister of Finance may make long-term investments with the Caisse de dépôt et placement du Québec, up to an amount equal to the balance of the non-budgetary pension plans account,2 by depositing money taken from the general fund of the Consolidated Revenue Fund to establish this sinking fund.

(1)	CQLR, chapter A-6.001

(2)	In this case, the balance of the non-budgetary pension plans account corresponds to the pension plans liability prior to taking the Retirement Plans Sinking Fund into account.

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CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

15.	Pension plans and other employee future benefits (cont’d)

In December 1999, under an agreement concluded during the renewal of the collective agreements of government employees, the Government set the objective that the book value of the sums accumulated in the RPSF would be equal, in 2020, to 70% of the value of its obligations relating to the accrued benefits of the pension plans of public and parapublic employees. This objective does not take into account the obligations of certain plans1 that have their own pension fund.

Specific pension plan funds

Presence of a pension plan fund

In accordance with their provisions, certain pension plans have their own pension fund for the payment of accrued benefits. This fund is made up of the contributions of employers as well as those of participants if the participants contribute to a “cost-balance” plan. The Government may also be required to pay contributions into this fund.

If the sums in a pension fund are insufficient to pay the benefits payable by the Government, the benefits are paid by the general fund of the Consolidated Revenue Fund. This situation does not apply to the PPUQ.

The sums deposited in the pension plan funds are administered by the Caisse de dépôt et placement du Québec, except in the case of the PPUQ, where they are administered by a private trust.

Absence of a pension plan fund

In the case of pension plans that do not have a pension fund, benefits payable by the Government are paid out of the general fund of the Consolidated Revenue Fund. The contributions of participants and employers to these plans are thus paid into the general fund of the Consolidated Revenue Fund.

[1] The following plans have their own pension funds: the PPUQ, the PPFEQ and the SPMSQ (for years of service accrued after Decembre 31, 2006), and RREGOP, with regard to pension credits acquired following plan-to-plan transfers.

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15.	Pension plans and other employee future benefits (cont’d)

Characteristics of the Government’s defined-benefit plans

Types of plan
	Cost -			Cost-	Presence of a
Plans	sharing		(1)	balance	specific fund
RREGOP
– regular service(2)	✓	50.0%	(3)
– service transferred from the TPP and the CSSP				✓
– pension credits acquired following plan-to-plan transfers				✓	✓
PPMP
– regular service(2)	✓	50.0%	(3)
– service transferred from the TPP and the CSSP				✓
RPSO				✓
TPP				✓
PPCT				✓
CSSP				✓
SPMSQ
– regular service since January 1, 2007	✓	66.7%			✓	(4)
– regular service prior to January 1, 2007				✓
PPUQ				✓	✓
PPPOCS(5)	✓	54.0%	(6)
PPJCQM				✓
PPFEQ				✓	✓
PPMNA				✓

(1)	The percentage indicated represents the portion of obligations relating to accrued benefits payable by the Government.
(2)	Contributions paid by employers required to pay contributions are deposited in a transitional fund. This fund is liquidated regularly because the sums deposited in it are used to pay benefits.
(3)	The Government’s portion is 58.3% in the case of benefits accrued prior to July 1, 1982.
(4)	Every three years at the latest, the Government must pay its contributions into the fund, as determined by the actuarial valuations realized for that purpose.
(5)

The Government has recognized an interest-bearing obligation in respect of this plan for contributions paid by participants into the general fund of the Consolidated Revenue Fund before January 1, 2013. This obligation will be repaid over four years, as of July 1, 2013, through annual payments into the contribution fund of participants in this plan.

(6)

The Government’s portion is 46.0% in the case of benefits accrued prior to January 1, 2013. The government’s portion was increased from 46.0% to 54.0% for years of service after 2012, following the adoption of the Act to amend the Act respecting the Pension Plan of Peace Officers in Correctional Services and other legislative provisions (S.Q. 2013, chapter 9).

120

CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

15.	Pension plans and other employee future benefits (cont’d)

Breakdown of the pension plans liability
(in millions of dollars)

	Value before
	unamortized	Unamortized
	actuarial gains	actuarial gains
	and losses	(losses) (1)	2014	2013

Obligations relating to accrued benefits

RREGOP
– regular service	50 090	(3 691)	46 399	43 569
– transferred service	2 900	(169)	2 731	2 775
PPMP and RPSO
– regular service	11 524	(1 185)	10 339	9 627
– transferred service	1 169	(104)	1 065	1 079
TPP and PPCT	13 009	(1 721)	11 288	11 546
CSSP	3 980	(289)	3 691	3 848
SPMSQ	4 065	(289)	3 776	3 681
PPUQ	3 382	(202)	3 180	2 967
PPPOCS	785	(30)	755	842
PPJCQM	601	(45)	556	538
PPFEQ	148	(10)	138	133
PPMNA	206	(17)	189	186
	91 859	(7 752)	84 107	80 791
Retirement Plans Sinking Fund	(46 113)	(5 220)	(51 333)	(48 344)

Specific pension plan funds
PPUQ fund	(2 956)	(189)	(3 145)	(3 016)
SPMSQ fund	(330)	13	(317)	(301)
Other pension plan funds	(803)	(23)	(826)	(824)
Valluation allowance - Other funds	51		51	53
	(4 038)	(199)	(4 237)	(4 088)
	41 708	(13 171)	28 537	28 359

(1)	The amortization period for actuarial gains and losses varies from 5 to 16 years depending on the plan concerned; it is 15 years in the case of RREGOP.

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15.	Pension plans and other employee future benefits (cont’d)

Change in obligations relating to accrued benefits
(in millions of dollars)

	2014	2013

Obligations, beginning of year	87 629	82 477
Cost of accrued benefits	2 289	2 058
Interest on obligations	5 521	5 205
Benefits paid	(5 326)	(5 027)
Plan-to-plan transfers	28	24
Changes to plans		(79)
Actuarial (gains) losses	1 707	2 996
Change in obligations relating to certain pension credits(1)	11	(25)
Obligations, end of year	91 859	87 629

(1)

The Government's obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or to the actuarial value of the fund created to provide for their payment, whichever is higher.

Actuarial valuations

Every three years, the value of obligations relating to accrued benefits under the pension plans is determined by actuarial valuations. The value of these obligations is extrapolated for the period between two actuarial valuations.

CARRA actuaries conduct actuarial valuations for all of the plans, except the PPUQ, whose valuation is prepared by an actuary firm from the private sector. The value as at March 31, 2014 of obligations relating to accrued benefits was determined using actuarial valuations as at December 31 of the years presented in the table below:

Date of the most recent actuarial valuations

December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010
(Filed in 2013-2014)	(Filed in 2013-2014)	(Filed in 2012-2013)	(Filed in 2011-2012)

PPUQ	RREGOP and PPMP - Service transferred from the CSSP and the TPP RREGOP - Pension credits related to plan-to-plan transfers - Redemption of years of service PPCT SPMSQ	RREGOP and PPMP - Regular service TPP CSSP	RPSO PPPOCS PPJCQM PPFEQ PPMNA

Note:	The filing year corresponds to the government fiscal year for which an actuarial valuation of the plan is required, based on the timetable for preparing the valuation.

122

CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

15.	Pension plans and other employee future benefits (cont’d)

Main economic assumptions used
(in percent)

	Plans administered by
	CARRA		PPUQ
		2024 and		2024 and
	2014-2023	thereafter	2014-2023	thereafter

Yield, net of inflation	4.45	4.45	4.25	4.25
Inflation rate	2.03	2.50	2.03	2.50
Discount rate for obligations relating to accrued benefits	6.48	6.95	6.28	6.75
Salary escalation rate, net of inflation	0.53	0.50	0.50	0.50

Changes in the assumptions used in actuarial valuations may lead to an increase or decrease in the value of obligations relating to accrued benefits. The table presented below, which takes the main economic and demographic assumptions into account, shows the impact of a change of 0.25% in the value of obligations for the four main pension plans, i.e. RREGOP – regular service, the PPMP – regular service, the TPP and the CSSP. The table also shows the impact of a half-year difference in life expectancy. According to current assumptions for the RREGOP, the life expectancy of beneficiaries aged 60 is 25.2 years for a man and 28.4 years for a woman.

Impact of a change in the main assumptions on the value of obligations relating to accrued benefits as at March 31, 2014

Assumptions	Change	Impact
		$M	%

- Yield, net of inflation	- Increase of 0.25% - Decrease of 0.25%	(2 140) 2 260	- 2.8 +3.0

- Inflation rate	- Increase of 0.25% - Decrease of 0.25%	(660) 730	- 0.9 +1.0

- Salary escalation rate, net of inflation	- Increase of 0.25% - Decrease of 0.25%	480 (470)	+0.6 - 0.6

- Life expectancy	- Increase of 0.5 year - Decrease of 0.5 year	640 (660)	+0.9 - 0.9

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15.	Pension plans and other employee future benefits (cont’d)

Change in the adjusted market value of the RPSF
and specific pension plan funds
(in millions of dollars)

	2014						2013
					Other
			SPMSQ	PPUQ	pension
	RPSF		fund	fund	plan funds	Total	Total

Adjusted market value, beginning of year	40 798		306	2 659	780	44 543	42 516
Anticipated investment income	2 661	(1)	20	166	24	2 871	2 730
Deposit from the general fund of the Consolidated Revenue Fund	1 000					1 000	1 149
Contributions paid(2)				113	218	331	313
Benefits paid			(4)	(110)	(248)	(362)	(346)
Actuarial gains (losses)	1 654		8	128	18	1 808	(1 794)
Change in the value of assets relating to certain pension credits(3)					11	11	(25)
Adjusted market value, end of year(4)	46 113		330	2 956	803	50 202	44 543

(1)	For 2013-2014, the forecast return on the RPSF was 6.45% (6.50% in 2012-2013); the realized return, based on the market value of investments, was 12.72% (8.70% in 2012-2013).
(2)	This item includes $142 M ($132 M in 2012-2013) in contributions from participants, government enterprises and organizations not included in the Government’s reporting entity.
(3)

The Government's obligations regarding certain pension credits acquired following the transfer of supplemental pension plans to RREGOP correspond to the actuarial value of these acquired pension credits or the actuarial value of the fund created to provide for their payment, whichever is higher.

(4)

The respective fair values of the assets of the RPSF, the SPMSQ fund and other specific pension funds deposited with the Caisse de dépôt et placement du Québec were $49 034 M, $354 M and $875 M ($42 562 M, $313 M and $831 M, respectively, as at March 31, 2013). The fair value of the PPUQ fund was $3 169 M ($2 790 M as at March 31, 2013).

RPSF investment policy as at March 31 of the current year

The sums deposited in the RPSF are entrusted to the Caisse de dépôt et placement du Québec. The Caisse manages these sums according to the investment policy set by the Minister of Finance. This policy provides for investments in a diversified portfolio that includes fixed income securities (e.g. bonds), inflation-sensitive investments (e.g. real estate assets, infrastructure) and equity.

RPSF portfolio
(in percent)

	2014	2013

Fixed-income securities	35.75	35.75
Inflation-sensitive investments	16.00	15.50
Equity	48.25	45.25
Other investments	-	3.50
	100.00	100.00

15.	Pension plans and other employee future benefits (cont’d)

124

CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

Pension benefits expense
(in millions of dollars)

	2014	2013

Cost of accrued benefits	2 289	2 058
Contributions from participants and employers	(160)	(158)
	2 129	1 900
Changes to plans		(79)	(1)
Amortization of actuarial (gains) losses	793	698	(1)
Total	2 922	2 519

(1)

The Act to amend the Act respecting the Pension Plan of Management Personnel and other legislative provisions (S.Q. 2012, chapter 6) has changed the qualification period for new participants after December 31, 2012 from 24 to 84 months, as well as certain provisions pertaining to pension eligibility criteria, return to work and the age limit for contributing to the plan. Owing to the reduction in obligations relating to accrued benefits that stemmed from these changes to the pension plans, an additional amortization of $79 M in actuarial losses has also been accounted.

Pension plan debt service expense
(in millions of dollars)

	2014	2013

Interest on obligations relating to accrued benefits	5 521	5 205
Investment income of the funds(1)	(2 157)	(2 131)
Total	3 364	3 074

(1)

This income is reduced by $714 M ($599 M in 2012-2013) due to the amortization of $716 M in actuarial losses related to the RPSF and other specific pension plan funds ($591 M in 2012-2013) and a decrease of $2 M (increase of $8 M in 2012-2013) in the valuation allowance related to a specific pension plan fund.

Other employee future benefits

The Government has also introduced other future benefit programs for its employees, which provide for the accumulation of sick leave and the payment of survivor’s pensions. The Université du Québec and its constituent universities also offer their employees certain lump-sum payments upon early retirement as well as a retiree group insurance plan. These programs give rise to long-term obligations for the Government, which generally covers all of the costs.

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15.	Pension plans and other employee future benefits (cont’d)

Accumulated sick leave

Certain civil service employees and teachers in the school board network can accumulate, in a reserve, the unused sick leave days they are entitled to annually. The days thus accumulated in the reserve can be utilized as fully paid leave days in certain situations provided for in the collective agreements or, in the case of civil service employees, for preretirement leave. In case of termination of employment, retirement or death, civil service employees receive in money 50% of the value of these accumulated leave days, up to an amount representing the equivalent of 66 days’ salary. Teachers receive in money the total value of the accumulated leave days.

The Financial Administration Act authorizes the Minister of Finance to deposit money with the Caisse de dépôt et placement du Québec, up to an amount equal to the value of its obligation relating to accumulated sick leave in order to build up the Accumulated Sick Leave Fund. The purpose of this fund is to provide for the payment of some or all of the benefits due to employees for accumulated sick leave.

Survivor’s Pension Plan

The Survivor’s Pension Plan stipulates that a pension is paid to the spouse and dependent children following the death of an eligible person. The plan chiefly covers management and similar personnel in the public and parapublic sectors. The Government pays amounts into a fund at the Caisse de dépôt et placement du Québec, reserved exclusively for the payment of benefits earned by plan beneficiaries.

Breakdown of the other employee future benefits liability
(in millions of dollars)

	Value before unamortized actuarial gains and losses	Unamortized actuarial gains (losses)	(1)	2014	2013

Obligations relating to accrued benefits

Accumulated sick leave	937	(108)		829	790
Survivor's Pension Plan	424	(16)		408	408
Université du Québec programs	241	(56)		185	178
	1 602	(180)		1 422	1 376

Other employee future benefit funds

Accumulated Sick Leave Fund	(915)	61		(854)	(798)
Survivor's Pension Plan Fund	(363)	(70)		(433)	(445)
	(1 278)	(9)		(1 287)	(1 243)
	324	(189)		135	133

(1)	The amortization period for actuarial gains and losses varies from 11 to 19 years depending on the employee future benefit program concerned.

126

CONSOLIDATED FINANCIAL STATEMENTS
2013 - 2014

15.	Pension plans and other employee future benefits (cont’d)

Change in obligations relating to accrued benefits
(in millions of dollars)

	2014				2013
	Accu-	Survivor's	Université du
	mulated	Pension	Québec
	sick leave	Plan	programs	Total	Total

Obligations, beginning of year	895	399	214	1 508	1 455
Cost of accrued benefits	86	10	16	112	106
Interest on obligations	53	25	9	87	80
Benefits paid	(111)	(33)	(21)	(165)	(162)
Actuarial (gains) losses	14	23	23	60	29

Obligations, end of year	937	424	241	1 602	1 508

Actuarial valuations

Every three years, the value of obligations relating to accrued other employee future benefits is determined by actuarial valuations. For the period between two actuarial valuations, this value is extrapolated. The value of obligations as at March 31, 2014 was determined using actuarial valuations dated March 31, 2013 for accumulated sick leave, December 31, 2012 for the Survivor’s Pension Plan and, March 31, 2012 for Université du Québec programs.

Main long-term economic assumptions used
(in percent)

			Université du
	Accumulated	Survivor's	Québec
	sick leave	Pension Plan	programs

Yield, net of inflation	4.45	4.45	-
Inflation rate	2.50	2.50	2.50
Discount rate for obligations relating to accrued benefits	6.95	6.95	4.00
Salary escalation rate, net of inflation	0.50	-	0.50

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15.	Pension plans and other employee future benefits (cont’d)

Change in the adjusted market value of other employee future benefit funds
(in millions of dollars)

	2014			2013

	Accumulated	Survivor's
	Sick Leave	Pension
	Fund	Plan Fund	Total	Total

Adjusted market value, beginning of year	830	350	1 180	1 140
Anticipated investment income(1)	53	22	75	73
Deposits from the general fund of the Consolidated Revenue Fund		5	5	10
Benefits paid		(33)	(33)	(33)
Actuarial gains (losses)	32	19	51	(10)
Adjusted market value, end of year(2)	915	363	1 278	1 180

(1)

For 2013-2014, the forecast returns on the assets of the Accumulated Sick Leave Fund and the Survivor’s Pension Plan Fund both amounted to 6.45% (6.50% in 2012-2013); the realized returns, based on the market value of investments, were 12.55% and 13.90% respectively (8.17% and 9.05% respectively in 2012-2013).

(2)

The fair values of the assets of the Accumulated Sick Leave Fund and the Survivor’s Pension Plan Fund, deposited with the Caisse de dépôt et placement du Québec, were $968 M and $393 M respectively ($860 M and $372 M respectively as at March 31, 2013).

Accrued benefits expense relating to other employee future benefits
(in millions of dollars)

	2014				2013
	Accu-	Survivor's	Université du
	mulated	Pension	Québec
	sick leave	Plan	programs	Total	Total

Cost of accrued benefits	86	10	16	112	106
Amortization of actuarial (gains) losses	11	(1)	3	13	7
Total	97	9	19	125	113

128

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

15.	Pension plans and other employee future benefits (cont’d)

Debt service expense relating to other employee future benefits
(in millions of dollars)

	2014				2013
	Accu-	Survivor's	Université du
	mulated	Pension	Québec
	sick leave	Plan	programs	Total	Total

Interest on obligations relating to accrued benefits	53	25	9	87	80
Investment income of the funds(1)	(56)	(16)	0	(72)	(70)
Total	(3)	9	9	15	10

(1)	This income is increased by the amortization of $3 M ($1 M in 2012-2013) in actuarial gains related to the Accumulated Sick Leave Fund and reduced by the amortization of $6 M ($4 M in 2012-2013) in actuarial losses related to the Survivor’s Pension Plan Fund.

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16.	Risk management and derivative instruments

To meet the financial requirements arising from its operations and investment activities and from the repayment of borrowings that are maturing, the Government has provided itself with an annual financing and debt-management program targeting Canadian and international financial markets.

Participation in these markets involves various types of risk. Therefore, the Government devises risk-management strategies using the different derivative instruments at its disposal.

Foreign exchange risk

Foreign exchange risk is the risk that the cash flows needed to pay the interest and repay the principal on borrowings in foreign currency will vary according to exchange market fluctuations. To manage this risk, the Government uses derivative instruments such as currency swap contracts and foreign exchange forward contracts. The purpose of such contracts is to exchange cash flows from one currency to another. These contracts will mature at various dates until 2037.

After taking into account derivative instruments used to manage foreign exchange risk, the structure of the debt was 100.0% in Canadian dollars (100.0% in Canadian dollars as at March 31, 2013). This percentage is calculated on the basis of the Government's gross debt.1 A change of 1.0% in the Canadian dollar in relation to foreign currencies would not lead to any change in the gross debt1 and debt service.

Debt service takes into account foreign exchange gains of $6 million ($7 million in 2012-2013).

Interest rate risk

Interest rate risk is the risk that debt service will vary according to interest rate fluctuations. To reduce its exposure to interest rate risk, the Government uses interest rate swap contracts or other types of derivative instruments. Interest rate swap contracts make it possible to exchange payments of interest at fixed rates for payments of interest at variable rates, or vice versa, on the basis of a reference par value.

After taking into account derivative instruments used to manage interest rate risk, the structure of the debt was 87.3% at fixed interest rates and 12.7% at variable interest rates (87.2% at fixed interest rates and 12.8% at variable interest rates as at March 31, 2013). These percentages are calculated on the basis of the Government's gross debt.1

The fixed-rate debt is the debt that will not mature, and whose rates will not change, over the coming year.

[1] Gross debt including advance borrowings.

130

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

16.	Risk management and derivative instruments (cont’d)

Credit risk

Credit risk is the risk that a counterparty will default on its contractual obligations. To protect itself from such a risk within the scope of derivative instrument transactions, the Government has adopted a credit risk management policy that limits potential counterparty losses.

A credit limit is set for each counterparty based mainly on its credit rating. When this limit is exceeded, a process is implemented to ensure compliance with the limit set with the counterparty.

The Government deals with major financial institutions that receive credit ratings from at least two credit rating agencies, one of which must be Standard & Poor’s or Moody’s. When a transaction agreement comes into effect, the institution must have a rating of A or higher from at least one of these agencies. As at March 31, 2014, all of the Government’s counterparties had met this criterion.

Liquidity risk

Liquidity risk is the risk that the Government will not be able to meet its financial commitments over the short term. To offset this risk, the general fund of the Consolidated Revenue Fund has lines of credit totalling C$1 165 million with various Canadian banking institutions. As at March 2014, the outstanding balance on these lines of credit was $95 million ($7 million as at March 31, 2013).

The general fund of the Consolidated Revenue Fund has also concluded a credit agreement totalling U.S. $3 500 million with a Canadian and international banking syndicate. No transactions were carried out under this credit agreeement.

In addition, since fiscal 2012-2013, the general fund of the Consolidated Revenue Fund has kept, in the sinking fund for government borrowings, prudential liquid assets invested mainly in highly liquid securities of the federal Government of Canada. In the event of major disruptions in financial markets, these securities can be sold and the liquid assets recovered rapidly, thus enabling the Government to honour its financial commitments. As at March 31, 2014, these prudential liquid assets totalled C$7 589 million (C$3 869 million as at March 31, 2013).

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17.	Debts

Debts by source and by currency
(in millions of dollars)
	2014				2013
	Equivalent in Canadian dollars
	Debts before		Debts after		Debts after
	impact of	Derivative	impact of		impact of
Debts contracted on financial	derivative	instruments	derivative		derivative
markets	instruments	- net	instruments		instruments

In Canadian dollars	152 101	36 906	189 007	(1)	179 709	(1)
In U.S. dollars	19 422	(18 054)	1 368	(1)	1 345	(1)
In yen	1 939	(1 940)	(1)		(1)
In euros	12 339	(10 849)	1 490		(14)
In Swiss francs	3 371	(3 375)	(4)		(2)
Other currencies(2)	1 198	(1 198)	-		-
	190 370	1 490	191 860		181 037
Less
Sinking funds relating to borrowings(1),(3)
In Canadian dollars	11 916	(83)	11 833		9 367
In U.S. dollars	1 280	83	1 363		1 320
In euros	1 541		1 541		-
	14 737	-	14 737		10 687
Sub-total			177 123		170 350
Debts arising from private-public partnership agreements(4) and capital leases
In Canadian dollars			3 909		3 226
Total debts before deferred foreign exchange gains (losses)			181 032		173 576
Deferred foreign exchange gains (losses)			620		751
			181 652		174 327

(1)	The Government held $6 620 M in securities ($5 063 M as at March 31, 2013), i.e. $4 251 M ($3 871 M as at March 31, 2013) in sinking funds relating to borrowings, $1 564 M ($447 M as at March 31, 2013) in short-term investments, $120 M ($166 M as at March 31, 2013) in loans and portfolio investments and $685 M ($579 M as at March 31, 2013) in investments in government enterprises.
(2)	For 2014, other currencies include the pound sterling, the Mexican peso and the Australian and New Zealand dollars. For 2013, other currencies include the pound sterling, the Mexican peso and the Australian, New Zealand and Hong Kong dollars.
(3)	Payments to the sinking funds relating to borrowings stem from commitments made by the Government in contracts concluded when the borrowings were issued. These sinking funds were associated with $22 051 M in debts ($16 040 M as at March 31, 2013). They will be used to repay $11 833 M ($9 367 M as at March 31, 2013) of the debts in Canadian dollars, $1 363 M ($1 320 M as at March 31, 2013) of the debt in U.S. dollars and $1 541 M of the debts in euros (no debt in euros as at March 31, 2013).
(4)

Private-public partnership agreements are contracts that provide for the design, construction, financing and maintenance of fixed assets by a private-public partnership and, in some cases, for the operation of these assets by the partnership. The debts related to these agreements, which have a term of 29 to 39 years, concern the construction of sections of highway for a total of $1 251 M, hospital centres for a total of $2 428 M, a performance hall for a total of $73 M and a correctional facility for a total of $20 M.

132

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

17.	Debts (cont’d)

Breakdown of debts by category
(in millions)
	2014		2013
		Equivalent in		Equivalent in
Debts contracted on	In monetary	Canadian	In monetary	Canadian
financial markets	units	dollars	units	dollars

IN CANADIAN DOLLARS
Short-term borrowings(1)	3 648	3 648	5 173	5 173
Treasury bills	3 318	3 318	3 317	3 317
Savings products	8 707	8 707	8 149	8 149
Bonds and notes	136 320	136 320	129 305	129 305
Mortgage loans	61	61	65	65
Other financial products	47	47	53	53
Currency swap contracts	36 906	36 906	33 647	33 647
	189 007	189 007	179 709	179 709
IN U.S. DOLLARS
Commercial paper	2 203	2 435	1 618	1 644
Bonds and notes	15 369	16 987	15 364	15 603
Other financial products
Currency swap contracts	(16 334)	(18 054)	(15 657)	(15 902)
	1 238	1 368	1 325	1 345
IN YEN
Bonds and notes	180 722	1 939	230 692	2 492
Currency swap contracts	(180 800)	(1 940)	(230 800)	(2 493)
	(78)	(1)	(108)	(1)
IN EUROS
Bonds and notes	8 103	12 339	6 049	7 890
Currency swap contracts	(7 125)	(10 849)	(6 060)	(7 904)
	978	1 490	(11)	(14)
IN SWISS FRANCS
Bonds and notes	2 697	3 371	2 498	2 680
Currency swap contracts	(2 700)	(3 375)	(2 500)	(2 682)
	(3)	(4)	(2)	(2)
IN POUNDS STERLING
Bonds and notes	50	92	50	77
Currency swap contracts	(50)	(92)	(50)	(77)
	-	-	-	-

Total carried forward		191 860		181 037

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PUBLIC ACCOUNTS 2013-2014 – VOLUME 1

17.	Debts (cont’d)

Breakdown of debts by category (cont’d)
(in millions)
	2014		2013
		Equivalent in		Equivalent in
Debts contracted on	In monetary	Canadian	In monetary	Canadian
financial markets	units	dollars	units	dollars

Total brought forward		191 860		181 037

IN MEXICAN PESOS
Bonds and notes	1 500	127	1 500	123
Currency swap contracts	(1 500)	(127)	(1 500)	(123)
	-	-	-	-

IN AUSTRALIAN DOLLARS
Bonds and notes	674	691	674	713
Currency swap contracts	(674)	(691)	(674)	(713)
	-	-	-	-
IN NEW ZEALAND DOLLARS
Bonds and notes	300	288	300	255
Currency swap contracts	(300)	(288)	(300)	(255)
	-	-	-	-
IN HONG KONG DOLLARS
Bonds and notes			712	93
Currency swap contracts			(712)	(93)
	-	-	-	-
		191 860		181 037
Less
Sinking funds relating to borrowings
In Canadian dollars	11 833	11 833	9 367	9 367
In U.S. dollars	1 233	1 363	1 300	1 320
In euros	1 012	1 541
		14 737		10 687
Sub-total		177 123		170 350

Debts arising from agreements and contracts
IN CANADIAN DOLLARS
Private-public partnership agreements	3 772	3 772	3 083	3 083
Capital leases	137	137	143	143
Sub-total	3 909	3 909	3 226	3 226

Total debts before deferred foreign exchange gains (losses)		181 032		173 576
Deferred foreign exchange gains (losses)		620		751
		181 652		174 327

(1)	Short-term borrowings included banker’s acceptances, bank loans and lines of credit totalling $3 109 M ($3 377 M as at March 31, 2013), discounted notes totalling $479 M ($1 700 M as at March 31, 2013) and other financial products totalling $60 M ($96 M as at March 31, 2013).

134

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

17.	Debts (cont’d)

Sinking funds relating to borrowings
Change in fund balance
for the fiscal year ended March 31, 2014
(in millions of dollars)
	2014	2013

Opening balance	10 683	6 408
Plus

Payments from the general fund of the Consolidated Revenue Fund and from other entities included in the Government's reporting entity	3 677	3 975
Net revenue	297	405
	14 657	10 788
Less
Sums used to repay debts	90	105

Closing balance	14 567	10 683

Sinking funds relating to borrowings
Financial position
as at March 31, 2014
(in millions of dollars)
	2014	2013
Investments
Banker's acceptances	755	425
Treasury bills	6 049	3 869
Deposit certificates	327	190
Bonds and notes	7 527	6 137
	14 658	10 621
Other asset items
Cash	1	1
Accounts receivable and accrued interest	78	65
	79	66
Funds balance before deferred foreign exchange (gains) losses	14 737	10 687
Deferred foreign exchange (gains) losses	(170)	(4)
Fund balance	14 567	10 683

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17.	Debts (cont’d)

Debt repayment schedule
(in millions of dollars)
								Debts arising
								from
								agreements
	Debts contracted on markets							and contracts

Maturing on	In Canadian	In U.S.			In Swiss	Other		In Canadian
March 31	dollars (1)	dollars	In yen	In euros	francs	currencies	Sub-total	dollars	Total

2015	25 430	(171)		(1)			25 258	1 017	26 275
2016	10 685	20					10 705	185	10 890
2017	13 876	20	(1)	(5)			13 890	88	13 978
2018	10 981	151			(4)		11 128	129	11 257
2019	15 691	211		(1)			15 901	179	16 080
	76 663	231	(1)	(7)	(4)	-	76 882	1 598	78 480
2020-2024	49 222	(608)		(44)			48 570	402	48 972
2025-2029	5 979	145					6 124	391	6 515
2030-2034	7 249	237					7 486	478	7 964
2035-2039	12 835						12 835	581	13 416
2040 and thereafter	25 226						25 226	459	25 685
	177 174	5	(1)	(51)	(4)	-	177 123	3 909	181 032

(1)	The maturity of debts contracted on markets in Canadian dollars takes into account, for 2015, the repayment of $3 318 M in treasury bills and $3 648 M in short-term borrowings. In regard to savings products redeemable on demand, the schedule provides for the repayment of $1 706 M in 2015, $609 M in 2016, $684 M in 2017, $1 001 M in 2018, $694 M in 2019, $3 995 M in 2020-2024 and $18 M in 2025-2029.

Repayment of debts by the sinking funds relating to borrowings
(in millions of dollars)

Maturing	In Canadian
on March 31	dollars	In U.S. dollars	In Euros	Total

2015	130			130
2016	32			32
2017	1 435			1 435
2018	783			783
2019	516			516
	2 896			2 896
2020-2024	4 681	845	1 541	7 067
2025-2029	1 394	518		1 912
2030-2034	2 836			2 836
2035-2039
2040 and thereafter	26			26
	11 833	1 363	1 541	14 737

136

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

17.	Debts (cont’d)

Weighted average interest rate
(in percent)
	2014	2013

In Canadian dollars	3.97	4.04
In U.S. dollars	4.66	4.82
In yen	3.94	3.45
In euros	3.75	4.21
In Swiss francs	2.69	2.78
Global	3.91	4.00

Note:	The interest rate for each currency corresponds to the weighted average effective rate on short- and long-term borrowings in effect as at March 31. The interest rate, in Canadian dollars, is established taking into account a weighted average interest rate of 4.81% (4.86% in 2013) for debts arising from private-public partnership agreements and capital leases with an average term of 35 years. The global rate also includes the impact of interest rate and currency swap contracts.

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18.	Fixed assets

Fixed assets are recorded at cost. They are depreciated on a straight-line basis over their useful life.

Category	Useful life

Buildings(1)
(Institutional and operational buildings, leasehold improvements)	10 to 50 years

Facilities(1)
(Organization and development of natural spaces: land, parks, forests, watercourses, etc.)	5 to 20 years

Complex networks(2)
(Road, maritime and air transportation infrastructures, natural resource
development networks, dams and other large structures, etc.)	10 to 60 years

Equipment(1)
(Transport vehicles, machinery, furniture, data processing and office automation
equipment, specialized medical and educational equipment, etc.)	3 to 30 years

Development of data processing systems
(Design, production and implementation of data processing systems, including the
cost of equipment and software acquired for this purpose)	5 to 10 years

(1)	These categories include fixed assets rented under capital leases.
(2)	Except for certain Laval metro infrastructures that are depreciated on a straight-line basis over a period of 100 years.

138

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

18.	Fixed assets (cont’d)

(in millions of dollars)
						Development
						of data
				Complex		processing	2014
	Land	Buildings	Facilities	networks	Equipment	systems	Total

Cost

Opening balance	2 154	42 108	931	35 021	14 834	4 436	99 484
Acquisitions	156	3 413	175	2 206	1 214	404	7 568
Impact of disposals and
reductions in value	(2)	(87)	(2)	(170)	(753)	(138)	(1 152)
Restatements and
other adjustments	51	(65)	14	68	(68)		-
Closing balance	2 359	45 369	1 118	37 125	15 227	4 702	105 900

Accumulated depreciation

Opening balance		17 449	350	13 153	9 263	2 584	42 799
Depreciation
expenses		1 039	40	1 088	966	327	3 460
Impact of disposals and
reductions in value		(23)	(1)	(163)	(724)	(110)	(1 021)
Restatements and
other adjustments				13	(13)		-
Closing balance	-	18 465	389	14 091	9 492	2 801	45 238

Net book value	2 359	26 904	729	23 034	5 735	1 901	60 662	(1),(2)

(1)	The total for fixed assets included:
fixed assets rented under capital leases totalling $133 M, including $20 M for equipment and $106 M for buildings. The depreciation expense for these fixed assets was $12 M;
fixed assets acquired under private-public partnership agreements totalling $5 747 M, including $2 195 M for complex networks, $3 364 M for buildings, $148 M for facilities and $41 M for equipment. The depreciation expense for these fixed assets was $69 M;
fixed assets in the form of property under construction, improvements or development totalling $7 785 M including $5 249 M for buildings, $196 M for facilities, $800 M for complex networks, $790 M for equipment and $747 M for the development of data processing systems. No depreciation expense is associated with these fixed assets.
(2)	Financing charges of $31 M were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired through donation or for a nominal value during the fiscal year were recorded at their fair value, i.e. $15 M.

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PUBLIC ACCOUNTS 2013-2014 – VOLUME 1

18.	Fixed assets (cont’d)

(in millions of dollars)
						Development
				Complex		of data	2013
	Land	Buildings	Facilities	networks	Equipment	processing	Total

Cost

Opening balance	2 026	39 023	836	32 116	14 154	4 165	92 320
Acquisitions	112	3 253	97	3 213	1 233	394	8 302
Impact of disposals and
reductions in value	16	(168)	(2)	(308)	(553)	(123)	(1 138)
Restatements and
other adjustments							-
Closing balance	2 154	42 108	931	35 021	14 834	4 436	99 484

Accumulated depreciation

Opening balance		16 528	313	12 485	8 857	2 315	40 498
Depreciation
expenses		992	37	957	947	336	3 269
Impact of disposals and
reductions in value		(71)		(289)	(541)	(67)	(968)
Restatements and
other adjustments							-
Closing balance	-	17 449	350	13 153	9 263	2 584	42 799

Net book value	2 154	24 659	581	21 868	5 571	1 852	56 685	(1),(2)

(1)	The total for fixed assets included:
fixed assets rented under capital leases totalling $136 M, including $21 M for equipment and $108 M for buildings. The depreciation expense for these fixed assets was $12 M;
fixed assets acquired under private-public partnership agreements totalling $4 740 M, including $2 251 M for complex networks and $2 388 M for buildings. The depreciation expense for these fixed assets was $30 M;
fixed assets in the form of property under construction, improvements or development totalling $6 934 M including $4 690 M for buildings, $103 M for facilities, $687 M for complex networks, $745 M for equipment and $679 M for the development of data processing systems. No depreciation expense is associated with these fixed assets.
(2)	Financing charges of $32 M were capitalized during the fiscal year in the cost of the fixed assets. In addition, fixed assets acquired through donation or for a nominal value during the fiscal year were recorded at their fair value, i.e. $78 M.

140

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

19.	Contractual obligations

Contractual obligations related to expenditures

Contractual obligations by expenditure category
(in millions of dollars)
	2014	2013

Transfers - principal(1),(2),(3)

Grants for repayment of the principal on borrowings contracted by recipients	8 030	7 697
Grants for repayment of the principal on borrowings to be contracted by recipients	5 227	4 629
Grants for repayment of the cost of recipients' fixed assets	754	933	(4)
Transfers - agreements concerning non-capital expenditures(1),(2),(3)	9 816	9 824	(4)

	23 827	23 083
Operating

Capital leases	3 332	3 163
Supplies of goods and services(2),(5)	14 865	13 683
Other	94	81
	42 118	40 010

(1)	The portion of transfer agreements that does not meet the criteria for the recognition of a transfer expenditure on the date of the consolidated financial statements is presented in contractual obligations. A transfer expenditure is recognized once it has been duly authorized in accordance with the governance rules of the entity that granted the transfer and the recipient has satisfied all the eligibility criteria.
(2)	Contractual obligations have been reduced to take into account an amount of $422 M in contributions by the federal government and other third parties ($424 M in 2012-2013). These contributions were granted to repay the cost of fixed assets covered by the recipients or to support employment and training measures and services in Québec.
(3)	In addition to this amount, the Government subsidizes the interest, under these transfer agreements, which will be covered by the recipients in subsequent years, estimated at $4 621 M ($4 492 M as at March 31, 2013).
(4)	In fiscal 2013-2014, The Société d’habitation du Québec finalized its analysis following the application of the revised accounting standard on government transfers (PS 3410) of the Public Sector Accounting Board (PSAB), effective April 1, 2012. This exercise gave rise to an upward adjustment of $198 M in contractual obligations, i.e. a decrease of $36 M in “Transfers – principal: grants for repayment of the cost of recipients’ fixed assets” and an increase of $234 M in “Transfers – agreements concerning non-capital expenditures”.
(5)	Contractual obligations related to the supply of goods and services included an amount of $7 795 M ($7 661 M as at March 31, 2013) stemming from private-public partnership agreements.

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19.	Contractual obligations (cont’d)

Schedule of contractual obligations by expenditure category
(in millions of dollars)

	Transfers –		Transfers –
	grants for		grants for		Transfers –	Transfers –
	repayment of		repayment of		grants for	agreements
	the principal on		the principal on		repayment of	concerning		Supplies of
Maturing on	borrowings		borrowings to		the cost of	non-capital	Capital	goods and
March 31	contracted	(1)	be contracted	(2)	fixed assets	expenditures	leases	services	Other	Total

2015	890		113		468	2 273	553	2 619	49	6 965
2016	835		213		126	772	482	1 570	12	4 010
2017	777		261		125	615	411	1 328	10	3 527
2018	746		294		65	491	341	781	9	2 727
2019	681		305		26	415	287	544	8	2 266

	3 929		1 186		810	4 566	2 074	6 842	88	19 495
2020-2024	2 264		1 578		4	1 796	807	1 656	5	8 110
2025-2029	996		1 075		2	1 228	370	1 267	1	4 939
2030-2034	670		962			752	51	1 425		3 860
2035-2039	170		416			553	11	1 548		2 698
2040 and thereafter	1		10			1 136	19	2 242		3 408

	8 030		5 227		816	10 031	3 332	14 980	94	42 510
No fixed
maturity date						13		17	0	30

	8 030		5 227		816	10 044	3 332	14 997	94	42 540
Contributions by the
federal government
and other third parties					(62)	(228)		(132)		(422)

	8 030		5 227		754	9 816	3 332	14 865	94	42 118

(1)	The borrowings were contracted by the recipients as follows:

	2014	2013

Borrowings contracted with government bodies
Financement-Québec	3 399	2 691
Fonds de financement		459
	3 399	3 150
Borrowings contracted with financial institutions	4 679	4 603

Contribution from the sinking fund relating to borrowings by university establishments not included in the Government's reporting entity	(48)	(56)
	8 030	7 697

(2)	In the case of grants for the repayment of the principal on borrowings that are to be contracted by recipients and whose maturity date is still not known, the date is established on the basis of grants’ probable payment periods depending on the type of recipients, i.e. 25 years for university establishments, 20 years for municipalities and municipal bodies and 5 years for other recipients.

142

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

19.	Contractual obligations (cont’d)

Contractual obligations related to transfer expenditures – agreements concerning non-capital expenditures

Agreements between the Gouvernement du Québec and the Québec Cree

An agreement was signed by the Government and the Québec Cree in February 2002 to help the Cree achieve autonomy and take charge of their development. The agreement also aims to more fully engage the Cree in economic development activities in the territory covered by the James Bay and Northern Québec Agreement (JBNQA).

This agreement provides in particular for annual transfer payments to the James Bay Cree over a period of 50 years, i.e. from 2002-2003 to 2051-2052. In return, the Cree must assume the obligations of the Gouvernement du Québec, Hydro-Québec and the Société d’énergie de la Baie-James under certain provisions of the JBNQA pertaining to the Cree's economic and community development. The payments to be made in the coming years, i.e. until 2052, correspond to the higher of $70 million or that amount indexed to take into account the change in the value of hydroelectric production, mining and forest harvesting in JBNQA territory. The payment in 2013-2014 amounted to $85 million ($89 million in 2012-2013). Considering the indexation for 2014, the minimum annual payments provided for in the coming years amount to $87 million. As at March 31, 2014, the minimum balance payable was $3 289 million ($3 319 million as at March 31, 2013).

Another agreement was concluded in May 2007 between the Gouvernement du Québec, the Grand Council of the Crees and the Cree Regional Authority to improve the administration of justice and in correctional services in Cree communities. The minimum annual payments provided for in the coming years amount to $17 million and they are subject to indexation until 2027. As at March 31, 2014, the minimum balance payable was $220 million ($231 million as at March 31, 2013).

Agreement respecting global funding for the Kativik Regional Government

An agreement was signed by the Gouvernement du Québec and the Kativik Regional Government in March 2004 to simplify the terms and conditions for transfers from various Québec government departments to the Kativik Regional Government. The agreement also grants the Kativik Regional Government greater autonomy in allocating funds based on regional priorities.

The minimum annual payments provided for in the coming years amount to $55 million and they are subject to indexation until 2028. As at March 31, 2014, the minimum balance payable was $777 million ($785 million as at March 31, 2013).

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19.	Contractual obligations (cont’d)

Contractual obligations related to transfer expenditures – agreements concerning non-capital expenditures (cont'd)

Partnership agreement on economic and community development in Nunavik

A partnership agreement on economic and community development in Nunavik was signed in April 2002 between the Gouvernement du Québec, the Makivik Corporation and the Kativik Regional Government to meet the specific needs of the people in Nunavik. To that end, the Government will fund economic and community projects, thus providing local communities with better economic and community development prospects.

The minimum annual payments provided for in the coming years amount to $34 million and they are subject to indexation until 2027. As at March 31, 2014, the minimum balance payable was $442 million ($469 million as at March 31, 2013).

Other transfer agreements1

The contractual obligations related to other transfer agreements stem from agreements on access to places in residential and long-term care facilities, totalling $1 337 million ($1 383 million as at March 31, 2013), the National Policy on Rurality, totalling $468 million ($41 million as at March 31, 2013), services provided by ambulance companies, totalling $301 million ($538 million as at March 31, 2013), and the fiscal and financial partnership with the municipalities, totalling $288 million ($288 million as at March 31, 2013). They also include contractual obligations stemming from agreements on the non-profit housing program, totalling $262 million ($249 million as at March 31, 2013), block funding for northern villages in the Kativik region, totalling $206 million ($214 million as at March 31, 2013), the promotion and development of the metropolitan region, totalling $153 million ($198 million as at March 31, 2013), the partnership for an innovative, healthy Québec, totalling $125 million (no contractual obligations as at March 31, 2013), the subsidy agreement reached with Ville de Montréal, totalling $106 million ($114 million as at March 31, 2013), services offered by family medicine groups, totalling $104 million ($130 million as at March 31, 2013), the development of young children, totalling $103 million ($103 million as at March 31, 2013), support for caregivers, totalling $102 million ($102 million as at March 31, 2013) and other transfers, totalling $1 533 million ($1 660 million as at March 31, 2013).

1 In addition to these amounts, the Government covers, through the payment of grants, the interest on borrowings related to certain agreements.

144

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

19.	Contractual obligations (cont’d)

Contractual obligations related to investments

Contractual obligations by investment category
(in millions of dollars)
	2014	2013

Acquisition of fixed assets	5 185	6 518
Loan and investment pledges	2 509	1 881

	7 694	8 399

Acquisition of fixed assets

The Government has concluded various agreements for the acquisition of fixed assets. These agreements provide for the payment, in the coming years, of a total of $5 185 million ($6 518 million as at March 31, 2013), including $1 886 million for the acquisition of fixed assets stemming from private-public partnership agreements ($2 770 million as at March 31, 2013). The contractual obligations related to these agreements for the acquisition of fixed assets have been reduced to take into account an amount of $165 million ($138 million as at March 31, 2013) in contributions by the federal government and other third parties.

Loan and investment pledges

The Government has entered into various agreements under which it is commited to granting loans to businesses or, in other cases, to investing in them for a total of $2 509 million ($1 881 million as at March 31, 2013).

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20.	Loan guarantees

Under its various financial assistance programs, the Government has guaranteed borrowings contracted by third parties for a total contingent liability of $11 638 million ($11 160 million as at March 31, 2013), for which an allowance for losses on guaranteed financial initiatives of $666 million ($696 million as at March 31, 2013) has been recorded. The guarantees ensure the payment of all or part of the principal, interest or both the principal and interest on debts if the borrower fails to pay.

Loan guarantees by category
(in millions of dollars)

	2014	2013

Enterprises	1 873	1 785
Non-profit organizations and cooperatives	1 638	1 433
Forest, farm and fisheries producers	4 562	4 474
Students	3 565	3 465
Other	(0)	3
	11 638	11 160

Allowance for losses on guaranteed financial initiatives (Note 13)	(666)	(696)

	10 972	10 464

Guarantees – Borrowings contracted by enterprises
(in millions of dollars)
	2014		2013

Guarantees granted by the Economic Development Fund(1)	1 858		1 773
Other	15		12
	1 873	(2),(3)	1 785	(2),(3)
Allowance for losses on guaranteed financial initiatives	(239)		(267)

	1 634		1 518

(1)	The guarantees were granted by the Government under the Act respecting Investissement Québec (CQLR, chapter I-16.0.1). In addition to loan guarantees, the guarantees include loss and payment guarantees introduced to facilitate the funding of aircraft purchasers.
(2)	This total excluded $339 M in authorized loan guarantees that were not yet in effect ($774 M as at March 31, 2013).
(3)	The total value of securities and surety received against guarantees was $1 240 M ($1 119 M as at March 31, 2013).

146

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

20.	Loan guarantees (cont’d)

Guarantees – Borrowings contracted by non-profit organizations and cooperatives
(in millions of dollars)
	2014	2013

Guarantees granted by the Société d'habitation du Québec(1)
Loan guarantees(2)	1 407	1 181	(3)
Other guarantees(4)	231	252
	1 638	1 433
Allowance for losses on guaranteed financial initiatives	(42)	(38)
	1 596	1 395

(1)	These guarantees are granted by the Government under the Act respecting the Société d'habitation du Québec (CQLR, chapter S-8).
(2)	The Government guarantees borrowings with financial institutions contracted by non-profit organizations and cooperatives for periods of 25 or 35 years following the approval of an extension by the Government. The principal and interest associated with these borrowings are covered by the organization.
The borrowings finance the cost of acquiring buildings.
(3)	In fiscal 2013-2014, the Société d’habitation du Québec finalized its analysis to determine the impact of the application of the revised accounting standard on government transfers (PS 3410) of the Public Sector Accounting Board (PSAB), effective April 1, 2012. This exercise gave rise to a downward adjustment of $105 M in loan guarantees granted by the Société d’habitation du Québec.
(4)	The Government has concluded agreements with the Canada Mortgage and Housing Corporation (CMHC), through the Société d’habitation du Québec, under which it is committed to buying property taken over by the CMHC when a borrower defaults on a borrowing, for an amount equal to the value of the claim paid to the approved lender plus incidental expenses. The guarantees granted cover 25-year periods, except if they are related to borrowings granted for projects in urban regions under the private non-profit housing program, in which case they cover periods of 35 years. The payment of the principal and interest associated with these borrowings is covered by the organizations concerned. The borrowings finance the cost of acquiring buildings.

Guarantees – Borrowings contracted by forest, farm and fisheries producers
(in millions of dollars)
	2014		2013

Guarantees granted by La Financière agricole du Québec(1)	4 455		4 371
Other	107		103
	4 562	(2)	4 474	(2)
Allowance for losses on guaranteed financial initiatives	(85)		(96)
	4 477		4 378

(1)	These guarantees are granted by the Government under the Act respecting La Financière agricole du Québec (CQLR, chapter L-0.1). This amount corresponds to balances of principal and interest on borrowings for which La Financière agricole du Québec reimburses the lenders’ residual losses and related charges. The producers’ assets are held as security by the lenders; they consist particularly of farm or forest production units, milk quotas and surety.
(2)	This amount excluded $455 M in authorized loan guarantees not yet in effect ($384 M as at March 31, 2013).

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20.	Loan guarantees (cont’d)

Guarantees – Borrowings contracted by students
(in millions of dollars)
	2014	2013

Borrowings for which the Government pays interest as long as the borrower is a student(1),(2)	1 595	1 564
Borrowings for which borrowers are responsible for paying principal and interest(1)	1 969	1 900
Borrowings for the purchase of a personal computer for which borrowers are responsible for paying interest(1)	1	1
	3 565	3 465
Allowance for losses on guaranteed financial initiatives	(300)	(295)
	3 265	3 170

(1)	These guarantees are granted by the Government under the Act respecting financial assistance for education expenses (CQLR, chapter A-13.3). It guarantees the reimbursement of losses of principal and interest to lending institutions.
(2)	These borrowings, bear interest at the banker’s acceptance rate plus 150 basis points. The interest that will be subsidized by the Government in subsequent years is estimated at $95 M ($90 M in 2013).

148

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

21.	Contingencies

Legal proceedings and disputes

A number of claims have been instituted against the Government, which is also involved in legal proceedings before the courts. These different disputes result from breaches of contract and damages suffered by individuals or property. In some cases, the amounts claimed are mentioned, in others, no mention is made of them. Claims for which an amount has been established total $1 154 million, after deducting the allowances taken by the Government in this regard. Since the outcome of these disputes is uncertain, the Government cannot determine its potential losses. The Government records an allowance for a given claim under “Accounts payable and accrued expenses” only once it appears likely that the claim will give rise to a disbursement and the amount payable can be reasonably estimated.

Some of Québec's Aboriginal communities have instituted legal proceedings involving $6 563 million in damages and interest against the Government for land claims, the recognition of certain ancestral rights and other related questions. These files are at different stages (some proceedings being currently suspended or inactive) and should eventually be resolved through negotiations, rulings or the abandonment of proceedings by applicants. Since the outcome of these files is uncertain, the Government cannot determine its potential losses.

Environmental liability

The Government has recorded an environmental liability for the cost of remediating contaminated land under its responsibility or likely to come under its responsibility to the extent that the amount can be estimated.

An amount of $3 175 million is presented as at March 31, 2014 under the heading "Other liabilities" for the 2 196 properties inventoried. Different methods are used to estimate remediation and management costs. The amount estimated for each file has been increased to take into account the degree of precision of the method used. Thus, the environmental liability recorded as at March 31, 2014 takes into account an increase of $953 million in costs ($1 007 million as at March 31, 2013).

In some cases, the probability that the Government will have to cover the remediation cost could not be established. In others, the value of the costs it will have to assume could not be estimated.

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22.	Cash flow information

Change in financial assets and liabilities related to operations
(in millions of dollars)
	2014	2013
Financial assets

Cash and notes on hand and outstanding deposits	103	(119)
Accounts receivable	2 492	(2 175)
Accrued interest on loans and portfolio investments	0	8
Inventories and other assets intended for sale	48	(17)
Deferred expenses related to debts	(189)	(319)
	2 454	(2 622)
Liabilities

Outstanding cheques	(163)	86
Accounts payable and accrued expenses	842	17
Federal government transfers to be repaid	(238)	(238)
Other liabilities	(131)	(140)
Deferred revenue	(1 150)	1 918
	(840)	1 643
	1 614	(979)

Interest paid	7 581	7 276

Net financial requirements and financing transactions
(in millions of dollars)
	2014	2013

Liquid assets provided by operating activities	7 477	3 265
Liquid assets used for investment activities	(1 349)	(775)
Liquid assets used for fixed asset investment activities	(6 537)	(6 608)

Net financial requirements	(409)	(4 118)

Liquid assets provided by financing activities	2 746	3 218
Change in liquid assets during the fiscal year	(2 337)	900

Financing transactions	409	4 118

150

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

22.	Cash flow information (cont’d)

Non-monetary transactions not included in the consolidated statement of cash flow
(in millions of dollars)
	2014	2013

Operating activities
Accounts receivable	78	65
Deferred expenses related to debts	(3)
Accounts payable and accrued expenses	(122)	139
	(47)	204

Fixed asset investment activities
Acquisition of fixed assets	(947)	(1 551)
	(947)	(1 551)

Financing activities
Borrowings made	1 072	1 412
Borrowings repaid	(78)	(65)
	994	1 347

Note: These non-monetary transactions stem mainly from private-public partnership agreements.

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23.	Asset-backed term notes (ABTNs)

Asset-backed term notes (ABTNs)

On January 21, 2009, an agreement was concluded between the Pan-Canadian Investors Committee and protection buying banks on the restructuring of asset-backed commercial paper (ABCP) issued by third parties. This ABCP was replaced by longer term notes, or asset-backed term notes (ABTNs). This agreement also led to the creation of three new trusts called “master asset vehicles” (MAV 1, MAV 2 and MAV 3).

ABTNs are securities backed by a range of financial instruments, whose maturities better match those of the underlying assets. The underlying assets for MAV 1 and MAV 2 are basically credit default swaps, while MAV 3 contains traditional assets such as commercial or residential mortgage debts.

As at March 31, 2014, ABTNs with a face value of $337 million ($340 million as at March 31, 2013) and a net value of $290 million ($284 million as at March 31, 2013) were held by:

  certain line-by-line consolidated bodies, for a face value of $218 million ($220 million as at March 31, 2013);

  government enterprises, for a face value of $119 million ($120 million as at March 31, 2013).

ABTNs held as at March 31, 2014 by category
(in millions of dollars)
Face
value

Pan-Canadian Investors Committee restructuring plan
MAV 2
Class A-1	155
Class A-2	111
Class B	20
Class C	9
Tracking notes for high-risk assets	2
297
MAV 3	0
Tracking notes for traditional assets	4
Tracking notes for high-risk assets	22
26
Total	323
Other restructured ABTNs(1)	14

337

(1)	Certain entities in the Government's reporting entity hold bank-sponsored ABTNs that were issued by financial-institution-sponsored trusts. These ABTNs were also restructured in 2008, outside the Pan-Canadian Investors Committee restructuring plan.

152

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

23.	Asset-backed term notes (ABTNs) (cont’d)

ABTNs were also held through participation units in funds entrusted to the Caisse de dépôt et placement du Québec (CDPQ). On January 1, 2010, the CDPQ created a specialized ABTN portfolio and, at the same time, all the assets and liabilities related to third-party and bank-sponsored ABTNs were transferred from the specialized bond portfolio to this new specialized portfolio.

Share of ABTNs held through participation units in the
specialized ABTN portfolio of the CDPQ
(in millions of dollars)

	Share of
	ABTNs held	Share of cost		Share of fair value
		2014	2013	2014	2013

Retirement Plans
Sinking Fund	21.3%	2 151	2 374	2 084	2 141
Generations Fund	0.5%	46	51	45	46
Other	0.9%	91	101	88	91

		2 288	2 526	2 217	2 278

In addition to the amounts invested in the ABTNs that it presents in its financial statements, the CDPQ also mentions contingencies stemming from the guarantees it issued as part of the restructuring efforts. The share of these guarantees allocated to participation units held by entities in the Government’s reporting entity amounted to $1 400 million ($1 400 million as at March 31, 2013).

Establishing the fair value of ABTN securities

Since there was no active market as at March 31, 2014 for ABTN securities issued in the wake of the restructuring efforts, entities in the Government's reporting entity that held such securities established fair values for the various types of securities using a discounted cash flow model. These valuations take into account specific aspects of the restructuring plan and use, as much as possible, observable market data such as interest rates and credit quality and price as at March 31, 2014. The calculations are based partially on assumptions that are not supported by prices or rates observed on the market. The main assumptions used in the model are related to the default rates on the underlying assets, the loss rates associated with each default, underlying assets returns and discounted cash flow rates.

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23.	Asset-backed term notes (ABTNs) (cont’d)

The value of ABTNs held by the CDPQ and issued by MAV 2 and MAV 3 has been determined using a similar method. The CDPQ used a different method for its MAV 1 ABTNs and certain other restructured ABTNs, but the results are consistent with those obtained by the entities in the Government’s reporting entity.

Impact on the Government's results as at March 31, 2014

ABTNs of entities in the Government's reporting entity

This valuation led to the recognition of valuation gains of $8 million ($13 million in 2012-2013) in the Government’s results for the year ended March 31, 2014.

Taking into account the impact of writing off certain ABTNs, the accumulated total valuation losses recorded amounted to $47 million ($56 million as at March 31, 2013).

CDPQ participation units

As for valuation losses related to ABTNs held through participation units in funds entrusted to the CDPQ by entities in the Government’s reporting entity, they are recognized in the Government’s consolidated operations in accordance with its accounting policies. Accordingly, $82 million was recorded in the Government’s results in regard to these losses ($77 million in 2012-2013).

Measurement uncertainty

The current value of ABTNs may vary in relation to their definitive value in subsequent periods particularly because of changes to the main assumptions used for discount rates, credit spreads, anticipated returns, the credit risk of underlying assets and the value of commitments and guarantees.

154

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

24.	Comparative figures

Certain comparative figures for 2013 were reclassified for consistency with the presentation adopted in 2014.

155

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 1
National Assembly, appointed persons, government departments and bodies whose financial transactions were conducted from the general fund of the Consolidated Revenue Fund

National Assembly

Persons Appointed by the National Assembly

Auditor General
Chief Electoral Officer – Commission de la représentation
Lobbyists Commissioner
Public Protector
The Ethics Commissioner

Departments and bodies

Affaires municipales, Régions et Occupation du territoire
Commission municipale du Québec
Régie du logement

Agriculture, Pêcheries et Alimentation
Commission de protection du territoire agricole du Québec
Régie des marchés agricoles et alimentaires du Québec

Conseil du trésor
Commission de la fonction publique

Conseil exécutif
Commission d’accès à l’information

Culture et Communications
Conseil du patrimoine culturel

Développement durable, Environnement, Faune et Parcs
Bureau d’audiences publiques sur l’environnement

Éducation, Loisir et Sport
Commission consultative de l’enseignement privé

Emploi et Solidarité sociale
Commission des partenaires du marché du travail
Conseil du statut de la femme

Enseignement supérieur, Recherche, Science et Technologie
Comité consultatif sur l’accessibilité financière aux études
Commission de l’éthique en science et en technologie
Commission d’évaluation de l’enseignement collégial
Conseil supérieur de l’éducation

Famille

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PUBLIC ACCOUNTS 2013-2014 – VOLUME 1

APPENDIX 1
National Assembly, appointed persons, government departments and bodies whose financial transactions were conducted from the general fund of the Consolidated Revenue Fund (cont'd)

Finances et Économie

Immigration et Communautés culturelles
Commission de toponymie
Conseil supérieur de la langue française
Office québécois de la langue française

Justice
Comité de la rémunération des juges
Comité de la rémunération des procureurs aux poursuites criminelles et pénales
Commission des droits de la personne et des droits de la jeunesse
Conseil de la justice administrative
Conseil de la magistrature
Directeur des poursuites criminelles et pénales
Office de la protection du consommateur
Tribunal des droits de la personne

Relations internationales, Francophonie et Commerce extérieur

Ressources naturelles

Revenu[1]

Santé et Services sociaux
Commissaire à la santé et au bien-être
Curateur public
Office des personnes handicapées du Québec

Sécurité publique
Bureau des enquêtes indépendantes
Bureau du coroner
Comité de déontologie policière
Commissaire à la déontologie policière
Commissaire à la lutte contre la corruption
Commission québécoise des libérations conditionnelles
Régie des alcools, des courses et des jeux

Transports
Commission des transports du Québec

Travail
Commission de l’équité salariale

(1)	Transactions of the general fund of the Consolidated Revenue Fund related to the enforcement or administration of any statute under the responsibility of the Minister of Revenue are administered by the Agence du revenu du Québec.

158

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 2
Government bodies, special funds and sinking funds

Bodies[1]

Agence du revenu du Québec
Agence métropolitaine de transport (December 31)
Autorité des marchés financiers
Bibliothèque et Archives nationales du Québec
Centre de la francophonie des Amériques
Centre de recherche industrielle du Québec
Centre de services partagés du Québec
Commission de la capitale nationale du Québec
Commission des normes du travail
Commission des services juridiques
Conseil des arts et des lettres du Québec
Conservatoire de musique et d’art dramatique du Québec (June 30)
Corporation d’urgences-santé
École nationale de police du Québec[2] (June 30)
École nationale des pompiers du Québec[2] (June 30)
Financement-Québec
Fondation de la faune du Québec
Fonds d’aide aux recours collectifs
Fonds de l’assurance médicaments
Fonds de recherche du Québec–Nature et technologies – Québec Research Fund–Nature and Technology
Fonds de recherche du Québec–Santé – Québec Research Fund–Health
Fonds de recherche du Québec–Société et culture – Québec Research Fund–Society and Culture
Héma-Québec
Institut de la statistique du Québec
Institut de tourisme et d’hôtellerie du Québec (June 30)
Institut national d’excellence en santé et en services sociaux
Institut national de santé publique du Québec
Institut national des mines
La Financière agricole du Québec
Musée d’art contemporain de Montréal
Musée de la civilisation
Musée national des beaux-arts du Québec
Office de la sécurité du revenu des chasseurs et piégeurs cris – Cree Hunters and Trappers Income Security Board (June 30)
Office des professions du Québec
Office Québec-Amériques pour la jeunesse
Office Québec-Monde pour la jeunesse
Régie de l’assurance maladie du Québec
Régie de l’énergie
Régie des installations olympiques (October 31)

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PUBLIC ACCOUNTS 2013-2014 – VOLUME 1

APPENDIX 2
Government bodies, special funds and sinking funds (cont'd)

Bodies (cont'd)

Régie du bâtiment du Québec
Régie du cinéma
Société d’habitation du Québec
Société de développement de la Baie-James (December 31)
Société de développement des entreprises culturelles
Société de financement des infrastructures locales du Québec
Société de l’assurance automobile du Québec (December 31)
Société de la Place des Arts de Montréal (August 31)
Société de télédiffusion du Québec (Télé-Québec) (August 31)
Société des établissements de plein air du Québec
Société des parcs de sciences naturelles du Québec
Société des traversiers du Québec
Société du Centre des congrès de Québec
Société du Grand Théâtre de Québec (August 31)
Société du Palais des congrès de Montréal
Société du parc industriel et portuaire de Bécancour
Société nationale de l’amiante
Société québécoise d’information juridique
Société québécoise de récupération et de recyclage
Société québécoise des infrastructures

Special funds of the Consolidated Revenue Fund

Access to Justice Fund
Administrative Tribunal of Québec (Fund of the)[3]
Assistance Fund for Independent Community Action
Bureau de décision et de révision (Fund of the)[3]
Caregiver Support Fund
Commission des lésions professionnelles (Fund of the)[3]
Commission des relations du travail (Fund of the)[3]
Early Childhood Development Fund
Economic Development Fund
Financing Fund
Fonds d’aide aux victimes d’actes criminels
Fonds du centre financier de Montréal
Fonds québécois d’initiatives sociales
Fund for the Promotion of a Healthy Lifestyle

160

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 2

Government bodies, special funds and sinking funds (cont'd)

Special funds of the Consolidated Revenue Fund (cont'd)

Fund to Finance Health and Social Services Institutions
Generations Fund
Goods and Services Fund
Green Fund
Health and Social Services Information Resources Fund
Health Services Fund
Highway Safety Fund
Information Technology Fund of the Ministère de l'Emploi et de la Solidarité sociale
Labour Market Development Fund
Land Transportation Network Fund
Natural Disaster Assistance Fund
Natural Resources Fund
Northern Development Fund
Police Services Fund
Québec Cultural Heritage Fund
Regional Development Fund
Register Fund of the Ministère de la Justice
Rolling Stock Management Fund
Sports and Physical Activity Development Fund
Tax Administration Fund
Territorial Information Fund
Tourism Partnership Fund
University Excellence and Performance Fund

Sinking funds of the Consolidated Revenue Fund

Accumulated Sick Leave Fund
Retirement Plans Sinking Fund
Sinking Fund relating to Borrowings by General and Vocational Colleges in Québec
Sinking Fund relating to Borrowings by Québec Health and Social Services Agencies
Sinking Fund relating to Borrowings by Québec School Boards
Sinking Fund relating to Borrowings by Québec University Establishments
Sinking Fund relating to Government Borrowings
Sinking fund set up for and on behalf of municipalities
Survivor’s Pension Plan Fund

(1)	When a fiscal year ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the fiscal year and March 31.
(2)	No data are available for the period between the end of the fiscal year and March 31.
(3)	The financial data for this special fund, which were used for consolidation purposes, also include those pertaining to the body financed by this fund.

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APPENDIX 3

Organizations in the Government’s health and social services and education networks

Health and social services network

Agencies and other regional authorities

Agence de la santé et des services sociaux de Chaudière-Appalaches
Agence de la santé et des services sociaux de l'Abitibi-Témiscamingue
Agence de la santé et des services sociaux de l'Estrie
Agence de la santé et des services sociaux de l'Outaouais
Agence de la santé et des services sociaux de la Capitale-Nationale
Agence de la santé et des services sociaux de la Côte-Nord
Agence de la santé et des services sociaux de la Gaspésie–Îles-de-la-Madeleine
Agence de la santé et des services sociaux de la Mauricie et du Centre-du-Québec
Agence de la santé et des services sociaux de la Montérégie
Agence de la santé et des services sociaux de Lanaudière
Agence de la santé et des services sociaux de Laval
Agence de la santé et des services sociaux de Montréal
Agence de la santé et des services sociaux des Laurentides
Agence de la santé et des services sociaux du Bas-Saint-Laurent
Agence de la santé et des services sociaux du Saguenay–Lac-Saint-Jean
Régie régionale de la santé et des services sociaux du Nunavik – Nunavik Regional Board of Health Social Networks

Public institutions

Centre de protection et de réadaptation de la Côte-Nord
Centre de réadaptation Constance-Lethbridge – Constance Lethbridge Rehabilitation Centre
Centre de réadaptation de l'Ouest de Montréal – West Montreal Readaptation Centre
Centre de réadaptation de la Gaspésie (Le)
Centre de réadaptation en déficience intellectuelle de Québec
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développemen tde Chaudière-Appalaches
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de l’Estrie
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de la Mauricie et du Centre-du-Québec – Institut universitaire
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de la Montérégie-Est
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de Laval
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement de Montréal
Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement du Bas-Saint-Laurent

162

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de réadaptation en déficience intellectuelle et en troubles envahissants du développement du Saguenay–Lac-Saint-Jean
Centre de réadaptation en déficience physique Chaudière-Appalaches
Centre de réadaptation en déficience physique Le Bouclier
Centre de réadaptation en dépendance de Chaudière-Appalaches
Centre de réadaptation en dépendance de l’Estrie
Centre de réadaptation en dépendance de l’Outaouais
Centre de réadaptation en dépendance de Montréal
Centre de réadaptation en dépendance de Québec
Centre de réadaptation en dépendance des Laurentides
Centre de réadaptation en dépendance Domrémy de la Mauricie–Centre-du-Québec
Centre de réadaptation en dépendance Le Virage
Centre de réadaptation Estrie inc.
Centre de réadaptation Foster
Centre de réadaptation Interval
Centre de réadaptation La Maison
Centre de réadaptation La Myriade
Centre de santé et de services sociaux Alphonse-Desjardins
Centre de santé et de services sociaux Cavendish
Centre de santé et de services sociaux Champlain–Charles-Le Moyne
Centre de santé et de services sociaux Cléophas-Claveau
Centre de santé et de services sociaux d'Ahuntsic et Montréal-Nord
Centre de santé et de services sociaux d'Antoine-Labelle
Centre de santé et de services sociaux d'Argenteuil
Centre de santé et de services sociaux d'Arthabaska-et-de-l'Érable
Centre de santé et de services sociaux de Beauce
Centre de santé et de services sociaux de Bécancour–Nicolet-Yamaska
Centre de santé et de services sociaux de Bordeaux-Cartierville-Saint-Laurent
Centre de santé et de services sociaux de Charlevoix
Centre de santé et de services sociaux de Chicoutimi
Centre de santé et de services sociaux de Dorval-Lachine-Lasalle
Centre de santé et de services sociaux de Gatineau
Centre de santé et de services sociaux de Jonquière
Centre de santé et de services sociaux de Kamouraska
Centre de santé et de services sociaux de l'Énergie
Centre de santé et de services sociaux de l'Hématite
Centre de santé et de services sociaux de l'Ouest-de-l'Île
Centre de santé et de services sociaux de la Baie-des-Chaleurs

163

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de santé et de services sociaux de la Basse-Côte-Nord
Centre de santé et de services sociaux de la Côte-de-Gaspé
Centre de santé et de services sociaux de la Haute-Côte-Nord–Manicouagan
Centre de santé et de services sociaux de la Haute-Gaspésie
Centre de santé et de services sociaux de la Haute-Yamaska
Centre de santé et de services sociaux de la Matapédia
Centre de santé et de services sociaux de la Minganie
Centre de santé et de services sociaux de la Mitis
Centre de santé et de services sociaux de la Montagne
Centre de santé et de services sociaux de la MRC-de-Coaticook
Centre de santé et de services sociaux de la Pointe-de-l'Île
Centre de santé et de services sociaux de la région de Thetford
Centre de santé et de services sociaux de la Vallée-de-l'Or
Centre de santé et de services sociaux de la Vallée-de-la-Batiscan
Centre de santé et de services sociaux de la Vallée-de-la-Gatineau
Centre de santé et de services sociaux de la Vieille-Capitale
Centre de santé et de services sociaux de Lac-Saint-Jean-Est
Centre de santé et de services sociaux de Laval
Centre de santé et de services sociaux de Maskinongé
Centre de santé et de services sociaux de Matane
Centre de santé et de services sociaux de Memphrémagog
Centre de santé et de services sociaux de Montmagny-L'Islet
Centre de santé et de services sociaux de Papineau
Centre de santé et de services sociaux de Port-Cartier
Centre de santé et de services sociaux de Portneuf
Centre de santé et de services sociaux de Québec-Nord
Centre de santé et de services sociaux de Rimouski-Neigette
Centre de santé et de services sociaux de Rivière-du-Loup
Centre de santé et de services sociaux de Rouyn-Noranda
Centre de santé et de services sociaux de Saint-Jérôme
Centre de santé et de services sociaux de Saint-Léonard et Saint-Michel
Centre de santé et de services sociaux de Sept-Îles
Centre de santé et de services sociaux de Témiscouata
Centre de santé et de services sociaux de Thérèse-De Blainville
Centre de santé et de services sociaux de Trois-Rivières
Centre de santé et de services sociaux de Vaudreuil-Soulanges
Centre de santé et de services sociaux des Aurores-Boréales
Centre de santé et de services sociaux des Basques

164

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre de santé et de services sociaux des Collines
Centre de santé et de services sociaux des Etchemins
Centre de santé et de services sociaux des ÎIes
Centre de santé et de services sociaux des Pays-d'en-Haut
Centre de santé et de services sociaux des Sommets
Centre de santé et de services sociaux des Sources
Centre de santé et de services sociaux Domaine-du-Roy
Centre de santé et de services sociaux Drummond
Centre de santé et de services sociaux du Coeur-de-l'Île
Centre de santé et de services sociaux du Granit
Centre de santé et de services sociaux du Haut-Saint-François
Centre de santé et de services sociaux du Haut-Saint-Laurent
Centre de santé et de services sociaux du Haut-Saint-Maurice
Centre de santé et de services sociaux du Lac-des-Deux-Montagnes
Centre de santé et de services sociaux du Nord de Lanaudière
Centre de santé et de services sociaux du Pontiac
Centre de santé et de services sociaux du Rocher-Percé
Centre de santé et de services sociaux du Sud de Lanaudière
Centre de santé et de services sociaux du Sud-Ouest-Verdun
Centre de santé et de services sociaux du Suroît
Centre de santé et de services sociaux du Témiscamingue
Centre de santé et de services sociaux du Val-Saint-François
Centre de santé et de services sociaux Haut-Richelieu-Rouville
Centre de santé et de services sociaux – Institut universitaire de gériatrie de Sherbrooke
Centre de santé et de services sociaux Jardins-Roussillon
Centre de santé et de services sociaux Jeanne-Mance
Centre de santé et de services sociaux La Pommeraie
Centre de santé et de services sociaux Les Eskers de l'Abitibi
Centre de santé et de services sociaux Lucille-Teasdale
Centre de santé et de services sociaux Maria-Chapdelaine
Centre de santé et de services sociaux Pierre-Boucher
Centre de santé et de services sociaux Pierre-De Saurel
Centre de santé et de services sociaux Richelieu-Yamaska
Centre de santé Inuulitsivik – Inuulitsivik Health Centre
Centre de santé Tulattavik de l'Ungava – Ungava Tulattavik Health Center
Centre de soins prolongés Grace Dart – Grace Dart Extended Care Centre
Centre du Florès
Centre hospitalier de l'Université de Montréal

165

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Centre hospitalier de St. Mary – St. Mary’s Hospital Centre
Centre hospitalier universitaire de Sherbrooke
Centre hospitalier universitaire Sainte-Justine
Centre jeunesse Chaudière-Appalaches
Centre jeunesse de l'Abitibi-Témiscamingue (CJAT)
Centre jeunesse de l'Estrie
Centre jeunesse de la Mauricie et du Centre-du-Québec (Le)
Centre jeunesse de la Montérégie
Centre jeunesse de Laval
Centre jeunesse de Montréal (Le)
Centre jeunesse de Québec
Centre jeunesse des Laurentides
Centre jeunesse du Bas-Saint-Laurent
Centre jeunesse du Saguenay–Lac-Saint-Jean (Le)
Centre jeunesse Gaspésie–Les Îles
Centre Miriam – Miriam Home and Services
Centre montérégien de réadaptation
Centre Normand
Centre régional de réadaptation La Ressourse
Centre régional de santé et de services sociaux de la Baie-James[1]
Centre universitaire de santé McGill – McGill University Health Centre
Centres de la jeunesse et de la famille Batshaw (Les) – Batshaw Youth and Family Centres
Centres jeunesse de Lanaudière (Les)
Centres jeunesse de l'Outaouais (Les)
CHSLD juif de Montréal – Jewish Eldercare Centre
CHU de Québec
Clair Foyer inc.
CLSC Naskapi
Conseil cri de la santé et des services sociaux de la Baie-James – Cree Board of Health and Social Services of James Bay[1]
Corporation du Centre de réadaptation Lucie-Bruneau (La)
Corporation du Centre hospitalier gériatrique Maimonides (La) – Maimonides Geriatric Centre
Hôpital chinois de Montréal (1963) (L') – Montreal Chinese Hospital (1963)
Hôpital du Sacré-Coeur de Montréal
Hôpital général juif Sir Mortimer B. Davis (L') – Sir Mortimer B. Davis Jewish General Hospital
Hôpital Jeffery Hale -Saint Brigid's
Hôpital juif de réadaptation – Jewish Rehabilitation Hospital
Hôpital Maisonneuve-Rosemont
Hôpital Mont-Sinaï – Mount Sinai Hospital

166

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Health and social services network (cont’d)

Public institutions (cont’d)

Hôpital Rivière-des-Prairies
Hôpital Santa Cabrini
Institut canadien-polonais du bien-être inc.
Institut de cardiologie de Montréal – Montréal Heart Institute
Institut de réadaptation en déficience physique de Québec
Institut de réadaptation Gingras-Lindsay-de-Montréal
Institut Nazareth et Louis-Braille
Institut Philippe-Pinel de Montréal
Institut Raymond-Dewar
Institut universitaire de cardiologie et de pneumologie de Québec
Institut universitaire de gériatrie de Montréal
Institut universitaire en santé mentale de Montréal
Institut universitaire en santé mentale de Québec
Institut universitaire en santé mentale Douglas – Douglas Mental Health University Institute
La Résidence de Lachute – Lachute Residence
Pavillon du Parc
Services de réadaptation du Sud-Ouest et du Renfort (Les)

Education networks

School boards2

Commission scolaire au Coeur-des-Vallées
Commission scolaire Central Québec – Central Québec School Board
Commission scolaire crie – Cree School Board
Commission scolaire de Charlevoix
Commission scolaire de Kamouraska–Rivière-du-Loup
Commission scolaire de l'Estuaire Commission scolaire de l'Énergie
Commission scolaire de l'Or-et-des-Bois
Commission scolaire de la Baie-James
Commission scolaire de la Beauce-Etchemin
Commission scolaire de la Capitale
Commission scolaire de la Côte-du-Sud
Commission scolaire De La Jonquière
Commission scolaire de la Moyenne-Côte-Nord
Commission scolaire de la Pointe-de-l'Île

167

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

School boards (cont’d)

Commission scolaire de la Région-de-Sherbrooke
Commission scolaire de la Riveraine
Commission scolaire de la Rivière-du-Nord
Commission scolaire de la Seigneurie-des-Mille-Îles
Commission scolaire de la Vallée-des-Tisserands
Commission scolaire de Laval
Commission scolaire de Montréal
Commission scolaire de Portneuf
Commission scolaire de Rouyn-Noranda
Commission scolaire de Saint-Hyacinthe
Commission scolaire de Sorel-Tracy
Commission scolaire des Affluents
Commission scolaire des Appalaches
Commission scolaire des Bois-Francs
Commission scolaire des Chênes
Commission scolaire des Chic-Chocs
Commission scolaire des Découvreurs
Commission scolaire des Draveurs
Commission scolaire des Grandes-Seigneuries
Commission scolaire des Hautes-Rivières
Commission scolaire des Hauts-Bois-de-l'Outaouais
Commission scolaire des Hauts-Cantons
Commission scolaire des Îles
Commission scolaire des Laurentides
Commission scolaire des Monts-et-Marées
Commission scolaire des Navigateurs
Commission scolaire des Patriotes
Commission scolaire des Phares
Commission scolaire des Portages-de-l'Outaouais
Commission scolaire des Premières-Seigneuries
Commission scolaire des Rives-du-Saguenay
Commission scolaire des Samares
Commission scolaire des Sommets
Commission scolaire des Trois-Lacs
Commission scolaire du Chemin-du-Roy
Commission scolaire du Fer
Commission scolaire du Fleuve-et-des-Lacs
Commission scolaire du Lac-Abitibi

168

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

School boards (cont’d)

Commission scolaire du Lac-Saint-Jean
Commission scolaire du Lac-Témiscamingue
Commission scolaire du Littoral
Commission scolaire du Pays-des-Bleuets
Commission scolaire du Val-des-Cerfs
Commission scolaire Eastern Shores – Eastern Shores School Board
Commission scolaire Eastern Townships – Eastern Townships School Board
Commission scolaire English-Montréal – English Montreal School Board
Commission scolaire Harricana
Commission scolaire Kativik – Kativik School Board
Commission scolaire Lester-B.-Pearson – Lester B. Pearson School Board
Commission scolaire Marguerite-Bourgeoys
Commission scolaire Marie-Victorin
Commission scolaire New Frontiers – New Frontiers School Board
Commission scolaire Pierre-Neveu
Commission scolaire René-Lévesque
Commission scolaire Riverside – Riverside School Board
Commission scolaire Sir-Wilfrid-Laurier – Sir Wilfrid Laurier School Board
Commission scolaire Western Québec – Western Québec School Board

Comité de gestion de la taxe scolaire de l'île de Montréal

General and vocational colleges (CEGEPs)[2]

Cégep André-Laurendeau
Cégep Beauce-Appalaches
Cégep d'Ahuntsic
Cégep de Baie-Comeau
Cégep de Bois-de-Boulogne
Cégep de Chicoutimi
Cégep de Drummondville
Cégep de Granby–Haute-Yamaska
Cégep de Jonquière
Cégep de l'Abitibi-Témiscamingue
Cégep de l'Outaouais
Cégep de la Gaspésie et des Îles
Cégep de La Pocatière
Cégep de Lévis-Lauzon
Cégep de Maisonneuve

169

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

General and vocational colleges (CEGEPs) (cont’d)

Cégep de Matane
Cégep de Rimouski
Cégep de Rivière-du-Loup
Cégep de Rosemont
Cégep de Saint-Félicien
Cégep de Saint-Hyacinthe
Cégep de Saint-Jérôme
Cégep de Saint-Laurent
Cégep de Sainte-Foy
Cégep de Sept-Îles
Cégep de Sherbrooke
Cégep de Sorel-Tracy
Cégep de Thetford
Cégep de Trois-Rivières
Cégep de Valleyfield
Cégep de Victoriaville
Cégep du Vieux Montréal
Cégep Édouard-Montpetit
Cégep François-Xavier-Garneau
Cégep Gérald-Godin
Cégep Limoilou
Cégep Lionel-Groulx
Cégep Marie-Victorin
Cégep Montmorency
Cégep régional de Lanaudière
Cégep Saint-Jean-sur-Richelieu
Champlain Regional College of General and Vocational Education
Collège d’Alma
Collège Shawinigan
Dawson College
Heritage College
John Abbott College
Vanier College of General and Vocational Education

170

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 3

Organizations in the Government’s health and social services and education networks (cont’d)

Education networks (cont’d)

Université du Québec and its constituent universities[3]

École de technologie supérieure
École nationale d'administration publique
Institut national de la recherche scientifique
Télé-université
Université du Québec
Université du Québec à Chicoutimi
Université du Québec à Montréal
Université du Québec à Rimouski
Université du Québec à Trois-Rivières
Université du Québec en Abitibi-Témiscamingue
Université du Québec en Outaouais

(1)	These entities act as agencies and public institutions.
(2)	School boards and colleges have a fiscal year that ends on June 30. Interim data are used for the period between the end of their fiscal year and March 31.
(3)

The financial data of the Université du Québec and its constituent universities that were used for consolidation purposes cover the period from May 1, 2013 to April 30, 2014, the date on which their fiscal year ends. Operations and events relating to these entities that occurred between April 1 and 30, 2014 did not have a material financial impact on the Government’s financial position and consolidated results.

171

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 4

Government enterprises

Capital Financière agricole inc.
Hydro-Québec (December 31)
Investissement Québec
Loto-Québec
Société des alcools du Québec (fiscal year ended on the last Saturday of the month of March)
Société Innovatech du Grand Montréal
Société Innovatech du Sud du Québec
Société Innovatech Québec et Chaudière-Appalaches
Société Innovatech Régions ressources

Note:	When the fiscal year of an enterprise ends on a date other than March 31, the date is indicated in parentheses. Interim data are then used for the period between the end of the enterprise’s fiscal year and March 31.

172

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 5

Government departments and bodies that conduct fiduciary transactions not included in the Government's reporting entity

Agence du revenu du Québec
Fonds des pensions alimentaires
Unclaimed property (December 31)

Autorité des marchés financiers
Fonds d’indemnisation des services financiers

Caisse de dépôt et placement du Québec (December 31)

Comité Entraide – public and parapublic sectors (December 31)

Commission administrative des régimes de retraite et d’assurances (December 31)

Commission de la construction du Québec (December 31)

Commission des partenaires du marché du travail
Workforce Skills Development and Recognition Fund

Conseil de gestion de l’assurance parentale (December 31)
Parental Insurance Fund (December 31)

Curateur public
Accounts under administration (December 31)

La Financière agricole du Québec
Fonds d’assurance-récolte
Fonds d’assurance-stabilisation des revenus agricoles

Ministère de la Sécurité publique
Fonds central de soutien à la réinsertion sociale (December 31)

Ministère des Finances et de l’Économie
Trust fund

Office de la protection du consommateur
Cautionnements individuels des agents de voyages
Fonds d’indemnisation des clients des agents de voyages

Régie des marchés agricoles et alimentaires du Québec
Fonds d’assurance-garantie

Régie des rentes du Québec (December 31)

Régie du bâtiment du Québec
Guarantee fund

Société de l’assurance automobile du Québec
Fonds d’assurance automobile du Québec (December 31)

Société québécoise de récupération et de recyclage
Compensation regime for municipal bodies

Note:	When a fiscal year ends on a date other than March 31, the date is indicated in parentheses.

173

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 6

Revenue
FISCAL YEAR ENDED MARCH 31, 2014

Revenue by source
(in millions of dollars)

	2014		2013
	Budget (1)	Actual results	Actual results
Income and property taxes
Personal income tax		26 203	25 070
Contributions dedicated to health services		6 251	6 391
Corporate tax		5 625	6 034
School property tax		1 786	1 577
	41 711	39 865	39 072
Consumption taxes
Sales		13 262	12 542
Fuel		2 310	2 150
Tobacco		1 010	907
Alcoholic beverages		551	480
Pari mutuel		2	0
	18 123	17 135	16 079
Duties and permits
Motor vehicles		1 137	1 092
Natural resources		505	460
Other		556	532
	2 215	2 198	2 084
Miscellaneous revenue
Sales of goods and services		4 655	4 516
User contributions		1 526	1 506
Tuition fees		303	282
Interest		757	875
Fines, forfeitures and recoveries		874	803
Third-party donations		817	912
	8 835	8 932	8 894
Revenue from government enterprises
Hydro-Québec		3 333	919
Loto-Québec		1 055	1 194
Société des alcools du Québec		1 003	1 030
Other		39	89
	5 108	5 430	3 232
Generations Fund revenue	1 039	1 121	961
Total own-source revenue	77 031	74 681	70 322
Federal government transfers
Equalization		7 833	7 391
Protection payment			362
Health transfers		5 290	4 792
Transfers for post-secondary education and other social programs		1 534	1 486
Compensation for harmonisation of the QST with the GST		1 467	733
Other programs		2 426	2 753
Total federal government transfers	18 161	18 550	17 517
Total revenue	95 192	93 231	87 839

(1)	Based on the data presented in Budget 2013-2014 of the Ministère des Finances et de l’Économie tabled on November 20, 2012.

174

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 7

Expenditure
FISCAL YEAR ENDED MARCH 31, 2014

Expenditure by supercategory and category
(in millions of dollars)

	2014		2013
	Budget (1)	Actual results	Actual results
Transfers
Remuneration		2 714	2 498
Operating		1 185	1 235
Capital		1 819	1 775
Interest		357	356
Support		19 963	19 496
		26 038	25 360
Remuneration		40 295	37 848
Operating(2)		17 160	16 466
Doubtful accounts and other allowances		843	841
Sub-total	82 884	84 336	80 515
Debt service
Interest on debt(3)		7 589	7 238
Less
Investment income of the sinking funds for borrowings		297	405
Short-term investment income		73	78
		7 219	6 755
Interest on pension plan and other employee future benefit obligations		5 608	5 285
Less
Investment income of the Retirement Plans Sinking Fund and specific pension funds		2 157	2 131
Investment income of employee future benefit program funds		72	70
		3 379	3 084
Debt service	10 869	10 598	9 839

Total expenditure	93 753	94 934	90 354

(1)	Based on the data presented in Budget 2013-2014 of the Ministère des Finances et de l’Économie tabled on November 20, 2012.
(2)	The operating expenditure included an amount of $3 460 M ($3 269 M in 2012-2013) related to the depreciation of fixed assets.
(3)	The interest charge on the debt included an amount of $18 M related to the amortization of deferred foreign exchange gains ($9 M in 2012-2013).

175

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 8

Investment in government enterprises
AS AT MARCH 31, 2014

Financial information on government enterprises
(in millions of dollars)

	2014
				Investissement
	Hydro-Québec			Québec		Loto-Québec
		Adjustments for
	December 31	the
	2013	three-month period (1)	March 31
STATEMENT OF OPERATIONS
Revenue	12 881	711	13 592	823		3 514
Expenditure	9 943	317	10 260	785		2 370
Operating result	2 938	394	3 332	38		1 144
Result from discontinued operations(2)	4	9	13
Net result	2 942	403	3 345	38		1 144
Consolidation adjustments(3)			(12)			(89)
REVENUE FROM GOVERNMENT ENTERPRISES			3 333	38		1 055
OTHER COMPREHENSIVE INCOME ITEMS(4)	(323)	135	(188)	107		2
STATEMENT OF FINANCIAL POSITION
Assets
Fixed assets	61 400	143	61 543	234		1 028
Other assets	11 710	(489)	11 221	7 989		322
Total assets	73 110	(346)	72 764	8 223		1 350
Liabilities
Long-term debts	44 477	(631)	43 846 (5)	4 565	(6)	433 (7)
Other liabilities	9 239	(1 487)	7 752 (8)	979	(7)	835
Total liabilities	53 716	(2 118)	51 598	5 544		1 268
Shareholders' equity
Cumulative total of other comprehensive income items	(548)	9	(539)	244		(4)
Other shareholders' equity items	19 942	1 763	21 705	2 435		86
Total shareholders' equity	19 394	1 772	21 166	2 679		82
Consolidation adjustments(9)			(6)	21
Equity value			21 160	2 700		82
Loans(10)			21 160	481		433
INVESTMENT IN GOVERNMENT ENTERPRISES			21 160	3 181		515

176

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 8

2014								2013
								(restated)
					Société
			Société		Innovatech	Société
Société des	Capital		Innovatech du	Société	Québec et	Innovatech
alcools du	Financière		Grand	Innovatech du	Chaudière-	Régions
Québec	agricole inc. (11)		Montréal	Sud du Québec	Appalaches	ressources	Total	Total

2 986	1						20 916	19 902
1 983	1						15 399	14 732
1 003	-		-	-	-	-	5 517	5 170
							13	(1 876)
1 003	-		-	-	-	-	5 530	3 294
						1	(100)	(62)
1 003	-		-	-	-	1	5 430	3 232
(1)	-		-	-	-	-	(80)	(360)
260							63 065	61 090
384	18		5	13	29	25	20 006	18 973
644	18		5	13	29	25	83 071	80 063
	5	(7)					48 849	47 359
601							10 167	9 746
601	5		-	-	-	-	59 016	57 105

(3)							(302)	(221)
46	13		5	13	29	25	24 357	23 179
43	13		5	13	29	25	24 055	22 958
	(1)						14	26
43	12		5	13	29	25	24 069	22 984
	5						919	754
43	17		5	13	29	25	24 988	23 738

177

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 8

Investment in government enterprises (cont’d)
AS AT MARCH 31, 2014

(1)

The data presented in the “Adjustments for the three-month period” column represent adjustments needed to account for the Hydro-Québec data on the basis of the Government’s fiscal year, which ends on March 31. The fiscal year of Hydro-Québec ends on December 31.

(2)

The result from discontinued operations stems from the closure of the Gentilly-2 nuclear generating station. This reduced Hydro-Québec’s operating results by $59 M for fiscal 2012-2013. In addition, the abandonment of the refurbishment project led to the write-off by Hydro-Québec of the tangible fixed assets under construction for the project worth $990 M. The enterprise also had to depreciate all of its assets related to nuclear operations by $827 M, in order to reduce the book value of these assets to zero.

(3)

The adjustment of the government enterprises’ net results stems mainly from contributions made by Loto-Québec to entities within the Government’s reporting entity (decrease of $89 M) and charged to its shareholders’ equity and from the elimination of unrealized gains and losses on transactions carried out by Hydro-Québec with entities in the Government's reporting entity (decrease of $12 M).

(4)

The enterprises’ other comprehensive income items arise mainly from variations in the fair value of instruments designated as cash flow hedges and in those of financial assets available for sale, as well as from foreign exchange gains and losses stemming from the translation of subsidiaries and of equity- accounted entities. These other comprehensive income items will be reclassified to the government enterprises’ net results when they are realized.

In the case of Hydro-Québec, other comprehensive income items were mainly the result of a downward variation of $188 M in the fair value of instruments designated as cash flow hedges; in the case of Investissement Québec, they stemmed primarily from upward variations of $68 M in the fair value of financial assets available for sale and from a foreign exchange gain of $38 M resulting from the conversion of a subsidiary and of equity-accounted entities.

(5)	The Government guarantees borrowings contracted by Hydro-Québec in different currencies. The net value of these borrowings stood at $42 000 M as at March 31, 2014 ($39 800 M as at March 31, 2013).
(6)	The Government guarantees payment of the principal on certain debts, which totalled $4 564 M as at March 31, 2014 ($4 001 M as at March 31, 2013).
(7)

The loans granted by the Government to enterprises are presented, as the case may be, in the long-term debts or other liabilities of the enterprise concerned. The general conditions of the loans are described in detail in Note 10 below.

(8)

The Government granted a financial guarantee of $685 M ($685 M as at March 31, 2013) for the Gentilly-2 nuclear generating station, for which Hydro-Québec set up a trust of $106 M ($94 M as at March 31, 2013).

(9)	The equity value adjustments stem from the elimination of unrealized gains and losses on transactions with entities in the Government's reporting entity.
(10)

The loans granted by the Government to Investissement Québec totalling $481 M do not bear interest and are repayable on demand; the loans to Loto-Québec bear interest at rates of 1.95% to 4.12% and mature between May 2014 and December 2043; and the loans to Capital Financière agricole inc. bore interest at rates of 0% to 1.33% and matured in April and May 2014.

The value of the maturing loans will be $104 M in 2015, $75 M in 2016, $50 M in 2017, $40 M in 2018, $50 M in 2019, $68 M during the 2020-2024 period and $50 M beyond that period.
(11)	The percentage of the Government’s investment in this enterprise is 90.10%.

178

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 8

Investment in government enterprises (cont'd)
AS AT MARCH 31, 2014

Repayment schedule for long-term debts contracted with third parties other than the Government
(in millions of dollars)

						2020 and
	2015	2016	2017	2018	2019	thereafter	Total

Hydro-Québec	2 335	112	1 694	1 106	1 195	37 404	43 846
Investissement Québec	839	807	825	1 080	1 014		4 565

	3 174	919	2 519	2 186	2 209	37 404	48 411

179

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 8

Investment in government enterprises (cont'd)
AS AT MARCH 31, 2014

Restatements by government enterprises

Adoption of revised IAS 19 standard Employee Benefits

For their 2013-2014 fiscal year, Loto-Québec and the Société des alcools du Québec complied with the new requirements of IAS 19 Employee Benefits, of the International Financial Reporting Standards (IFRS), in effect for fiscal years beginning on or after January 1, 2013. The accounting changes resulting from these new requirements concern the accounting treatment of the actuarial gains or losses of the enterprises’ pension plans and other employee future benefit programs. These gains and losses are now recognized immediately in the other items of their comprehensive income instead of in their net results using the corridor approach. These changes were applied retroactively by these enterprises, with restatement of their previous fiscal year.

These accounting changes led to a decrease, as at April 1, 2013, of $1 million in the shareholders’ equity of the Société des alcools du Québec and of $10 million in that of Loto-Québec; these decreases changed primarily the accumulated comprehensive income of these enterprises. The changes did not have a material impact on the net income of these enterprises for 2012-2013 and 2013-2014.

The Government therefore reduced, as at April 1, 2012, the value of its investment in these two enterprises by $11 million, with restatement of its statement of consolidated financial position for the previous year. However, since the impact on the consolidated results for fiscal 2012-2013 was immaterial, the revenue from these two government enterprises was not restated.

Total impact
(in millions of dollars)

	2014	2013
Investment in government enterprises	(11)	(11)
Accumulated deficit and net debt, beginning of year	11	11
Accumulated deficit and net debt, end of year	11	11

180

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 8

Investment in government enterprises (cont'd)
AS AT MARCH 31, 2014

Main contractual obligations of government enterprises

Hydro-Québec

Hydro-Québec has made a commitment to Churchill Falls (Labrador) Corporation Limited to buy almost all of the power produced by the Churchill Falls generating station, which has a rated capacity of 5 428 megawatts. This contract, which expires in 2016, will be renewed automatically for a further 25 years, according to the terms and conditions already agreed upon. A contract guaranteeing the availability of 682 megawatts of additional power until 2041 for the November 1 to March 31 winter period has also been concluded with this enterprise.

As at December 31, 2013, Hydro-Québec was also committed under 129 contracts to purchasing electricity from other producers, for a capacity of roughly 5 494 megawatts. Most of the contracts, which extend to 2052, include renewal clauses.

Taking into account electricity purchase contracts as a whole, Hydro-Québec plans to make the following minimum payments, in millions of dollars, in the coming fiscal years:

December 31
2014	1 421
2015	1 606
2016	1 738
2017	1 754
2018	1 778
2019 and thereafter	30 522
Total	38 819

Hydro-Québec has provided for investments of about $4 billion in tangible fixed assets and intangible assets for the 2014 calendar year. The enterprise’s commitments arising from these investment projects totalled the same amount as at March 31, 2014.

In addition, the enterprise’s commitments under various agreements with local communities affected by certain tangible fixed asset investment projects amounted to $618 million as at December 31, 2013; these agreements provide for annual payments as of 2021, for a maximum of 51 years.

181

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 8

Investment in government enterprises (cont'd)
AS AT MARCH 31, 2014

Main contractual obligations of government enterprises (cont’d)

Investissement Québec

Investissement Québec has contracted various financing and investment commitments during the normal course of its activities. The financing agreements, authorized by the enterprise, pending acceptance by clients, represented a total of $33 million as at March 31, 2014. The agreements accepted by clients, which include amounts not disbursed on loans, shares and units, amounts for which disbursement has not been authorized for financial contributions and amounts that have not yet been used for guarantees, represented a total of $485 million at that date. In addition, under agreements with partners, Investissement Québec was committed as at March 31, 2014 to investing $137 million, through units of limited partnerships, in regional economic intervention funds (FIER) and other venture capital agencies.

These commitments do not necessarily represent future cash requirements of Investissement Québec, as several will expire or may be cancelled without resulting in an outflow of cash.

Investissement Québec has contracted various other commitments during the normal course of its activities. These commitments, totalling $87 million, are authorized commitments that had not been disbursed as at March 31, 2014.

Loto-Québec

As at March 31, 2014, Loto-Québec was committed, under lease agreements, to paying undiscounted minimum payments due, totalling $162 million.

Société des alcools du Québec

As at March 31, 2014, the Société des alcools du Québec was committed, under lease agreements, to paying undiscounted minimum payments due, totalling $380 million, for the rental of outlets.

182

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 8

Investment in government enterprises (cont'd)
AS AT MARCH 31, 2014

Main contingencies of government enterprises

Hydro-Québec

In accordance with the terms and conditions for the issue of certain debt securities outside Canada, Hydro-Québec has undertaken to increase the interest paid to non-residents if changes are made to Canadian tax legislation concerning tax on the income of non-resident persons. The enterprise is unable to estimate the maximum amount it could be required to pay. If such an amount becomes payable, Hydro-Québec would have the option of repaying most of the securities in question. As at December 31, 2013, the amortized cost of the debt concerned was $5 604 million.

Investissement Québec

When a corporation is sold in whole or in part, in addition to any potential indemnification arising from the failure to execute restrictive clauses or from non-compliance with a declaration of guarantee, Investissement Québec may agree to give a guarantee against any claim resulting from past activities. In general, the terms and conditions and amount of such indemnification are limited to the agreement. Investissement Québec did not recognize an amount on its consolidated statement of financial position for these sales because it is not probable that an outflow of resources will be required to settle the obligation and such an amount cannot be reliably estimated.

To contribute to Québec’s economic development, Investissement Québec guarantees borrowings and other financial commitments contracted by corporations. As at March 31, 2014, the guarantees granted by this enterprise totalled $486 million; a liability of $111 million has been recorded in respect of these guarantees.

183

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 8

Investment in government enterprises (cont'd)
AS AT MARCH 31, 2014

Material transactions and balances of government enterprises realized with entities included in the Government's reporting entity
(in millions of dollars)

	2014	2013

Inter-entity transactions related to results
Revenue	681	578
Expenditure	1 440	1 405

Inter-entity transactions related to shareholder's equity
Dividends
Hydro-Québec	2 207	645
Loto-Québec	1 055	1 194
Société des alcools du Québec	1 003	1 030
Contributions from Loto-Québec	89	88

Inter-entity balances
Financial assets	5 078	4 515
Non-financial assets	108	124
Deferred revenue related to the acquisition of fixed assets	55	57
Debts and other liabilities with the Government	1 279	1 338

184

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 9

Segment disclosures
AS AT MARCH 31, 2014

Consolidated statement of revenue and consolidated statement of expenditure by government mission

To supplement the consolidated financial statements, the Government provides segmented financial information for each of its main missions. This information is intended to present the resources allocated to support its main missions, and to provide users with relevant information for accountability and decision-making purposes.

The following tables present the revenue sources and costs of each of the Government’s main missions, namely:

  Health and Social Services: encompasses the activities of the Ministère de la Santé et des Services sociaux and the bodies and special funds that contribute to this mission;

  Education and Culture: encompasses the activities of the Ministère de l’Éducation, du Loisir et du Sport, the Ministère de l’Enseignement supérieur, de la Recherche, de la Science et de la Technologie (higher education sector), the Ministère de la Culture et des Communications, the Ministère de l’Immigration et des Communautés culturelles and the bodies and special funds that contribute to this mission;

  Economy and Environment: encompasses mainly the activities of the Ministère des Affaires municipales, des Régions et de l’Occupation du territoire, the Ministère des Transports, the Ministère de l’Agriculture, des Pêcheries et de l’Alimentation, the Ministère des Finances et de l’Économie (economic development sector), the Ministère des Ressources naturelles, the Ministère du Développement durable, de l’Environnement, de la Faune et des Parcs, the Ministère des Relations internationales, de la Francophonie et du Commerce extérieur, the Ministère de l'Enseignement supérieur, de la Recherche, de la Science et de la Technologie (research, science and technology sector) and the bodies and special funds that contribute to this mission;

  Support for Individuals and Families: encompasses mainly the activities of the Ministère de l’Emploi et de la Solidarité sociale, the Ministère de la Famille, the Ministère de la Justice (access to justice sector) and the bodies and special funds that contribute to this mission;

185

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 9

Segment disclosures (cont’d)
AS AT MARCH 31, 2014

Consolidated statement of revenue and consolidated statement of expenditure by government mission (cont'd)

  Administration and Justice: encompasses mainly the activities of the Ministère des Affaires municipales, des Régions et de l’Occupation du territoire (sector related to financial assistance to municipalities and compensations in lieu of taxes), the Ministère de la Sécurité publique, the Ministère du Conseil exécutif, the Conseil du trésor et de l’Administration gouvernementale, the Ministère de la Justice, the Ministère des Finances et de l’Économie (sector related to finance, except for debt management), the Ministère du Travail, the National Assembly and persons appointed by it and the bodies and special funds that contribute to this mission. In addition, revenue and expenditure related to the application or enforcement of any Act, which are under the responsibility of the Minister of Revenue, are presented in this mission, except for refundable tax credits that meet the definition of a tax-funded transfer. Each of these tax credits is presented in the expenditures of the Government mission with which it is associated. Revenue from federal government transfers falling under the responsibility of the Ministère des Finances et de l’Économie, i.e. revenue from equalization payments, payments from transfers for health care and for post-secondary education and other social programs, are also presented in this mission.

  Debt Service: encompasses activities of the Ministère des Finances et de l’Économie (debt management sector).

The revenue and expenditure of each mission are presented after the eliminations of transactions and balances between the entities in a given mission. In addition, when an entity’s activities are related to several missions, its revenue and expenditure are allocated among the missions concerned.

186

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 9

Segment disclosures (cont’d)
AS AT MARCH 31, 2014

Consolidated statement of revenue by government mission
(in millions of dollars)

	2014
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Consolidated
	Services	and Culture	Environment	and Families	and Justice	total
REVENUE
Income and property taxes	950	1 786	46		37 083	39 865
Consumption taxes	20	70	2 382	30	14 633	17 135
Duties and permits	2	51	1 847	13	285	2 198
Miscellaneous revenue	3 441	1 702	1 315	199	2 275	8 932
Revenue from government enterprises					5 430	5 430
Generations Fund revenue					1 121	1 121
Total own-source revenue	4 413	3 609	5 590	242	60 827	74 681
Federal government transfers	625	637	1 979	32	15 277	18 550
Total revenue	5 038	4 246	7 569	274	76 104	93 231

	2013
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Consolidated
	Services	and Culture	Environment	and Families	and Justice	total
REVENUE
Income and property taxes	1 002	1 577	45		36 448	39 072
Consumption taxes	20	62	2 219	30	13 748	16 079
Duties and permits	2	40	1 756	13	273	2 084
Miscellaneous revenue	3 534	1 666	1 259	166	2 269	8 894
Revenue from government enterprises					3 232	3 232
Generations Fund revenue					961	961
Total own-source revenue	4 558	3 345	5 279	209	56 931	70 322
Federal government transfers	214	638	2 144	29	14 492	17 517
Total revenue	4 772	3 983	7 423	238	71 423	87 839

187

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 9

Segment disclosures (cont’d)
AS AT MARCH 31, 2014

Consolidated statement of expenditure by government mission
(in millions of dollars)

2014
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Debt	Consolidated
	Services	and Culture	Environment	and Families	and Justice	service	total
EXPENDITURE BY SUPERCATEGORY
Transfer	4 534	4 575	7 039	8 730	1 160		26 038
Remuneration	22 660	12 308	1 342	494	3 491		40 295
Operating	8 378	3 695	3 295	313	1 479		17 160
Doubtful accounts and other allowances	30	42	183	6	582		843
Total expenditure before debt service	35 602	20 620	11 859	9 543	6 712		84 336
Debt service						10 598	10 598
Total expenditure	35 602	20 620	11 859	9 543	6 712	10 598	94 934

	2013
	Health and			Support for
	Social	Education	Economy and	Individuals	Administration	Debt	Consolidated
	Services	and Culture	Environment	and Families	and Justice	service	total
EXPENDITURE BY SUPERCATEGORY
Transfer	4 412	4 190	7 073	8 533	1 152		25 360
Remuneration	21 295	11 666	1 296	506	3 085		37 848
Operating	8 280	3 629	2 874	288	1 395		16 466
Doubtful accounts and other allowances	30	55	46	6	704		841
Total expenditure before debt service	34 017	19 540	11 289	9 333	6 336		80 515
Debt service				0	0	9 839	9 839
Total expenditure	34 017	19 540	11 289	9 333	6 336	9 839	90 354

188

CONSOLIDATED FINANCIAL STATEMENTS
2013-2014

APPENDIX 10

Fiduciary transactions conducted by the Government
AS AT MARCH 31, 2014

Summary of fiduciary transactions conducted by government departments and bodies
(in millions of dollars)

	2014
				Net assets
	Assets		Liabilities	(liabilities)

Agence du revenu du Québec
Fonds des pensions alimentaires	227		227
Unclaimed property(1)	139		82	57
Autorité des marchés financiers
Fonds d'indemnisation des services financiers	33		16	17
Caisse de dépôt et placement du Québec(1)	245 001		45 554	199 447	(2),(3)
Comité Entraide - public and parapublic sector(1)	9		0	9
Commission administrative des régimes de retraite et d'assurances(1)	115	(2)	115
Government pension plans - share paid by participants(1) :
RREGOP	50 253	(2)	49 534	719
PPMP	8 742	(2)	10 357	(1 615)
PPPOCS	511	(2),(4)	492	19
SPMSQ	232	(2)	204	28
Other pension plans administered by the Commission(1)	270	(2)	270
Commission de la construction du Québec
General Fund(1)	242		310	(68)
Supplemental Pension Plan(1) :
general account	3 919	(2)	3 718	201
complementary account	6 125	(2)	6 125
pensioners' account	6 011	(2)	6 298	(287)
Other funds(1)	1 858		1 112	746
Commission des partenaires du marché du travail
Workforce Skills Development and Recognition
Fund	77		15	62
Conseil de gestion de l'assurance parentale(1)	12		12
Parental Insurance Fund(1)	157	(2)	605	(448)

189

PUBLIC ACCOUNTS 2013-2014 - VOLUME 1

APPENDIX 10

Fiduciary transactions conducted by the Government (cont’d)
AS AT MARCH 31, 2014

Summary of fiduciary transactions conducted by government departments and bodies (cont’d)
(in millions of dollars)

	2014
				Net assets
	Assets		Liabilities	(liabilities)

Curateur public
Accounts under administration(1)	419		52	367
La Financière agricole du Québec
Fonds d'assurance-récolte	236	(2)	3	233
Fonds d'assurance-stabilisation des revenus agricoles	23		279	(256)
Ministère de la Sécurité publique
Fonds central de soutien à la réinsertion sociale(1)	1			1
Ministère des Finances et de l'Économie
Trust fund	174		174
Office de la protection du consommateur
Cautionnements individuels des agents de voyages	5	(2)	4	1
Fonds d'indemnisation des clients des agents de voyages	111	(2)	1	110
Régie des marchés agricoles et alimentaires du Québec
Fonds d'assurance-garantie	8	(2)		8
Régie des rentes du Québec
Quebec Pension Plan Fund(1)	46 843	(2)	919	45 924
Fonds de surveillance des régimes complémentaires de retraite(1)	16		1	15
Régie du bâtiment du Québec
Fonds de garantie	10			10
Société de l'assurance automobile du Québec
Fonds d'assurance automobile du Québec(1)	9 028	(2)	8 370	658
Société québécoise de récupération et de recyclage
Compensation regime for municipal bodies	128		128

(1)	On the basis of financial statements as at December 31, 2013.
(2)

The funds of certain trusts are entrusted in whole or in part to the Caisse de dépôt et placement du Québec. The net assets of the Caisse, shown at fair value, include $131 019 M in funds entrusted to it by these trusts.

(3)

The net assets of the Caisse de dépôt et placement du Québec include assets taken into account in the Government’s consolidated financial statements, particularly those of the Retirement Plans Sinking Fund and the Generations Fund. The fair value of these assets as at March 31, 2014 was $58 726 M.

(4)

The assets of this plan include an amount receivable from the Government of $365 M as at December 31, 2013 in respect of participants’ contributions entrusted to the general fund of the Consolidated Revenue Fund. The amount bears interest. The Government has presented this debt in its accrued benefit obligations toward the plan.

190